Exhibit 10.1

Confidential	Execution Version

Dated 9  August  2024

NAVIGATOR AURORA L.L.C., NAVIGATOR ATLAS L.L.C.,

NAVIGATOR EUROPA L.L.C., NAVIGATOR OBERON L.L.C., NAVIGATOR TRITON

L.L.C.

as Borrowers

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK

ING BANK, A BRANCH OF ING-DIBA AG

SKANDINAVISKA ENSKILDA BANKEN AB (PUBL)

as Mandated Lead Arrangers

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK

as Bookrunner

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK

as Agent

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK

as Security Agent

ING BANK N.V., LONDON BRANCH

as Sustainability Coordinator

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK

ING BANK N.V.

SKANDINAVISKA ENSKILDA BANKEN AB (PUBL)

as Hedging Providers

and

THE BANKS AND FINANCIAL INSTITUTIONS NAMED HEREIN

as Original Lenders

guaranteed by

NAVIGATOR HOLDINGS LTD and NAVIGATOR GAS L.L.C.

FACILITIES AGREEMENT

relating to a Term Loan and Revolving Credit Facility of up to

$147,559,375

Contents

Clause		Page

SECTION 1 - INTERPRETATION		1

1	Definitions and interpretation	1

SECTION 2 - THE FACILITIES		30

2	The Facilities	30

3	Purpose	34

4	Conditions of Utilisation	35

SECTION 3 - UTILISATION		36

5	Utilisation	36

SECTION 4 - REPAYMENT, PREPAYMENT AND CANCELLATION		38

6	Repayment	38

7	Illegality, prepayment and cancellation	40

SECTION 5 - COSTS OF UTILISATION		45

8	Interest	45

9	Interest Periods	46

10	Changes to the calculation of interest	46

11	Fees	48

SECTION 6 - ADDITIONAL PAYMENT OBLIGATIONS		49

12	Tax gross-up and indemnities	49

13	Increased Costs	53

14	Other indemnities	55

15	Mitigation by the Lenders	57

16	Costs and expenses	58

SECTION 7 - GUARANTEE		60

17	Guarantee and indemnity	60

SECTION 8 - REPRESENTATIONS, UNDERTAKINGS AND EVENTS OF DEFAULT		63

18	Representations	63

19	Information undertakings	70

20	Financial covenants	78

21	General undertakings	79

22	Dealings with Ship	85

23	Condition and operation of Ship	87

24	Insurance	91

25	Minimum security value	95

26	Chartering undertakings	99

27	Bank accounts	100

28	Business restrictions	101

29	Hedging Contracts	105

30	Events of Default	107

31	Position of Hedging Providers	111

SECTION 9 - CHANGES TO PARTIES		114

32	Changes to the Lenders	114

33	Assignments and transfers by Obligors	117

SECTION 10 - THE FINANCE PARTIES		118

34	Roles of Agent, Security Agent, Arrangers and Bookrunner	118

35	Conduct of business by the Finance Parties	132

36	Sharing among the Finance Parties	133

SECTION 11 - ADMINISTRATION		135

37	Payment mechanics	135

38	Set-off	138

39	Notices	138

40	Calculations and certificates	140

41	Partial invalidity	140

42	Remedies and waivers	141

43	Amendments and grant of waivers	141

44	Counterparts	146

45	Confidentiality	146

SECTION 12 - GOVERNING LAW AND ENFORCEMENT		150

46	Governing law	150

47	Enforcement	150

Schedule 1 The parties		151

Schedule 2 Ship information		162

Schedule 3 Conditions precedent		164

Schedule 4 Utilisation Request		175

Schedule 5 Form of Transfer Certificate		176

Schedule 6 Form of Compliance Certificate		178

Schedule 7 Form of Increase Confirmation		179

Schedule 8 Repayment schedule		181

Schedule 9 Form of Sustainability Performance Certificate		182

SIGNATURES		183

THIS AGREEMENT is dated 9 August 2024 and made between:

(1)	THE ENTITIES listed in Schedule 1 as Borrowers (the Borrowers and each a Borrower);

(2)	THE ENTITIES listed in Schedule 1 as Guarantors (the Guarantors and each a Guarantor);

(3)	CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK, ING BANK, A BRANCH OF ING-DIBA AG and SKANDINAVISKA ENSKILDA BANKEN AB (PUBL) as mandated lead arrangers (the Arrangers and each an Arranger);

(4)	CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK as bookrunner (the Bookrunner);

(5)	THE FINANCIAL INSTITUTIONS listed in Schedule 1 as lenders (the Original Lenders);

(6)	CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK, ING BANK N.V. and SKANDINAVISKA ENSKILDA BANKEN AB (PUBL) as hedging providers (whether acting individually or together, the Hedging Providers);

(7)	CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK as agent for the other Finance Parties (the Agent);

(8)	CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK as security agent for the other Finance Parties (the Security Agent); and

(9)	ING BANK N.V., LONDON BRANCH as sustainability coordinator for the other Finance Parties (the Sustainability Coordinator).

IT IS AGREED as follows:

SECTION 1 - INTERPRETATION

1	Definitions and interpretation

1.1	Definitions

In this Agreement and (unless otherwise defined in the relevant Finance Document) the other Finance Documents:

Account Bank means, in relation to the Earnings Account, ING Bank N.V., London Branch.

Account Holder means the Parent (as more particularly described in Schedule 1).

Account Security means the deed, pledge or other instrument executed by the Account Holder in favour of the Security Agent in the agreed form conferring a Security Interest over each Account.

Accounting Reference Date means 31 December or such other date as may be approved by the Lenders.

Affiliate means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company.

Agent means Crédit Agricole Corporate and Investment Bank or any person who may be appointed as such under clause 34.1 (Appointment of the Agent).

Annex VI means Annex VI of the Protocol of 1997 (as subsequently amended from time to time) to amend the International Convention for the Prevention of Pollution from Ships 1973 (Marpol), as modified by the Protocol of 1978 relating thereto.

Approved Valuer means any of Clarksons Plc, Barry Rogliano Salles, Braemar Seascope Ltd, Fearnleys, EA Gibson Shipbrokers Limited, Poten & Partners, Steem1960 or such other independent reputable ship broker nominated by the Borrowers and approved by the Agent (acting on the instructions of the Majority Lenders) from time to time.

Auditors means one of PricewaterhouseCoopers, Ernst & Young, KPMG, Deloitte Touche Tohmatsu , BDO or another firm approved by the Agent (acting on the instructions of the Majority Lenders) from time to time.

Available Commitment means a Lender’s Commitment minus the amount of its participation in a Loan.

Available Revolving Loan Facility means, at any relevant time, such part of the Revolving Loan Commitments (drawn and undrawn) which is available for borrowing under this Agreement at such time in accordance with clause 4 (Conditions of Utilisation) to the extent that such part of the Revolving Loan Commitments is not cancelled or reduced under this Agreement.

Bail-In Action means the exercise of any Write-down and Conversion Powers.

Bail-In Legislation means:

(a)

in relation to an EEA Member Country which has implemented, or which at any time implements, Article 55 BRRD, the relevant implementing law or regulation as described in the EU Bail-In Legislation Schedule from time to time;

(b)

in relation to any state other than such an EEA Member Country or the United Kingdom, any analogous law or regulation from time to time which requires contractual recognition of any Write-down and Conversion Powers contained in that law or regulation; and

(c)	in relation to the United Kingdom, the UK Bail-In Legislation.

Basel II Accord means the “International Convergence of Capital Measurement and Capital Standards, a Revised Framework” published by the Basel Committee on Banking Supervision in June 2004 as updated prior to, and in the form existing on, the date of this Agreement, excluding any amendment thereto arising out of the Basel III Accord.

Basel II Approach means, in relation to any Finance Party, either the Standardised Approach or the relevant Internal Ratings Based Approach (each as defined in the Basel II Regulations applicable to such Finance Party) adopted by that Finance Party (or any of its Affiliates) for the purposes of implementing or complying with the Basel II Accord.

Basel II Regulation means:

(a)

any law or regulation in force as at the date hereof implementing the Basel II Accord, (including the relevant provisions of CRD IV and CRR) to the extent only that such law or regulation re-enacts and/or implements the requirements of the Basel II Accord but excluding any provision of such law or regulation implementing the Basel III Accord; and

(b)	any Basel II Approach adopted by a Finance Party or any of its Affiliates.

Basel III Accord means, together:

(a)

the agreements on capital requirements, a leverage ratio and liquidity standards contained in “Basel III: A global regulatory framework for more resilient banks and banking systems”, “Basel III: International framework for liquidity risk measurement, standards and monitoring” and “Guidance for national authorities operating the countercyclical capital buffer” published by the Basel Committee on Banking Supervision in December 2010, each as amended, supplemented or restated;

(b)

the rules for global systemically important banks contained in “Global systemically important banks: assessment methodology and the additional loss absorbency requirement - Rules text” published by the Basel Committee on Banking Supervision in November 2011, as amended, supplemented or restated; and

(c)	any further guidance or standards published by the Basel Committee on Banking Supervision relating to “Basel III”.

Basel III Increased Cost means an Increased Cost which is attributable to the implementation or application of or compliance with any Basel III Regulation (whether such implementation, application or compliance is by a government, regulator, Finance Party or any of its Affiliates).

Basel III Regulation means any law or regulation implementing the Basel III Accord (including the relevant provisions of CRD IV and CRR) save to the extent that such law or regulations re-enacts a Basel II Regulation.

Break Costs means the amount (if any) by which:

(a)

the interest (excluding the Margin) which a Lender should have received for the period from the date of receipt of all or any part of its participation in a Loan or Unpaid Sum to the last day of the current Interest Period in respect of a Loan or Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period;

exceeds:

(b)

the amount which that Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period.

Business Day means a day (other than a Saturday or Sunday) on which banks are open for general business in Amsterdam, Berlin, Frankfurt, London, Paris, Stockholm and New York and (in relation to the fixing of an interest rate) which is a US Government Securities Business Day.

Change of Control occurs when:

(a)	the Parent ceases to own directly 100% of the membership interests in any of the Borrowers;

(b)	the Ultimate Parent ceases to own indirectly 100% of the membership interests in any of the Borrowers;

(c)	the Ultimate Parent ceases to own directly 100% of the membership interests in the Parent;

(d)

without the prior approval of the Lenders, two or more persons acting in concert (other than any of the Permitted Holders acting in its own capacity or acting jointly, and subject to the Lenders being satisfied with the KYC of the Permitted Holders in accordance with their internal KYC policy) or any individual person acquires legally and/or beneficially, and either directly or indirectly, in excess of 50% of the issued share capital of the Ultimate Parent; or

(e)

without the prior approval of the Lenders, two or more persons acting in concert (other than any of the Permitted Holders acting in its own capacity or acting jointly, and subject to the Lenders being satisfied with the KYC of the Permitted Holders in accordance with their internal KYC policy) or any individual person has the right or the ability to control, either directly or indirectly, the affairs or composition of the majority of the board of directors (or equivalent) of the Ultimate Parent.

Charged Property means all of the assets of the Obligors which from time to time are, or are expressed or intended to be, the subject of the Security Documents.

Charter means, in relation to a Ship, any time charter with a charter term (including any options to extend) exceeding 36 calendar months in respect of that Ship entered into between the relevant Owner and the relevant Charterer.

Charter Assignment means, in relation to a Ship and its Charter Documents, any assignment by the relevant Owner of its interest in such Charter Documents in favour of the Security Agent in the agreed form pursuant to clause 22.7 (Chartering).

Charter Documents means, in relation to a Ship, any Charter of that Ship, any documents supplementing it and any guarantee or security given by any person for the relevant Charterer’s obligations under it.

Charterer means, in relation to a Ship, any charterer of that Ship from time to time.

Classification means, in relation to a Ship, the classification specified in respect of such Ship in Schedule 2 (Ship information) with the relevant Classification Society or another classification approved by the Majority Lenders as its classification, at the request of the relevant Owner.

Classification Society means, in relation to a Ship, the classification society specified in respect of such Ship in Schedule 2 (Ship information) or another such association nominated by the Borrowers and approved by the Agent (acting on the instructions of the Majority Lenders) as its Classification Society.

Code means the US Internal Revenue Code of 1986.

Commitment means, together, the Term Loan Commitments and the Revolving Loan Commitments and Commitment means any of them.

Compliance Certificate means a certificate substantially in the form set out in Schedule 6 (Form of Compliance Certificate) or otherwise approved.

Confirmation shall have, in relation to any Hedging Transaction, the meaning given to that term in the Hedging Master Agreement.

Confidential Information means all information relating to an Obligor, the Group, the Finance Documents or the Facility of which a Finance Party becomes aware in its capacity as, or for the purpose of becoming, a Finance Party or which is received by a Finance Party in relation to, or for the purpose of becoming a Finance Party under, the Finance Documents or the Facility from either:

(a)	any member of the Group or any of its advisers; or

(b)	another Finance Party, if the information was obtained by that Finance Party directly or indirectly from any member of the Group or any of its advisers,

in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes information that:

(i)	is or becomes public information other than as a direct or indirect result of any breach by that Finance Party of clause 45 (Confidentiality); or

(ii)	is identified in writing at the time of delivery as non-confidential by any member of the Group or any of its advisers; or

(iii)

is known by that Finance Party before the date the information is disclosed to it in accordance with paragraphs (i) or (ii) above or is lawfully obtained by that Finance Party after that date, from a source which is, as far as that Finance Party is aware, unconnected with the Group and which, in either case, as far as that Finance Party is aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality.

Constitutional Documents means, in respect of an Obligor, such Obligor’s articles of incorporation, certificate of formation, bylaws, limited liability company agreement or other constitutional documents including as referred to in any certificate relating to an Obligor delivered pursuant to Schedule 3 (Conditions precedent).

CRD IV means the directive 2013/36/EU of the European Union on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms.

CRR means regulation 575/2013 of the European Union on prudential requirements for credit institutions and investment firms.

Declassification Date means the date on which the Agent, acting on the instructions of the Lenders, exercises its right to declassify the Facilities as “sustainability-linked” in accordance with clause 19.9(i) (Sustainability Margin Adjustment).

Declassification Event means:

(a)

a failure by the relevant Parties to agree the amendments referred to in paragraph (b) of clause 43.4 (Sustainability amendments) (in accordance with the terms of that clause) within 20 Business Days following the occurrence of a Sustainability Amendment Event; or

(b)	a failure by the Parent to deliver a Sustainability Performance Certificate for two consecutive SLL Reference Periods.

Default means an Event of Default or any event or circumstance specified in clause 30 (Events of Default) which would, with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of the foregoing, be an Event of Default.

Defaulting Lender means any Lender:

(a)

which has failed to make its participation in a Loan available or has notified the Agent that it will not make its participation in a Loan available by the Utilisation Date of that Loan in accordance with clause 5.5(b) (Lenders’ participation);

(b)	which has otherwise rescinded or repudiated a Finance Document; or

(c)	with respect to which an Insolvency Event has occurred and is continuing, unless, in the case of paragraph (a) above:

(i)	its failure to pay is caused by:

(A)	administrative or technical error; or

(B)	a Payment Disruption Event; and,

payment is made within five Business Days of its due date; or

(d)	the Lender is disputing in good faith whether it is contractually obliged to make the payment in question.

Designated Website has the meaning given to it in clause 19.12 (Use of websites).

Disposal Repayment Date means in relation to:

(a)	a Total Loss of a Mortgaged Ship, the applicable Total Loss Repayment Date; or

(b)

a sale of a Mortgaged Ship by the relevant Owner, the date upon which such sale is completed by the transfer of title to the purchaser in exchange for payment of all or part of the relevant purchase price.

Earnings means, in relation to a Ship and a person, all money at any time payable to that person for or in relation to the use or operation of such Ship including freight, hire and passage moneys, money payable to that person for the provision of services by or from such Ship or under any charter or pool commitment, requisition for hire compensation, remuneration for salvage and towage services, demurrage and detention moneys and damages for breach and payments for termination or variation of any charter commitment.

Earnings Account means the bank account of the Account Holder held with the Account Bank and any bank account, deposit or certificate of deposit opened, made or established in accordance with, and designated as the Earnings Account, under clause 27 (Bank accounts).

EEA Member Country means any member state of the European Union, Iceland, Liechtenstein and Norway.

Enforcement Costs means any costs, expenses, liabilities or other amounts in respect of which any amount is payable under clauses 14.4 (Indemnity concerning security) or 16.3 (Enforcement preservation and other costs) or under any other Finance Document to which those provisions apply and any remuneration payable to a Receiver in connection with any Security Documents.

Environmental Claims means:

(a)	enforcement, clean-up, removal or other governmental or regulatory action or orders or claims instituted or made pursuant to any Environmental Laws or resulting from a Spill; or

(b)	any claim made by any other person relating to a Spill.

Environmental Incident means any Spill from any vessel in circumstances where:

(a)	any Ship or its Owner may be liable for Environmental Claims arising from the Spill (other than Environmental Claims arising and fully satisfied before the date of this Agreement); and/or

(b)	any Ship may be arrested or attached in connection with any such Environmental Claim.

Environmental Laws means all laws, regulations and conventions concerning pollution or protection of human health or the environment.

EU Bail-In Legislation Schedule means the document described as such and published by the Loan Market Association (or any successor person) from time to time.

Event of Default means any event or circumstance specified as such in clause 30 (Events of Default).

Existing Loan Agreement means the facility agreement dated 25 March 2019 as amended and restated pursuant to a supplemental agreement dated 12 June 2023 (as further amended and restated from time to time) pursuant to which a loan facility of $107,000,000 was made available to, amongst others, the Borrowers to finance the purchase of certain ships, including the purchase of the Existing Ships by the relevant Borrowers.

Existing Navigator Aurora Debt means the Financial Indebtedness in respect of the Ship Navigator Aurora which is in existence at the date of this Agreement.

Existing Ships means Navigator Atlas, Navigator Europa, Navigator Oberon and Navigator Triton.

Facilities means the Revolving Loan Facility and the Term Loan Facility and Facility means either of them.

Facility Office means the office or offices notified by a Lender or any other Finance Party to the Agent in writing on or before the date it becomes a Lender or, as the case may be, Finance Party (or, following that date, by not less than five Business Days’ written notice) as the office through which it will perform its obligations under this Agreement.

Facility Period means the period from and including the date of this Agreement to and including the date on which the Total Commitments have reduced to zero and all indebtedness of the Obligors under the Finance Documents has been fully paid and discharged.

Fair Market Value means, as at any relevant date, the value of each Mortgaged Ship which has not become a Total Loss as at such date as most recently determined in accordance with clause 25 (Minimum Security Value).

FATCA means:

(a)	sections 1471 to 1474 of the Code or any associated regulations;

(b)

any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of any law or regulation referred to in paragraph (a) above; or

(c)

any agreement pursuant to the implementation of any treaty, law or regulation referred to in paragraphs (a) or (b) above with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction.

FATCA Application Date means:

(a)	in relation to a “withholdable payment” described in section 1473(1)(A)(i) of the Code (which relates to payments of interest and certain other payments from sources within the US), 1 July 2014; or

(b)

in relation to a “passthru payment” described in section 1471(d)(7) of the Code not falling within paragraph (a) above, the first date from which such payment may become subject to a deduction or withholding required by FATCA.

FATCA Deduction means a deduction or withholding from a payment under a Finance Document required by FATCA.

FATCA Exempt Party means a Party that is entitled to receive payments free from any FATCA Deduction.

Fee Letter means any letter dated on or about the date of this Agreement between the Agent and/or the Arrangers and/or the Bookrunner and the Borrowers setting out certain fees payable by the Borrowers in respect of the Facilities.

Final Reduction Date means, subject to clause 37.7 (Business Days), the date falling 72 months after the date of this Agreement.

Final Repayment Date means, subject to clause 37.7 (Business Days), the date falling 72 months after the date of this Agreement.

Finance Documents means this Agreement, any Fee Letter, the Security Documents, any Hedging Contracts, any Hedging Master Agreement, any Transfer Certificate and any other document designated as such by the Agent and the Borrowers.

Finance Party means the Agent, the Security Agent, the Sustainability Coordinator, each Hedging Provider, the Bookrunner, each Arranger or a Lender.

Financial Indebtedness means any indebtedness for or in respect of:

(a)	moneys borrowed and debit balances at banks or other financial institutions;

(b)	any amount raised by acceptance under any acceptance credit or bill discounting facility (or dematerialised equivalent);

(c)	any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

(d)

the amount of any liability in respect of any lease or hire purchase contract which would, in accordance with GAAP (or if the Annual Financial Statements are prepared in accordance with IFRS, IFRS), be treated as a finance or capital lease;

(e)	receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);

(f)

any Treasury Transaction (and, when calculating the value of that Treasury Transaction, only the marked to market value (or, if any actual amount is due as a result of the termination or close-out of that Treasury Transaction, that amount) shall be taken into account);

(g)	any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution;

(h)

any amount raised by the issue of redeemable shares which are redeemable (other than at the option of the issuer) before the Final Repayment Date or are otherwise classified as borrowings under GAAP (or if the Annual Financial Statements are prepared in accordance with IFRS, IFRS);

(i)

any amount of any liability under an advance or deferred purchase agreement if (a) one of the primary reasons behind entering into the agreement is to raise finance or to finance the acquisition or construction of the asset or service in question (b) the agreement is in respect of the supply of assets or services and payment is due more than 180 days after the date of supply;

(j)

any amount raised under any other transaction (including any forward sale or purchase, sale and sale back, sale and leaseback agreement) having the commercial effect of a borrowing or otherwise classified as borrowings under GAAP (or if the Annual Financial Statements are prepared in accordance with IFRS, IFRS); and

(k)	the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (a) to (i) above, without double counting.

Flag State means Liberia, the Republic of the Marshall Islands, the Bahamas, Denmark, the United Kingdom, or such other state or territory as may be approved by the Majority Lenders, at the request of the relevant Owner, as being the Flag State of a Ship for the purposes of the Finance Documents.

Funding Rate means any individual rate notified by a Lender to the Facility Agent pursuant to sub-paragraph (ii) of paragraph (a) of Clause 10.3 (Cost of funds).

GAAP means generally accepted accounting principles in the United States

General Assignment means, in relation to a Ship, a first assignment of its interest in the Ship’s Insurances and Earnings and Requisition Compensation by the relevant Owner in favour of the Security Agent in the agreed form.

Group means the Ultimate Parent and its Subsidiaries for the time being and, for the purposes of clause 19.1 (Financial statements) and clause 20 (Financial covenants), any other entity required to be treated as a subsidiary in its consolidated accounts in accordance with GAAP (or if the Annual Financial Statements are prepared in accordance with IFRS, IFRS), and/or any applicable law.

Group Member means any Obligor and any other entity which is part of the Group.

Guarantee means, in relation to a Guarantor, the obligations of that Guarantor under clause 17 (Guarantee and indemnity).

Guarantor means each company described as such in Schedule 1 (The original parties) and

Guarantors means both of them.

Hedging Contract means any Hedging Transaction between one or more of the Borrowers and a Hedging Provider pursuant to any Hedging Master Agreement and includes any Hedging Master Agreement and any Confirmations from time to time exchanged under it and governed by its terms relating to that Hedging Transaction and any contract in relation to such a Hedging Transaction constituted and/or evidenced by them and Hedging Contracts means all of them.

Hedging Contract Security means a deed or other instrument by the Borrowers in favour of the Security Agent in the agreed form conferring a Security Interest over any Hedging Contracts.

Hedging Master Agreement means any agreement made or (as the context may require) to be made between each Borrower and a Hedging Provider comprising an ISDA Master Agreement and the Schedule thereto in the agreed form.

Hedging Transaction has, in relation to any Hedging Master Agreement, the meaning given to the term “Transaction” in that Hedging Master Agreement.

Historic Term SOFR means, in relation to a Loan or any part of a Loan, the most recent applicable Term SOFR for a period equal in length to the Interest Period of the relevant Loan or that part of the relevant Loan and which is as of a day which is no more than three US Government Securities Business Days before the Quotation Day.

Holding Company means, in relation to a person, any other person in respect of which it is a Subsidiary.

IFRS means international accounting standards within the meaning of IAS Regulations 1606/2002.

Increase Confirmation means a confirmation substantially in the form set out in Schedule 7 (Form of Increase Confirmation).

Increase Lender has the meaning given to it in clause 2.3 (Increase).

Increased Costs has the meaning given to it in clause 13.1(b) (Increase Costs).

Indemnified Person means:

(a) each Finance Party and each Receiver and any attorney, agent or other person appointed by them under the Finance Documents;

(b)	each Affiliate of each Finance Party and each Receiver; and

(c)	any officers, employees or agents of each Finance Party, each Receiver and any of the Affiliates of each Finance Party and each Receiver.

Insolvency Event in relation to a Finance Party means that the Finance Party:

(a)	is dissolved (other than pursuant to a consolidation, amalgamation or merger);

(b)	fails or admits in writing its inability generally to pay its debts as they become due;

(c)	makes a general assignment, arrangement or composition with or for the benefit of its creditors;

(d)

institutes or has instituted against it, by a regulator, supervisor or any similar official with primary insolvency, rehabilitative or regulatory jurisdiction over it in the jurisdiction of its incorporation or organisation or the jurisdiction of its head or home office, a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding up or liquidation by it or such regulator, supervisor or similar official;

(e)

has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition is instituted or presented by a person or entity not described in paragraph (d) above and:

(i)	results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding up or liquidation; or

(ii)	is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof;

(f)	has a resolution passed for its winding up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger);

(g)

seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets;

(h)

has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter;

(i)	causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in paragraphs (a) to (i) above; or

(j)	takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts.

Insurance Notice means, in relation to a Ship, a notice of assignment in the form scheduled to the General Assignment for that Ship or in another approved form.

Insurances means, in relation to a Ship:

(a)	all policies and contracts of insurance; and

(b)	all entries in a protection and indemnity or war risks or other mutual insurance association in the name of such Ship’s owner or the joint names of its owner and any other person in respect of or in connection with such Ship and includes all benefits thereof (including the right to receive claims and to return of premiums).

Interpolated Historic Term SOFR means, in relation to a Loan or any part of a Loan, the rate which results from interpolating on a linear basis between:

(a)	either:

(i)

the most recent applicable Term SOFR (as of a day which is not more than three US Government Securities Business Days before the Quotation Date) for the longest period (for which Term SOFR is available) which is less than the Interest Period of that Loan or that part of that Loan; or

(ii)

if no such Term SOFR is available for a period which is less than the Interest Period of that Loan or that part of that Loan, SOFR for a day which is no more than five US Government Securities Business Days (and no less than two US Government Securities Business Days) before the Quotation Day; and

(b)

the most recent applicable Term SOFR (as of a day which is not more than three US Government Securities Business Days before the Quotation Day) for the shortest period (for which Term SOFR is available) which exceeds the Interest Period of that Loan or that part of that Loan.

Interpolated Term SOFR means, in relation to a Loan or any part of a Loan, the rate which results from interpolating on a linear basis between:

(a)	either

(i)	the applicable Term SOFR (as of the Specified Time) for the longest period (for which Term SOFR is available) which is less than the Interest Period of that Loan or that part of that Loan; or

(ii)

if no such Term SOFR is available for a period which is less than the Interest Period of that Loan or that part of that Loan, SOFR for the day which is two US Government Securities Business Days) before the Quotation Day; and

(b)	the applicable Term SOFR (as of the Specified Time) for the shortest period (for which Term SOFR is available) which exceeds the Interest Period of that Loan or that part of that Loan.

Interest Period means, in relation to a Loan (or any part of a Loan), each period determined in accordance with clause 9 (Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with clause 8.3 (Default interest).

Last Revolving Loan Availability Date means the date falling three months prior to the Final Reduction Date.

Last Term Loan Availability Date means in relation to a Term Loan Ship Tranche:

(a)	in connection with the Existing Ships, 31 August 2024; and

(b)	in connection with the Ship Navigator Aurora and provided that the Term Loan Ship Tranches have been drawn in connection with the existing Ships, 31 October 2024.

Legal Reservations means:

(a)

the principle that equitable remedies may be granted or refused at the discretion of a court and the limitation of enforcement by laws relating to insolvency, reorganisation and other laws generally affecting the rights of creditors;

(b)

the time barring of claims under the Limitation Act 1980 and the Foreign Limitation Periods Act 1984, the possibility that an undertaking to assume liability for, or indemnify a person against, non-payment of UK stamp duty may be void and defences of set-off or counterclaim; and

(c)	similar principles, rights and defences under the laws of any Relevant Jurisdiction.

Lender means:

(a)	any Original Lender; and

(b)	any bank or financial institution which has become a Party in accordance with clause 2.3 (Increase) and clause 32 (Changes to the Lenders),

which in each case has not ceased to be a Party in accordance with the terms of this Agreement.

Loans means the Term Loan and any Revolving Loans and Loan means any one of them.

Losses means any costs, expenses, payments, charges, losses, demands, liabilities, claims, actions, proceedings, penalties, fines, damages, judgments, orders or other sanctions.

Loss Payable Clauses means, in relation to a Ship, the provisions concerning payment of claims under the Ship’s Insurances in the form scheduled to the General Assignment in respect of that Ship or in another approved form.

Major Casualty means any casualty to a vessel for which the total insurance claim, inclusive of any deductible, exceeds or may exceed the Major Casualty Amount.

Major Casualty Amount means, in relation to a Ship, the amount specified as such against the name of that Ship in Schedule 2 (Ship information) or the equivalent in any other currency.

Majority Lenders means (if no part of the Loans are then outstanding), a Lender or Lenders whose Commitments in aggregate are equal to or more than 66 2/3% of the Total Commitments (or, if the Total Commitments have been reduced to zero, in aggregate were equal to or more than 66 2/3% of the Total Commitments immediately prior to the reduction) or (at any other time), a Lender or Lenders whose participations in the Loans in aggregate are equal to or more than 66 2/3% of the Loans.

Manager means, in relation to a Ship, a technical or commercial or crewing manager of that Ship, being a company within the Group, or as acceptable to the Agent (acting on the instructions of the Majority Lenders) pursuant to the provisions of clause 22.3 (Manager) and/or clause 26.8 (Charterer’s manager).

Manager’s Undertaking means, in relation to a Ship, an undertaking by any Manager of the Ship to the Security Agent in the agreed form.

Margin means one point nine zero per cent (1.90%) per annum, as the same may from time to time be determined or adjusted (as the case may be) pursuant to the provisions of clause 19.9 (Sustainability Margin Adjustment).

Material Adverse Effect means, in the reasonable opinion of the Majority Lenders, a material adverse effect on:

(a)	the business, operations, property, condition (financial or otherwise) or prospects of the Group taken as a whole; or

(b)	the ability of an Obligor to perform its obligations under the Finance Documents; or

(c)

the validity or enforceability of, or the effectiveness or ranking of any Security Interest granted or purporting to be granted pursuant to any of, the Finance Documents or the rights or remedies of any Finance Party under any of the Finance Documents.

Minimum Value means, at any time, the amount in dollars at that time which is equal to 130% of the aggregate of the Available Revolving Loan Facility and the outstanding Term Loan at such time.

Mortgage means, in relation to a Ship, a first cross-collateralised mortgage of that Ship in the agreed form by the relevant Owner in favour of the Security Agent.

Mortgage Period means, in relation to a Mortgaged Ship, the period from the date the Mortgage over that Ship is executed and registered until the date such Mortgage is released and discharged or, if earlier, its Total Loss Date.

Mortgaged Ship means, at any relevant time, any Ship which is subject to a Mortgage and/or whose Earnings, Insurances and Requisition Compensation are subject to a Security Interest under the Finance Documents.

Obligors means the parties to the Finance Documents (other than Finance Parties and a Manager that is not a Group Member) and Obligor means any one of them.

Original Financial Statements means the audited consolidated financial statements of the Group for its financial year ended 31 December 2023.

Original Jurisdiction means, in relation to an Obligor, the jurisdiction under whose laws that Obligor is incorporated or formed as at the date of this Agreement or, in the case of any other Obligor, as at the date on which that Obligor becomes an Obligor.

Owner means, in relation to a Ship, the person specified against the name of that Ship in Schedule 2 (Ship information) and Owners means all of them.

Parent means Navigator Gas L.L.C., a limited liability company domesticated under the laws of the Republic of the Marshall Islands.

Party means a party to this Agreement.

Payment Disruption Event means either or both of:

(a)

a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the Facilities (or otherwise in order for the transactions contemplated by the Finance Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the Parties; or

(b)	the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a Party preventing that, or any other Party:

(i)	from performing its payment obligations under the Finance Documents; or

(ii)	from communicating with other Parties in accordance with the terms of the Finance Documents,

(and which (in either such case)) is not caused by, and is beyond the control of, the Party whose operations are disrupted.

Permitted Holder means each of BW Group Limited and Naviera Ultranav Dos Limitada and in each case their respective Affiliates (provided that such Affiliate is beneficially owned or controlled by the Sohmen and/or the von Appen families) or another entity approved by the Lenders, together, the Permitted Holders.

Permitted Liens means, in relation to a Ship:

(a)

unless a Default is continuing, any ship repairer’s or outfitter’s possessory lien in respect of such Ship for an amount not exceeding $2,000,000 (or its equivalent in any other currency or currencies);

(b)	any lien on such Ship for master’s, officer’s or crew’s wages outstanding in the ordinary course of its trading;

(c)	any lien on such Ship for salvage;

(d)	any lien arising by operation of law for not more than two months’ prepaid hire under any charter in relation to a Ship not prohibited by this Agreement;

(e)

liens for master’s disbursements incurred in the ordinary course of trading and any other lien arising by operation of law or otherwise in the ordinary course of the operation, repair or maintenance of a Ship, provided such liens do not secure amounts more than 30 days overdue (unless the overdue amount is being contested by the Owners in good faith by appropriate steps) and subject, in the case of liens for repair or maintenance, to clause 23.15 (Repairer’s liens);

(f)

any Security Interest created in favour of a plaintiff or defendant in any proceedings or arbitration as security for costs and expenses while the Owners are actively prosecuting or defending such proceedings or arbitration in good faith so long as any such proceedings or the continued existence of such Security Interest shall not and may reasonably be considered unlikely to lead to the arrest, sale, forfeiture or loss of, the Ship or any interest in the Ship; and

(g)

any Security Interest arising by operation of law in respect of taxes which are not overdue for payment or in respect of taxes being contested in good faith by appropriate steps and in respect of which appropriate reserves have been made so long as any such proceedings or the continued existence of such Security Interest shall not and may reasonably be considered unlikely to lead to the arrest, sale, forfeiture or loss of, the Ship or any interest in the Ship.

Permitted Security Interests means, in relation to any Mortgaged Ship, any Security Interest over it which is:

(a)	granted by the Finance Documents; or

(b)	a Permitted Lien; or

(c)	is approved by the Lenders.

Pollutant means and includes crude oil and its products, any other polluting, toxic or hazardous substance and any other substance whose release into the environment is regulated or penalised by Environmental Laws.

Poseidon Principles means the financial industry framework for assessing and disclosing the climate alignment of ship finance portfolios published in June 2019 as the same may be amended or replaced to reflect changes in applicable law or regulation or the introduction of or changes to mandatory requirements of the International Maritime Organization from time to time.

Quotation Day means, in relation to any period for which an interest rate is to be determined, two US Government Securities Business Days before the first day of that period unless market practice differs in the relevant syndicated loan market, in which case the Quotation Day shall be determined by the Agent in accordance with that market practice (and if quotations would normally be given on more than one day, the Quotation Day will be the last of those days).

Receiver means a receiver or a receiver and manager or an administrative receiver appointed in relation to the whole or any part of any Charged Property under any relevant Security Document.

Reference Rate means, in relation to a Loan or any part of a Loan:

(a)	the applicable Term SOFR as of the Specified Time and for a period equal in length to the Interest Period of that Loan or that part of that Loan; or

(b)	as otherwise determined pursuant to clause 10.1 (Unavailability of Term SOFR),

and if, in either case, that rate is less than zero, the Reference Rate shall be deemed to be zero.

Registry means, in relation to each Ship, such registrar, commissioner or representative of the relevant Flag State who is duly authorised and empowered to register the relevant Ship, the relevant Owner’s title to such Ship and the relevant Mortgage under the laws of its Flag State.

Relevant Jurisdiction means, in relation to an Obligor:

(a)	its Original Jurisdiction;

(b)	any jurisdiction where any Charged Property owned by it is situated;

(c)	any jurisdiction where it conducts its business; and

(d)	any jurisdiction whose laws govern the perfection of any of the Security Documents entered into by it.

Relevant Market means the market for overnight cash borrowing collateralised by US Government Securities.

Repayment Date means in relation to each Term Loan Ship Tranche:

(a)	in connection with the Existing Ships:

(i)	the date falling three Months after the date of this Agreement;

(ii)	each of the dates falling at three monthly intervals thereafter up to but not including the Final Repayment Date; and

(iii)	the Final Repayment Date; and

(b)	in connection with the Ship Navigator Aurora:

(i)	the next Repayment Date in connection with the Existing Ships falling after the Utilisation Date of the Term Loan Ship Tranche for the Ship Navigator Aurora;

(ii)	each of the dates falling at three monthly intervals thereafter up to but not including the Final Repayment Date; and

(iii)	the Final Repayment Date.

Repeating Representations means each of the representations and warranties set out in clauses 18.1 (Status) to 18.10 (Ranking and effectiveness of security) (except for clauses 18.7 (Information) and 18.8 (Original Financial Statements)).

Representative means any delegate, agent, manager, administrator, nominee, attorney, trustee or custodian.

Requisition Compensation means, in relation to a Ship, any compensation paid or payable by a government entity for the requisition for title, confiscation or compulsory acquisition of such Ship.

Resolution Authority means any body which has authority to exercise any Write-down and Conversion Powers.

Revolving Loan means, in relation to a Ship, the principal amount of the Revolving Loan Ship Commitment for that Ship which has been borrowed under the Revolving Loan Facility or the part of that principal amount which is outstanding for the time being and Revolving Loans means all of them.

Revolving Loan Commitment means the aggregate of the Revolving Loan Ship Commitments being the lesser of:

(a)

(i)	$40,080,684.36 with respect to the Existing Ships; and

(ii)	$22,852,628.64 with respect to the Ship Navigator Aurora; and

(b)	the difference between the Total Commitments and the Term Loan Ship Commitments.

Revolving Loan Facility means the revolving credit facility made available by the Lenders under this Agreement as described in clause 2.2 (The Revolving Loan Facility), in five Revolving Loans, one in respect of each Ship.

Revolving Loan Ship Commitments means for each Ship:

(a)

in relation to an Original Lender, the amount set opposite its name under the heading “Revolving Loan Ship Commitment” in Schedule 1 (The parties) and the amount of any other Revolving Loan Commitment assigned to it under this Agreement; and

(b)	in relation to any other Lender, the amount of any Revolving Loan Commitment assigned to it under this Agreement,

to the extent not cancelled, reduced or assigned by it under this Agreement.

Sanctioned Country means a country or territory that is, or whose government is, the target of comprehensive, country-wide or territory-wide Sanctions (including, without limitation, as at the date of this Agreement Cuba, Iran, North Korea, Crimea and the occupied territories in the so-called People’s Republic of Donetsk and People’s Republic of Luhansk of Ukraine, and Syria).

Sanctioned Party means a person:

(a)

listed on, or directly or indirectly, owned or controlled (within the meaning of any applicable Sanctions) by a person listed on, or acting or purporting to act on behalf of a person listed on, any Sanctions List;

(b)	that is the government of a Sanctioned Country; or

(c)

located in, incorporated under the laws of, or directly or indirectly owned or controlled (within the meaning of any applicable Sanctions) by, or acting on behalf of, a person located in or organised under the laws of a Sanctioned Country; or

(d)	with which any relevant Finance Party is prohibited from (i) dealing or (ii) otherwise engaging in any transaction pursuant to any Sanctions.

Sanctions means the trade or economic or financial sanctions laws, regulations, embargoes or other restrictive measures, administered, enacted, enforced, and/or imposed by a Sanctions Authority.

Sanctions Authority means:

(a)	the United States of America;

(b)	the European Union; ;

(c)	the Netherlands;

(d)	France;

(e)	Sweden;

(f)	the United Kingdom;

(g)	where the Facility Office of any Lender is in the European Union, each member state of the European Union where each such Facility Office is located; and

(h)

the respective governmental institutions and agencies of any of the foregoing, including, without limitation, the Office of Foreign Assets Control of the US Department of the Treasury, the United States Department of State, the United States Department of Commerce, and His Majesty’s Treasury’s Office of Financial Sanctions Implementation.

Sanctions List means the “Specially Designated Nationals and Blocked Persons” and the Sectoral Sanctions Identifications List maintained by OFAC, the “Consolidated List of Financial Sanctions Targets” and the “Consolidated List of Assets Freeze Targets” maintained by His Majesty’s Treasury, or any similar list by, or any other public announcement of Sanctions or designation of a Sanctioned Party made by, any Sanctions Authority.

Security Agent means Crédit Agricole Corporate and Investment Bank or any person who may be appointed as such under clause 34.11 (Resignation of the Agent), having regard to clause 34.17 (Application of certain clauses to Security Agent).

Security Cover Ratio means, at any time, (a) the aggregate Fair Market Value of the Mortgaged Ships (as evidenced by the most recent valuations provided to the Agent pursuant to this Agreement) to (b) the aggregate of the Available Revolving Loan Facility and the Term Loan.

Security Documents means:

(a)	the Mortgages over the Ships;

(b)	the General Assignments in relation to the Ships;

(c)	the Share Security;

(d)	any Charter Assignment;

(e)	the Account Security;

(f)	the Hedging Contract Security;

(g)	any Subordination Agreement;

(h)	any Manager’s Undertakings; and

(i)	any other document as may be executed to guarantee and/or secure any amounts owing to the Finance Parties under this Agreement or any other Finance Document.

Security Interest means a mortgage, charge, pledge, lien, assignment, trust, hypothecation or other security interest of any kind securing any obligation of any person or any other agreement or arrangement having a similar effect

Security Value means, at any time, the amount in dollars which, at that time, is the aggregate of (a) the aggregate Fair Market Value of all of the Mortgaged Ships which have not then become a Total Loss and (b) the value of any additional security then held by the Security Agent provided under clause 25 (Minimum security value), in each case as most recently determined in accordance with this Agreement.

Share Security means in relation to the Borrowers, each document constituting a first Security Interest by the Parent in favour of the Security Agent in the agreed form in respect of all of the membership interests in the Borrowers.

Ship Commitments means the Revolving Loan Ship Commitments and the Term Loan Ship Commitments, and Ship Commitment means any one of them.

Ships means each of the ships as described in Schedule 2 (Ship information) and Ship means any of them.

Ship Representations means each of the representations and warranties set out in clauses 18.29 (Ship status) and 18.30 (Ship’s employment).

SLL Reference Period means each calendar year.

SOFR means the secured overnight financing rate (SOFR) administered by the Federal Reserve Bank of New York (or any other person which takes over the administration of that rate) published by the Federal Reserve Bank of New York (or any other person which takes over the publication of that rate).

Specified Time means 11.00am (London time) on the Quotation Day.

Spill means any actual or threatened spill, release or discharge of a Pollutant into the environment.

Statement of Compliance means a Statement of Compliance related to fuel oil consumption pursuant to regulations 6.6 and 6.7 of Annex VI.

Subordination Agreement means an agreement in the agreed form fully subordinating the Parents’ rights and interest in and to all Financial Indebtedness incurred by an Obligor (except for the Ultimate Parent) to the Parents to the Finance Parties’ under the Finance Documents.

Subsidiary of a person means any other person:

(a)	directly or indirectly controlled by such person; or

(b)	of whose dividends or distributions on ordinary voting share capital or membership interests such person is entitled to receive more than 50 per cent.

Sustainability Amendment Event means:

(a)	the:

(i)	material sale, lease, transfer or other disposal of assets;

(ii)	acquisition of a company or any shares or securities or a business or undertaking (or, in each case, any interest in any of them); or

(iii)	entry into of any amalgamation, demerger, merger, consolidation or corporate restructuring,

by a member of the Group which, in each case, could reasonably be expected to materially affect any Fleet Sustainability Score;

(b)	the introduction of or a change in a law or regulation which means that any Fleet Sustainability Score is no longer relevant, appropriate and/or ambitious or that it can no longer be calculated;

(c)

the date which is 60 days after the publication of the updated Poseidon Principles following completion of the review of the short-term GHG emission measures as per the revised 2023 IMO GHG Strategy milestone.

Sustainability Breach means:

(a)

an Obligor does not comply with any Sustainability Provisions, provided that no Sustainability Breach will occur under this paragraph (a) if the failure to comply is capable of remedy and is remedied within 10 Business Days of the earlier of (i) the Agent giving notice to the Parent or relevant Obligor and (ii) the Parent or an Obligor becoming aware of the failure to comply; or

(b)

the representation made by an Obligor pursuant to clause 18.7 (Information) is or proves to have been incorrect or misleading when made or deemed to be made and, if the non-compliance or circumstances giving rise to the misrepresentation are capable of remedy, it is not remedied within 10 Business Days of the earlier of (i) the Agent giving notice to the Parent or relevant Obligor and (ii) the Parent or an Obligor becoming aware of the misrepresentation.

Sustainability Effective Date has the meaning given to that term in clause 19.9 (Sustainability Margin Adjustment).

Sustainability Information means all information which has been:

(a)	provided by or on behalf of a member of the Group to a Finance Party; or

(b)	approved by any member of the Group,

solely in connection with, and to the extent it relates to, any Fleet Sustainability Score, Sustainability Performance Certificate, any underlying information complementing the Fleet Sustainability Score.

Sustainability Margin Adjustment has the meaning given to that term in clause 19.9 (Sustainability Margin Adjustment).

Sustainability Performance Certificate means in respect of the relevant Sustainability Effective Date a certificate substantially in the form set out in Schedule 9 (Form of Sustainability Performance Certificate).

Sustainability Provisions means clause 18.7 (Information), Sustainability Performance Certificate, Fleet Sustainability Score, clause 19.14 (Sustainability Information) and clause 43.4 (Sustainability amendments).

Tax means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

Tax Credit means a credit against, relief or remission for, or repayment of any Tax.

Tax Deduction has the meaning given to it in clause 12.1(a).

Term Loan means the aggregate amount of the Term Loan Ship Tranches made or to be made available under the Term Loan Facility or the principal amount outstanding for the time being of the borrowings under the Term Loan Facility.

Term Loan Commitments means the aggregate of the Term Loan Ship Commitments being:

(a)	$60,759,941 in respect of the Existing Ships; and

(b)	$23,866,121 in respect of the Ship Navigator Aurora.

Term Loan Facility means the term loan facility made available under this Agreement as described in clause 2.1 (The Term Loan Facility), in five Term Loan Ship Tranches, one in respect of each Ship.

Term Loan Ship Commitment means, in relation to a Ship:

(a)

in relation to an Original Lender, the amount set opposite its name under the heading “Term Loan Ship Commitment” in Schedule 1 (The original parties) and the amount of any other Term Loan Commitment assigned to it under this Agreement; and

(b)	in relation to any other Lender, the amount of any Term Loan Commitment assigned to it under this Agreement,

to the extent not cancelled, reduced or assigned by it under this Agreement.

Term Loan Ship Tranche means, in relation to a Ship, that part of the Term Loan made or to be made available to the Borrower owning that Ship in a principal amount of the relevant Term Loan Ship Commitment.

Term SOFR means the term SOFR reference rate administered by CME Group Benchmark Administration Limited (or any other person which takes over the administration of that rate) for the relevant period published by CME Group Benchmark Administration Limited (or any other person which takes over the publication of that rate).

Total Commitments means the aggregate of the Revolving Loan Commitments and the Term Loan Commitments being:

(a)

$100,840,625.01 in respect of the Existing Ships, or if lower, an amount equal to 57.5 per cent of the aggregate market value of the Existing Ships as determined on or around (but before) the date of this Agreement in accordance with clause 25.1 (Valuation of assets); and

(b)

$46,718,749.99 in respect of the Ship Navigator Aurora, or if lower, 57.5 per cent of the market value of the Ship Navigator Aurora as determined on or around (but before) the date of the Utilisation of the Term Loan Ship Tranche in respect of the Ship Navigator Aurora in accordance with clause 25.1 (Valuation of assets).

Total Loss means, in relation to a Ship, its:

(a)	actual, constructive, compromised or arranged total loss; or

(b)	requisition for title, confiscation or other compulsory acquisition by a government entity; or

(c)

hijacking, theft, condemnation, capture, seizure, arrest or detention for more than 60 days or, where there has been a hijacking, theft, capture, seizure or detention of the Ship as a result of an act of piracy, 365 days or, if earlier, the date on which the insurance proceeds are paid by the insurers in respect of such hijack, theft, capture, seizure or detention as a result of privacy.

Total Loss Date means, in relation to the Total Loss of a Ship:

(a)	in the case of an actual total loss, the date it happened or, if such date is not known, the date on which that Ship was last reported;

(b)	in the case of a constructive, compromised, agreed or arranged total loss, the earliest of:

(i)	the date notice of abandonment of that Ship is given to its insurers; or

(ii)	if the insurers do not admit such a claim, the date later determined by a competent court of law to have been the date on which the total loss happened; or

(iii)	the date upon which a binding agreement as to such compromised or arranged total loss has been entered into by the vessel’s insurers;

(c)	in the case of a requisition for title, confiscation or compulsory acquisition, the date it happened; and

(d)

in the case of hijacking, theft, condemnation, capture, seizure, arrest or detention, the date 60 days or, in respect of any hijacking, theft, capture, seizure or detention of the Ship as a result of an act of piracy, 365 days after the date upon which it happened or, if earlier, the date on which the insurance proceeds are paid by the insurers in respect of such hijack, theft, capture, seizure or detention as a result of privacy.

Total Loss Repayment Date means where a Mortgaged Ship has become a Total Loss the earlier of:

(a)	the date 120 days after its Total Loss Date; and

(b)	the date upon which insurance proceeds or Requisition Compensation for such Total Loss are paid by insurers or the relevant government entity.

Transfer Certificate means a certificate substantially in the form set out in Schedule 5 (Form of Transfer Certificate) or any other form agreed between the Agent and the Borrowers.

Transfer Date means, in relation to a transfer, the later of:

(a)	the proposed Transfer Date specified in the Transfer Certificate; and

(b)	the date on which the Agent executes the Transfer Certificate.

Treasury Transaction means any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price.

Trust Property means, collectively:

(a)	all moneys duly received by the Security Agent under or in respect of the Finance Documents;

(b)	any portion of the balance on the Earnings Account held by or charged to the Security Agent at any time;

(c)

the Security Interests, guarantees, security, powers and rights given to the Security Agent under and pursuant to the Finance Documents including, without limitation, the covenants given to the Security Agent in respect of all obligations of any Obligor;

(d)

all assets paid or transferred to or vested in the Security Agent or its agent or received or recovered by the Security Agent or its agent in connection with any of the Finance Documents whether from any Obligor or any other person; and

(e)

all or any part of any rights, benefits, interests and other assets at any time representing or deriving from any of the above, including all income and other sums at any time received or receivable by the Security Agent or its agent in respect of the same (or any part thereof).

UK Bail-In Legislation means Part I of the United Kingdom Banking Act 2009 and any other law or regulation applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings).

Ultimate Parent means Navigator Holdings Ltd., a corporation domesticated under the laws of the Republic of the Marshall Islands.

Unpaid Sum means any sum due and payable but unpaid by an Obligor under the Finance Documents.

US Government Securities Business Day means any day except for a Saturday, Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income department of its members be closed for the entire day for the purposes of trading in the United States.

Utilisation means the utilisation of a Facility.

Utilisation Date means the date on which a Utilisation is made.

Utilisation Request means a notice substantially in the form set out in Schedule 4 (Utilisation Request).

VAT means:

(a)	any tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112); and

(b)

any other tax of a similar nature, whether imposed in a member state of the European Union in substitution for, or levied in addition to, such tax referred to in paragraph (a) above, or imposed elsewhere.

Write-down and Conversion Powers means:

(a)

in relation to any Bail-In Legislation described in the EU Bail-In Legislation Schedule from time to time, the powers described as such in relation to that Bail-In Legislation in the EU Bail-In Legislation Schedule;

(b)	in relation to any UK Bail-In Legislation:

(i)

any powers under that UK Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that UK Bail-In Legislation that are related to or ancillary to any of those powers; and

(c)	in relation to any other applicable Bail-In Legislation other than the UK Bail-In Legislation:

(i)

any powers under that Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers; and

(ii)	any similar or analogous powers under that Bail-In Legislation.

1.2	Construction

(a)	Unless a contrary indication appears, any reference in any of the Finance Documents to:

(i)

Sections, clauses and Schedules are to be construed as references to the Sections and clauses of, and the Schedules to, the relevant Finance Document and references to a Finance Document include its Schedules;

(ii)

a Finance Document or any other agreement or instrument is a reference to that Finance Document or other agreement or instrument as it may from time to time be amended, restated, novated or replaced, however fundamentally;

(iii)	words importing the plural shall include the singular and vice versa;

(iv)	a time of day are to London time;

(v)	any person includes its successors in title, permitted assignees or transferees;

(vi)

the knowledge, awareness and/or beliefs (and similar expressions) of any Obligor shall be construed so as to mean the knowledge, awareness and beliefs of the director and officers of such Obligor, having made due and careful enquiry;

(vii)	agreed form means:

(A)	where a Finance Document has already been executed by all of the relevant parties, such Finance Document in its executed form;

(B)

prior to the execution of a Finance Document, the form of such Finance Document separately agreed in writing between the Agent and the Borrowers as the form in which that Finance Document is to be executed or another form approved at the request of the Borrowers or, if not so agreed or approved, is in the form specified by the Agent;

(viii)

approved by the Majority Lenders or approved by the Lenders means approved in writing by the Agent acting on the instructions of the Majority Lenders or, as the case may be, all of the Lenders (on such conditions as they may respectively impose unless the relevant provision specifically provides otherwise) and otherwise approved means approved in writing by the Agent (on such conditions as the Agent may impose unless the relevant provision specifically provides otherwise) and approval and approve shall be construed accordingly;

(ix)	assets includes present and future properties, revenues and rights of every description;

(x)	an authorisation means any authorisation, consent, concession, approval, resolution, licence, exemption, filing, notarisation or registration;

(xi)

charter commitment means, in relation to a vessel, any charter or contract for the use, employment or operation of that vessel or the carriage of people and/or cargo or the provision of services by or from it and includes any agreement for pooling or sharing income derived from any such charter or contract;

(xii)	control of an entity means:

(A)	the power (whether by way of ownership of shares, membership interests, proxy, contract, agency or otherwise) to:

(1)	cast, or control the casting of, more than 30% of the maximum number of votes that might be cast at a general meeting of that entity; or

(2)	appoint or remove all, or the majority, of the directors or other equivalent officers of that entity; or

(3)	give directions with respect to the operating and financial policies of that entity with which the directors or other equivalent officers of that entity are obliged to comply; and/or

(B)

the holding beneficially of more than 30% of the issued share capital or membership interests of that entity (excluding any part of that issued share capital or membership interests that carries no right to participate beyond a specified amount in a distribution of either profits or capital) (and, for this purpose, any Security Interest over share capital or membership interests shall be disregarded in determining the beneficial ownership of such share capital or membership interests);

and controlled shall be construed accordingly;

(xiii)

the term disposal or dispose means a sale, transfer or other disposal (including by way of lease or loan but not including by way of loan of money) by a person of all or part of its assets, whether by one transaction or a series of transactions and whether at the same time or over a period of time, but not the creation of a Security Interest;

(xiv)	dollars/$ means the lawful currency of the United States of America;

(xv)

the equivalent of an amount specified in a particular currency (the specified currency amount) shall be construed as a reference to the amount of the other relevant currency which can be purchased with the specified currency amount in the London foreign exchange market at or about 11 a.m. on the date the calculation falls to be made for spot delivery, as conclusively determined by the Agent (with the relevant exchange rate of any such purchase being the Agent’s spot rate of exchange);

(xvi)	a government entity means any government, state or agency of a state;

(xvii)

a guarantee means any guarantee, letter of credit, bond, indemnity or similar assurance against loss, or any obligation, direct or indirect, actual or contingent, to purchase or assume any indebtedness of any person or to make an investment in or loan to any person or to purchase assets of any person where, in each case, such obligation is assumed in order to maintain or assist the ability of such person to meet its indebtedness;

(xviii)	indebtedness includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(xix)	month means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month or the calendar month in which it is to end, except that:

(A)

if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in the calendar month in which that period is to end (if there is one) or on the immediately preceding Business Day (if there is not);

(B)	if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and

(C)	if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end.

and the above rules will only apply to the last month of any period;

(xx)	an obligation means any duty, obligation or liability of any kind;

(xxi)

something being in the ordinary course of business of a person means something that is in the ordinary course of that person’s current day-to-day operational business (and not merely anything which that person is entitled to do under its Constitutional Documents);

(xxii)	pay or repay in clause 28 (Business restrictions) includes by way of set-off, combination of accounts or otherwise;

(xxiii)

a person includes any individual, firm, company, corporation, government entity or any association, trust, joint venture, consortium, partnership or other entity (whether or not having separate legal personality);

(xxiv)

a regulation includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation and includes (without limitation) any Basel II Regulation or Basel III Regulation;

(xxv)

right means any right, privilege, power or remedy, any proprietary interest in any asset and any other interest or remedy of any kind, whether actual or contingent, present or future, arising under contract or law, or in equity;

(xxvi)	trustee, fiduciary and fiduciary duty has in each case the meaning given to such term under applicable law;

(xxvii)

(A) the winding up, dissolution, or administration of person or (B) a receiver or administrative receiver or administrator in the context of insolvency proceedings or security enforcement actions in respect of a person shall be construed so as to include any equivalent or analogous proceedings or any equivalent and analogous person or appointee (respectively) under the law of the jurisdiction in which such person is established or incorporated or any jurisdiction in which such person carries on business including (in respect of proceedings) the seeking or occurrences of liquidation, winding-up, reorganisation, dissolution, administration, arrangement, adjustment, protection or relief of debtors;

(xxviii)	a provision of law is a reference to that provision as amended or re-enacted; and

(xxix)

a reference to costs in the context of enforcement in a Finance Document shall include fees, costs and expenses of legal advisers, financial advisers and insurance and other consultants, brokers, surveyors and advisers.

(xxx)

a Lender’s “cost of funds” in relation to its participation in any Loan is a reference to the average cost (determined either on an actual or a notional basis) which that Lender would incur if it were to fund, from whatever source(s) it may reasonably select, an amount equal to the amount of that participation in that Loan for a period equal in length to the Interest Period for that Loan.

(b)

Where in this Agreement a provision includes a monetary reference level in one currency, unless a contrary indication appears, such reference level is intended to apply equally to its equivalent in other currencies as of the relevant time for the purposes of applying such reference level to any other currencies.

(c)	Section, clause and Schedule headings are for ease of reference only.

(d)

Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

(e)

A Default (other than an Event of Default) is continuing if it has not been remedied or waived and an Event of Default is continuing if it has not been waived or, if in the opinion of the Agent such Event of Default is capable of being remedied, remedied to the satisfaction of the Agent.

(f)	A Sustainability Breach is “continuing” if it has not been remedied or waived.

(g)

Unless a contrary indication appears, in the event of any inconsistency between the terms of this Agreement and the terms of any other Finance Document when dealing with the same or similar subject matter, the terms of this Agreement shall prevail.

1.3	Third party rights

(a)

Unless expressly provided to the contrary in a Finance Document for the benefit of a Finance Party or another Indemnified Person, a person who is not a party to a Finance Document has no right under the Contracts (Rights of Third Parties) Act 1999 (the Third Parties Act) to enforce or to enjoy the benefit of any term of the relevant Finance Document.

(b)	Any Finance Document may be rescinded or varied by the parties to it without the consent of any person who is not a party to it (unless otherwise provided by this Agreement).

(c)

An Indemnified Person who is not a party to a Finance Document may only enforce its rights under that Finance Document through a Finance Party and if and to the extent and in such manner as the Finance Party may determine.

1.4	Finance Documents

Where any other Finance Document provides that this clause 1.4 shall apply to that Finance Document, any other provision of this Agreement which, by its terms, purports to apply to all or any of the Finance Documents and/or any Obligor shall apply to that Finance Document as if set out in it but with all necessary changes.

1.5	Conflict of documents

The terms of the Finance Documents (other than as relates to the creation and/or perfection of security) are subject to the terms of this Agreement and, in the event of any conflict between any provision of this Agreement and any provision of any Finance Document (other than in relation to the creation and/or perfection of security) the provisions of this Agreement shall prevail.

SECTION 2 - THE FACILITIES

2	The Facilities

2.1	The Term Loan Facility

Subject to the terms of this Agreement, the Lenders make available to the Borrowers a term loan facility in an amount equal to the Term Loan Commitments to be split into five Term Loan Ship Tranches, one in respect of each Ship and as set out at Schedule 8 (Repayment schedule).

2.2	The Revolving Loan Facility

Subject to the terms of this Agreement, the Lenders make available to the Borrowers a revolving credit facility in an amount equal to the Revolving Loan Commitments to be split into five Revolving Loans, one in respect of each Ship and as set out at Schedule 8 (Repayment schedule).

2.3	Increase

(a)	The Borrowers may by giving prior notice to the Agent by no later than the date falling five Business Days after the effective date of a cancellation of:

(i)	the undrawn Commitments of a Defaulting Lender in accordance with clause 7.5(g); or

(ii)	the Commitments of a Lender in accordance with clause 7.1 (Illegality),

request that the Total Commitments be increased (and the Commitments under the Facilities shall be so increased rateably) in an aggregate amount of up to the amount of the Commitment so cancelled as follows:

(i)

the increased Commitments will be assumed by one or more Lenders or other banks or financial institutions (each an Increase Lender) selected by the Borrowers (each of which shall not be a member of the Group and which is further acceptable to the Agent (acting reasonably and upon the instructions of the Lenders)) and each of which confirms (such confirmation, if given by a Lender, to be given in its sole discretion) its willingness to assume and does assume all the obligations of a Lender corresponding to that part of the increased Commitments which it is to assume, as if it had been an Original Lender;

(iii)

each of the Obligors and any Increase Lender shall assume obligations towards one another and/or acquire rights against one another as the Obligors and the Increase Lender would have assumed and/or acquired had the Increase Lender been an Original Lender;

(iv)

each Increase Lender shall become a Party as a “Lender” and any Increase Lender and each of the other Finance Parties shall assume obligations towards one another and acquire rights against one another as that Increase Lender and those Finance Parties would have assumed and/or acquired had the Increase Lender been an Original Lender;

(v)	the Commitments of the other Lenders shall continue in full force and effect; and

(vi)

any increase in the Total Commitments shall take effect on the date specified by the Borrowers in the notice referred to above or any later date on which the conditions set out in clause 2.3(b) are satisfied.

(b)	An increase in the Total Commitments will only be effective on:

(i)	the execution by the Agent of an Increase Confirmation from the relevant Increase Lender;

(ii)

in relation to an Increase Lender which is not a Lender immediately prior to the relevant increase the performance by the Agent of all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the assumption of the increased Commitments by that Increase Lender, the completion of which the Agent shall promptly notify to the Borrowers and the Increase Lender.

(c)	Each of the other Finance Parties hereby appoint the Agent as its agent to execute on its behalf any Increase Confirmation delivered to the Agent in accordance with this clause 2.3.

(d)

Each Increase Lender, by executing the Increase Confirmation, confirms (for the avoidance of doubt) that the Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the increase becomes effective.

(e)

Unless the Agent otherwise agrees or the increased Commitments are assumed by an existing Lender, the Borrowers shall, on the date upon which the increase takes effect, pay to the Agent (for its own account) a fee of $5,000 and the Borrowers shall promptly on demand pay the Agent the amount of all documented costs and expenses (including legal fees) reasonably incurred by it in connection with any increase in Commitments under this clause 2.3.

(f)

The Borrowers may pay to the Increase Lender a fee in the amount and at the times agreed between the Borrowers and the Increase Lender in a letter between the Borrowers and the Increase Lender setting out that fee. A reference in this Agreement to a Fee Letter shall include any letter referred to in this clause 2.3(f).

(g)	Clause 32.5 (Limitation of responsibility of Existing Lenders) shall apply mutatis mutandis in this clause 2.3(g) in relation to an Increase Lender as if references in that clause to:

(i)	an Existing Lender were references to all the Lenders immediately prior to the relevant increase;

(ii)	the New Lender were references to that Increase Lender; and

(iii)	a re-assignment were references to an assignment.

2.4	Finance Parties’ rights and obligations

(a)

The obligations of each Finance Party under the Finance Documents are several. Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

(b)

The rights of each Finance Party under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Finance Party from an Obligor shall be a separate and independent debt in respect of which a Finance Party shall be entitled to enforce its rights (subject to clause 34.21 (All enforcement action through the Agent)) in accordance with paragraph (c) below. The rights of each Finance Party include any debt owing to that Finance Party under the Finance Documents and, for the avoidance of doubt, any part of the Loans or any other amount owed by an Obligor which relates to a Finance Party’s participation in a Facility or its role under a Finance Document (including any such amount payable to the Agent on its behalf) is a debt owing to that Finance Party by that Obligor.

(c)

A Finance Party may, except as otherwise stated in the Finance Documents (including clauses 34.21 (All enforcement action through the Agent)) and 35.2 (Finance Parties acting together), separately enforce its rights under the Finance Documents.

2.5	Borrowers’ rights and obligations

(a)

The obligations of each Borrower under this Agreement are, subject to sub-paragraph (j) below in the case of Navigator Aurora L.L.C., joint and several. Failure by a Borrower to perform its obligations under this Agreement shall constitute a failure by all of the Borrowers.

(b)	Each Borrower irrevocably and unconditionally and jointly and severally with the other Borrower:

(i)	agrees that it is responsible for the performance of the obligations of each other Borrower under this Agreement;

(ii)	acknowledges and agrees that it is a principal and original debtor in respect of all amounts due from the Borrowers under this Agreement; and

(iii)

agrees with each Finance Party that, if any obligation of another Borrower under this Agreement is or becomes unenforceable, invalid or illegal for any reason it will, as an independent and primary obligation, indemnify that Finance Party immediately on demand against any and all Losses it incurs as a result of another Borrower not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by that other Borrower under this Agreement. The amount payable under this indemnity shall be equal to the amount which that Finance Party would otherwise have been entitled to recover.

(c)

The obligations of each Borrower under the Finance Documents shall continue until all amounts which may be or become payable by the Borrowers under or in connection with the Finance Documents have been irrevocably and unconditionally paid or discharged in full, regardless of any intermediate payment or discharge in whole or in part.

(d)

If any discharge, release or arrangement (whether in respect of the obligations of a Borrower or any security for those obligations or otherwise) is made by a Finance Party in whole or in part on the basis of any payment, security or other disposition which is avoided or must be restored in insolvency, liquidation, administration or otherwise, without limitation, then the liability of the Borrowers under this Agreement will continue or be reinstated as if the discharge, release or arrangement had not occurred.

(e)

The obligations of each Borrower under the Finance Documents shall not be affected by an act, omission, matter or thing which, but for this clause (whether or not known to it or any Finance Party), would reduce, release or prejudice any of its obligations under the Finance Documents including:

(i)	any time, waiver or consent granted to, or composition with, any Obligor or other person;

(ii)	the release of any other Obligor or any other person under the terms of any composition or arrangement with any creditor of any other Obligor;

(iii)

the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(iv)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor or any other person;

(v)	any amendment, novation, supplement, extension, restatement (however fundamental and whether or not more onerous) or replacement of a Finance Document or any other document or security;

(vi)	any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security; or

(vii)	any insolvency or similar proceedings.

(f)

Each Borrower waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from that Borrower under any Finance Document. This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.

(g)

After cancellation of the Total Commitments in accordance with clauses 7.1 (Illegality) and 7.8 (Automatic cancellation) or the giving of notice under paragraph (a) of clause 30.23 (Acceleration), then, until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably and unconditionally paid or discharged in full, each Finance Party (or any trustee or agent on its behalf) may:

(i)

refrain from applying or enforcing any other moneys, security or rights held or received by that Finance Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and no Borrower will be entitled to the benefit of the same; and

(ii)	hold in a suspense account any money received from any Borrower or on account of any Borrower’s liability under any Finance Document.

(h)

Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full and unless the Agent otherwise directs (on such terms as it may require), no Borrower shall exercise any rights which it may have by reason of performance by it of its obligations under the Finance Documents:

(i)	to be indemnified by another Obligor;

(ii)	to claim any contribution from any other Obligor or any guarantor of any Obligor’s obligations under the Finance Documents;

(iii)

to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under the Finance Documents or of any guarantee or security taken pursuant to, or in connection with, the Finance Documents by any Finance Party;

(iv)

to bring legal or other proceedings for an order requiring any Obligor to make any payment, or perform any obligation, in respect of which that Borrower is liable under this Agreement or any of the other Finance Documents;

(v)	to exercise any right of set-off against any other Obligor; and/or

(vi)	to claim or prove as a creditor of any other Obligor in competition with any Finance Party.

(i)

If a Borrower receives any benefit, payment or distribution in relation to such rights it will promptly pay an equal amount to the Agent for application in accordance with clause 37 (Payment mechanics). This only applies until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full.

(j)	It is agreed that, without prejudice to any other provision of the Finance Documents:

(i)

Navigator Aurora L.L.C. will have no liability whatsoever to the Finance Parties pursuant to or in connection with the Finance Documents until the Utilisation of the Term Loan Ship Tranche in respect of the Ship Navigator Aurora; and

(ii)

the representation and warranty given in clause 18.4 (Non-conflict) and the covenants granted in clause 28 (Business restrictions) shall only be given by the Borrowers and, where applicable, each Guarantor in relation to Navigator Aurora L.L.C. at the time of the Utilisation of the Term Loan Ship Tranche in respect of the Ship Navigator Aurora.

but following the Utilisation of the Term Loan Ship Tranche in respect of the Ship Navigator Aurora, Navigator Aurora L.L.C. will have the same liability as all the other Borrowers under the Finance Documents and otherwise on the basis set out in this clause.

3	Purpose

3.1	Purpose

The Borrowers shall apply all amounts borrowed under the Facilities for the purpose of:

(a)	refinancing the amounts outstanding under the Existing Loan Agreement as at the first Utilisation Date;

(b)	financing the Ship Navigator Aurora; and

(c)	for general corporate and working capital purposes.

3.2	Monitoring

No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

4	Conditions of Utilisation

4.1	Initial conditions precedent

The Lenders will only be obliged to comply with clause 5.5 (Lenders’ participation) in relation to a Utilisation if on or before the date that the Borrowers deliver the first Utilisation Request, all of the documents and other evidence listed in Part 1 of Schedule 3 (Conditions precedent to the first Utilisation Request) in form and substance satisfactory to the Agent.

4.2	Ship and security conditions precedent

(a)

The Commitments in respect of the Existing Ships shall only become available for borrowing under this Agreement if the Agent, or its duly authorised representative, has received all of the documents and evidence listed in Part 2 of Schedule 3 (Existing Ship and security conditions precedent) in form and substance satisfactory to the Agent.

(b)

The Commitments in respect of the Ship Navigator Aurora shall only become available for borrowing under this Agreement if the Agent, or its duly authorised representative, has received all of the documents and evidence listed in Part 2 and Part 3 of Schedule 3 (Navigator Aurora and security conditions precedent) in form and substance satisfactory to the Agent.

4.3	Notice to Lenders

The Agent shall notify the Borrowers and the Lenders promptly upon receiving and being satisfied with all of the documents and evidence referred to in this clause 4 in form and substance satisfactory to it. Other than to the extent that the Lenders notify the Agent in writing to the contrary before the Agent gives any such notification, the Lenders authorise (but do not require) the Agent to give that notification. The Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notification.

4.4	Further conditions precedent

The Lenders will only be obliged to comply with clause 5.5 (Lenders’ participation) if:

(a)	on the date of the Utilisation Request and on the proposed Utilisation Date no Event of Default is continuing or would result from the proposed Utilisation; and

(b)	on the date of the Utilisation Request and on the proposed Utilisation Date, all of the representations set out in clause 18 (Representations) are true.

4.5	Waiver of conditions precedent

The conditions in this clause 4 are inserted solely for the benefit of the Finance Parties and may be waived on their behalf in whole or in part and with or without conditions by the Agent acting on the instructions of the Majority Lenders.

SECTION 3 - UTILISATION

5	Utilisation

5.1	Delivery of a Utilisation Request

(a)

The Borrowers may, subject to clauses 5.1 (b) and (c) and 5.4 (Automatic Utilisation), utilise a Facility by delivery to the Agent of the duly completed Utilisation Request not later than 11:00 a.m. three (3) Business Days before the proposed Utilisation Date.

(b)	The Borrowers shall not utilise the Revolving Loan Facility in respect of the Existing Ships prior to the Utilisation Date in respect of the Term Loan Facility in respect of the Existing Ships.

(c)

The Borrowers shall not utilise the Revolving Loan Facility in respect of the Ship Navigator Aurora prior to the Utilisation Date in respect of the Term Loan Facility in respect of the Ship Navigator Aurora.

(d)

The Borrowers may not deliver a Utilisation Request for a Revolving Loan if, as a result of the proposed Utilisation, more than one Revolving Loan per Ship would be outstanding or if as a result of the proposed Utilisation, the Borrowers would not be in compliance with its obligations under clause 25 (Minimum security value) on the proposed Utilisation Date.

5.2	Completion of a Utilisation Request

(a)	A Utilisation Request is irrevocable and will not be regarded as having been duly completed unless:

(i)	it identifies the Facility to be utilised;

(ii)	in relation to a Utilisation of the Term Loan Facility, the proposed Utilisation Date is a Business Day falling on or before the relevant Last Term Loan Availability Date;

(iii)	in relation to a Utilisation of the Revolving Loan Facility, the proposed Utilisation Date is a Business Day falling on or before the relevant Last Revolving Loan Availability Date;

(iv)	the currency and amount of the Utilisation comply with clause 5.3 (Currency and amount);

(v)	the proposed Interest Period complies with clause 9 (Interest Periods); and

(vi)	it identifies the purpose of the Utilisation and that purpose complies with clause 2.5(j) (Purpose) and it identifies the relevant Ship Commitment to which it relates.

(b)

The Term Loan Facility shall be available in five separate Term Loan Ship Tranches, one in respect of each Ship, provided that the Term Loan Ship Tranche in connection with the Ship Navigator Aurora will not become available unless the Term Loan Ship Tranches in respect of the Existing Ships have been drawn.

(c)	The Term Loan Ship Tranches in respect of the Existing Ships shall be available in a single drawing.

(d)	The Term Loan Ship Tranche in respect of the Ship Navigator Aurora will be available in a single drawing.

(e)	The Revolving Loan Facility shall be available in five separate Revolving Loans, one in respect of each Ship, provided:

(i)	that the Revolving Loan in respect of the Existing Ships shall not become available unless the Term Loan Ship Tranches in respect of the Existing Ships have been drawn; and

(ii)	that the Revolving Loan with respect to the Ship Navigator Aurora will not become available unless the Term Loan in respect of the Ship Navigator Aurora has been drawn.

5.3	Currency and amount

(a)	The currency specified in the Utilisation Request must be dollars.

(b)

The amount of a proposed Loan under the Revolving Loan Facility in respect of a Ship must be in a minimum amount of $5,000,000 or, if less, the amount of the Available Revolving Loan Facility and shall not exceed the Revolving Loan Ship Commitment for that Ship.

(c)	The amount available of a proposed Loan under the Term Loan Facility in respect of a Ship shall not exceed the Term Loan Ship Commitment for that Ship.

5.4	Automatic Utilisation

(a)	If, not later than 11:00 am three Business Days before the last day of an Interest Period for a maturing Revolving Loan (the Maturing Loan), the Agent has not received either:

(i)

a Utilisation Request pursuant to clause 5.1(a) indicating that the Borrowers wish to rollover the Maturing Loan pursuant to clause 5.4(b) but on different terms to those on which the Maturing Loan is currently borrowed; or

(ii)	notice in writing from the Borrowers that the Borrowers wish to repay the Maturing Loan at the end of that Interest Period,

then the Borrowers shall automatically be deemed to have delivered an irrevocable Utilisation Request to the Agent requesting that a new Loan (the New Loan) be made available under the Revolving Loan Facility as the Maturing Loan on the following terms:

(A)

the amount of the New Loan shall, subject to clause 25.12 (Security Shortfall) (having regard to any reduction in the Commitments arising as a result of such clauses) be equal to the Maturing Loan and if clause 25.12 applies then the New Loan shall be reduced to reflect the application of such clauses and clause 6.1(b)(i) shall apply with respect to the resulting difference between the New Loan and the Maturing Loan;

(B)	the proposed Utilisation Date shall be the last day of an Interest Period for the Maturing Loan; and

(C)	the Interest Period for the New Loan shall be three months unless that would cause the Interest Period to extend beyond than the Final Repayment Date in which case the Interest Period shall be a period which would expire on the Final Repayment Date of the New Loan.

(b)	On the Utilisation Date of the New Loan, the Agent shall refinance the Maturing Loan with the New Loan.

5.5	Lenders’ participation

(a)	If the conditions set out in this Agreement have been met, each Lender shall make its participation in the relevant Loan available by the relevant Utilisation Date through its Facility Office.

(b)

The amount of each Lender’s participation in each Term Loan Ship Tranche will be equal to the proportion borne by its undrawn Term Loan Commitment to the undrawn Term Loan Commitments immediately prior to making the relevant Term Loan Ship Tranche available.

(c)

The amount of each Lender’s participation in each Revolving Loan will be equal to the proportion borne by its undrawn Revolving Loan Commitment to the undrawn Revolving Loan Commitments immediately prior to making the relevant Revolving Loan.

(d)	The Agent shall promptly notify each Lender of the amount of the relevant Loan and the amount of its participation in the relevant Loan, in each case by 11:00 a.m. on the Quotation Day.

(e)

The Agent shall pay all amounts received by it in respect of the relevant Loan (and its own participation in it, if any) to the Borrowers or for their account in accordance with the instructions contained in the Utilisation Request.

SECTION 4 - REPAYMENT, PREPAYMENT AND CANCELLATION

6	Repayment

6.1	Repayment of Revolving Loan Facility

(a)	The Borrowers shall repay each Revolving Loan on the last day of its Interest Period.

(b)

Without prejudice to the Borrower’s obligation under paragraph (a) above, if a Revolving Loan for a Ship is to be made available to the Borrowers on the same day that a maturing Revolving Loan for that same Ship is due to be repaid by the Borrowers and the proportion borne by each Lender’s participation in the maturing Revolving Loan to the amount of that maturing Revolving Loan is the same as the proportion borne by that Lender’s participation in the new Revolving Loans to the aggregate amount of that new Revolving Loan, the aggregate amount of the new Revolving Loan shall be treated as if applied in or towards repayment of the maturing Revolving Loan so that:

(i)	if the amount of the maturing Revolving Loan exceeds the aggregate amount of the new Revolving Loan:

(A)	the Borrower will only be required to make a payment under clause 37.1 (Payments to the Agent) in an amount equal to that excess; and

(B)

each Lender’s participation in the new Revolving Loan shall be treated as having been made available and applied by the Borrowers in or towards repayment of that Lender’s participation in the maturing Revolving Loan and that Lender will not be required to make a payment under clause 37.1(Payments to the Agent) in respect of its participation in the new Revolving Loans; and

(ii)	if the amount of the maturing Revolving Loan is equal to or less than the aggregate amount of the new Revolving Loans:

(A)	the Borrowers will not be required to make a payment under clause 37.1 (Payments to the Agent); and

(B)

each Lender will be required to make a payment under clause 37.1(Payments to the Agent) in respect of its participation in the new Revolving Loans only to the extent that its participation in the new Revolving Loans exceeds that Lender’s participation in the maturing Revolving Loan and the remainder of that Lender’s participation in the new Revolving Loans shall be treated as having been made available and applied by the Borrowers in or towards repayment of that Lender’s participation in the maturing Revolving Loan.

6.2	Scheduled reduction of the Revolving Loan Facility

On the Final Reduction Date (without prejudice to any other provision of this Agreement), the relevant Revolving Loan Ship Commitments shall be reduced to zero.

6.3	Scheduled repayment of Term Loan Facility

Each Term Loan Ship Tranche shall be repaid by instalments on each relevant Repayment Date by the amount specified in Schedule 8 (Repayment schedule).

6.4	Adjustment of scheduled reductions

If the Revolving Loan Commitments have been partially reduced under this Agreement before the Final Reduction Date, each Revolving Loan Ship Commitment shall be reduced pro rata.

6.5	Adjustment of scheduled repayments

If the Term Loan Ship Commitment for a Ship has been partially reduced under this Agreement and/or any part of the relevant Term Loan Ship Tranche is repaid or prepaid (other than under clause 6.3 (Scheduled repayment of Term Loan Facility)) before any Repayment Date in respect of the relevant Term Loan Ship Tranche then the amount of the remaining instalments by which the relevant Term Loan Ship Tranche shall be repaid under clause 6.3 on any such Repayment Date (as reduced by any earlier operation of this clause 6.5) shall be reduced pro rata to such reduction in the relevant Term Loan Ship Commitment and/or prepayment of relevant Term Loan Ship Tranche (except in the case of prepayment under clause 7.4 (Voluntary prepayment of Term Loan Ship Tranche) or clause 25.12 (Security shortfall), which, in each case, shall be regulated in accordance with that clause).

6.6	Final Repayment Date

On the Final Repayment Date (without prejudice to any other provision of this Agreement), all outstanding amounts under this Agreement and the Security Documents (including, but not limited to the outstanding amount of the Loans) shall be repaid in full and the Total Commitments shall be reduced to zero.

7	Illegality, prepayment and cancellation

7.1	Illegality

If, in any applicable jurisdiction, it becomes unlawful and/or contrary to Sanctions, or declared by any Sanctions Authority to be contrary to Sanctions or sanctionable by any Sanctions Authority or, due to or in connection with Sanctions, impossible for any Lender to perform any of its obligations as contemplated by this Agreement or any of the other Finance Documents, or for any Lender to fund or maintain its participation in the Loans or it becomes unlawful and/or contrary to Sanctions, or declared by any Sanctions Authority to be contrary to Sanctions or sanctionable by any Sanctions Authority or, due to or in connection with Sanctions, impossible for any affiliate of a Lender to do so:

(a)	that Lender shall promptly notify the Agent upon becoming aware of that event;

(b)

upon the Agent notifying the Borrowers (which notice shall be given as soon as reasonably practical following receipt by the Agent of the notice referred to in paragraph (a) above), the Commitment of that Lender will be immediately cancelled and the remaining Total Commitments shall each be reduced rateably; and

(c)

the Borrowers shall repay that Lender’s participation in the Loans on the last day of the Interest Period occurring after the Agent has notified the Borrowers or, if earlier, the date specified by the Lender in the notice delivered to the Agent (being no earlier than the last day of any applicable grace period permitted by law).

7.2	Change of control

(a)	The Borrowers shall promptly notify the Agent upon any Obligor becoming aware of a Change of Control.

(b)

If a Change of Control occurs and unless the Agent has previously approved the Change of Control in writing (acting on the instructions of the Lenders, whose consent shall not be unreasonably withheld or delayed) the Total Commitments shall be cancelled with effect from the date such Change of Control occurs, in which case, the Loans shall be prepaid in full on or before the date falling 30 days after the date upon which the relevant Obligor became aware of the such Change of Control (together with all other outstanding amounts under this Agreement and any of the Security Documents then due and payable at such time).

7.3	Voluntary cancellation

(a)

The Borrowers may, if it gives the Agent not less than three Business Days’ (or such shorter period as the Majority Lenders may agree) prior written notice, cancel the whole or any part (being a minimum amount of $5,000,000 and a multiple of $500,000) of a Ship Commitment. Upon any such cancellation, the relevant Ship Commitment shall be reduced by the same amount. Any cancellation under this clause 7.3 (Voluntary cancellation) shall reduce the Commitments of the Lenders rateably.

(b)

The Borrowers shall only be entitled to cancel the whole or any part of a Revolving Loan Ship Commitment which is then drawn if the Borrowers prepay such amount of the relevant Revolving Loan as may be necessary to ensure that the outstanding Revolving Loans after the date of such cancellation will not exceed the Revolving Loan Commitments (as reduced by this clause 7.3 (Voluntary cancellation)).

7.4	Voluntary prepayment of Term Loan Ship Tranche

(a)

The Borrowers may, if they give the Agent not less than three Business Days’ (or such shorter period as the Lenders may agree) prior written notice, prepay either the whole or any part of a Term Loan Ship Tranche (but if in part, being an amount that reduces that Term Loan Ship Tranche by a minimum amount of $500,000 and which is a multiple of $500,000 or such other amount as is acceptable to the Agent) with any such prepayment being applied against the instalments due in respect of that Term Loan Ship Tranche in inverse order of maturity.

(b)

To the extent that the Borrowers prepay an amount of the Term Loan under clause 7.4(a), the Borrowers shall be obliged to cancel a pro-rata amount of the Total Revolving Loan Commitments in accordance with clause 7.3 (Voluntary cancellation).

7.5	Right of replacement or cancellation and prepayment in relation to a single Lender

(a)	If:

(i)	any sum payable to any Lender by an Obligor is required to be increased under clause 12.2 (Tax gross-up);

(ii)	any Lender claims indemnification from the Borrowers under clause 12.3 (Tax indemnity) or clause 13.1 (Increased Costs);

(iii)

any Lender refuses to consent to any amendments or waivers requested by the Borrowers pursuant to any provision of this Agreement where such provision is expressed to require the consent of such Lender; or

(iv)	any Lender notifies the Agent of a sum under clause 10.3(ii) and that sum is materially greater than the equivalent sums notified by the other Lenders to the Agent under the same clause 10.3(ii),

the Agent shall notify the Borrowers as soon as reasonably practicable following receipt of such a notification from any Lender and the Borrowers may, whilst the circumstance giving rise to the requirement for that increase or indemnification continues, give the Agent notice of cancellation of the Commitment of that Lender and their intention to procure the repayment of that Lender’s participation in the Loans or give the Agent notice of their intention to replace that Lender in accordance with clause 7.5(d).

(b)

On receipt of a notice from the Borrowers referred to in clause 7.5(a) above, the Commitment of that Lender shall immediately be reduced to zero and (unless the Commitment of the relevant Lender is replaced in accordance with clause 7.5(d)) the remaining Total Commitments shall each be reduced rateably.

(c)

On the last day of each Interest Period which ends after the Borrowers have given notice under clause 7.5(a) above in relation to a Lender (or, if earlier, the date specified by the Borrowers in that notice), the Borrowers shall repay that Lender’s participation in the Loans.

(d)

The Borrowers may, in the circumstances set out in clause 7.5(a), with 10 Business Days’ prior notice to the Agent and that Lender, replace that Lender by requiring that Lender to transfer (and, to the extent permitted by law, that Lender shall transfer) pursuant to clause 32 (Changes to the Lenders) all (and not part only) of its rights and obligations under this Agreement to a Lender or other bank, financial institution, trust, fund or other entity selected by the Borrowers which confirms its willingness to assume and does assume all the obligations of the transferring Lender in accordance with clause 32 (Changes to the Lenders) for a purchase price in cash or other cash payment payable at the time of the transfer equal to the aggregate of:

(i)	the outstanding principal amount of such Lender’s participation in each Loan and such Lender’s Revolving Loan Commitment;

(ii)	all accrued interest owing to such Lender;

(iii)

the Break Costs which would have been payable to such Lender pursuant to clause 10.4 (Break Costs) had the Borrowers prepaid in full that Lender’s participation in each Loan on the date of the transfer; and

(iv)	all other amounts payable to that Lender under the Finance Documents on the date of the transfer.

(e)	The replacement of a Lender pursuant to clause 7.5(d) shall be subject to the following conditions:

(i)	the Borrowers shall have no right to replace the Agent;

(ii)	neither the Agent nor any Lender shall have any obligation to find a replacement Lender;

(iii)	in no event shall the Lender replaced under clause 7.5(d) be required to pay or surrender any of the fees received by such Lender pursuant to the Finance Documents; and

(iv)

the Lender shall only be obliged to assign its rights pursuant to clause 7.5(d) above once it is satisfied that it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to that assignment and the Agent has approved such “know your customer” or other similar checks.

(f)

A Lender shall perform the checks described in clause 7.5(e)(iv) above as soon as reasonably practicable following delivery of a notice referred to in clause 7.5(d) above and shall notify the Agent and the Borrowers when it is satisfied that it has complied with those checks.

(g)

If any Lender becomes a Defaulting Lender, the Borrowers may, at any time whilst the Lender continues to be a Defaulting Lender, give the Agent five Business Days’ notice of cancellation of the undrawn Commitments of that Lender.

(h)

On such notice becoming effective, the undrawn Commitments of the Defaulting Lender shall immediately be reduced to zero and the Agent shall as soon as practicable after receipt of such notice, notify all the Lenders.

7.6	Sale or Total Loss

(a)

If an Existing Ship becomes a Total Loss before the Total Commitments have become available for borrowing under this Agreement, the relevant Ship Commitments shall be reduced to zero and the Total Commitments shall immediately be reduced accordingly.

(b)

If the Ship Navigator Aurora becomes a Total Loss before the Total Commitments have become available for borrowing under this Agreement, the Ship Commitment in respect of the Ship Navigator Aurora shall be reduced to zero and the Total Commitments shall immediately be reduced accordingly.

(c)	On a Mortgaged Ship’s Disposal Repayment Date the Ship Commitment for such Ship shall be permanently cancelled and the Borrowers shall prepay an amount equal to the greater of:

(i)	the outstanding amount of the relevant Revolving Loan and the relevant Term Loan Ship Tranche for such Ship; and

(ii)	the amount required so that the Security Cover Ratio immediately following such prepayment is equal to the Security Cover Ratio immediately prior to such prepayment.

(d)

To the extent that the Borrowers prepay an amount of the Term Loan under this clause 7.6 the Borrowers shall be obliged to cancel a pro-rata amount of the Total Revolving Loan Commitments in accordance with clause 7.3 (Voluntary cancellation).

7.7	Release of Mortgaged Ship Security

Once the Agent has confirmed that it has received or will receive to its satisfaction all amounts payable pursuant to clause 7.6(c), the Borrowers may request the consent of the Security Agent (acting on the instructions of all Lenders) to release, discharge and/or, as appropriate, reassign the Security Documents (and the Security Interests assigned or charged thereunder) executed in respect of such Mortgaged Ship. In addition, the Borrowers shall also be entitled to make a request for a release of security in respect of a Mortgaged Ship where it has made a prepayment under clause 7.4 (Voluntary prepayment of Term Loan Ship Tranche) for the purpose of removing that Mortgaged Ship from the financing arrangements contemplated by this Agreement provided that the Borrowers shall also be in compliance with the requirements of clause 7.6(c) (Sale or Total Loss) in relation to the Mortgaged Ship following such release or discharge as if the prepayment in relation to the relevant Mortgaged Ship was as a result of a sale or Total Loss. When any consent to the release of security is so given, all documentation in connection with any release arrangements of the type referred to in this clause shall be in a form approved by the Lenders (such approval not to be unreasonably conditioned, withheld or delayed) and be at the cost and expense of the Borrowers.

7.8	Automatic cancellation

(a)

Any part of a Term Loan Ship Commitment which has not become available or remains undrawn by the Last Term Loan Availability Date, shall be automatically cancelled at close of business in London on the Last Term Loan Availability Date.

(b)

Any part of a Revolving Loan Ship Commitment which has not become available or remains undrawn by the Last Revolving Loan Availability Date, shall be automatically cancelled at close of business in London on the Last Revolving Loan Availability Date.

7.9	Restrictions

(a)

Any notice of cancellation or prepayment given by any Party under this clause 7 shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment.

(b)	Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and, subject to any Break Costs, without premium or penalty.

(c)

Unless a contrary indication appears in this Agreement, any part of the Revolving Loan Facility which is prepaid or repaid may be reborrowed in accordance with the terms of this Agreement. The Borrower may not reborrow any part of the Term Loan Facility which is prepaid or repaid.

(d)	The Borrowers shall not repay or prepay all or any part of a Loan or cancel all or any part of the Commitments except at the times and in the manner expressly provided for in this Agreement.

(e)	Subject to clause 2.1 (Increase) no amount of the Total Commitments cancelled under this Agreement may be subsequently reinstated.

(f)	If the Agent receives a notice under this clause 7 it shall promptly forward a copy of that notice to either the Borrowers or the affected Lender, as appropriate.

(g)

If the Total Commitments are partially reduced and/or a Loan is partially prepaid under this Agreement (other than under clause 7.1 (Illegality), clause 7.5(Right of replacement or cancellation and prepayment in relation to a single Lender) or clause 7.6 (Sale or Total Loss)) the Commitments of the Lenders shall be reduced rateably.

SECTION 5 - COSTS OF UTILISATION

8	Interest

8.1	Calculation of interest

The rate of interest on each Loan for any date during an Interest Period for that Loan is the percentage rate per annum which is the aggregate of the applicable:

(a)	Margin; and

(b)	the Reference Rate.

8.2	Payment of interest

The Borrowers shall pay accrued interest on each Loan on the last day of each Interest Period.

8.3	Default interest

(a)

If an Obligor fails to pay any amount payable by it under a Finance Document (other than a Hedging Contract) on its due date, interest shall accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgment) at a rate which, subject to 8.3(b) below, is two point zero per cent (2.0%) higher than the rate of interest most recently calculated (prior to the due date of the overdue amount) pursuant to clause 8.1 (Calculation of interest), for successive Interest Periods, each of a duration selected by the Agent (acting reasonably). Any interest accruing in accordance with this clause 8.3 shall be immediately payable by the Obligor on demand by the Agent.

(b)	If any overdue amount consists of all or part of any Loan which became due on a day which was not the last day of an Interest Period relating to that Loan or the relevant part of it:

(i)	the first Interest Period for that overdue amount shall have a duration equal to the unexpired portion of the current Interest Period relating to that Loan; and

(ii)

the rate of interest applying to the overdue amount during that first Interest Period shall be two point zero per cent (2.0%) per annum higher than the rate which would have applied if the overdue amount had not become due.

(c)

Default interest (if unpaid) arising on an overdue amount will be compounded with the overdue amount at the end of each Interest Period applicable to that overdue amount but will remain immediately due and payable.

8.4	Notification of rates of interest

(a)	The Agent shall promptly notify the Lenders and the Borrowers of the determination of a rate of interest under this Agreement.

(b)	The Agent shall promptly notify the Borrowers of each Funding Rate relating to a Loan, any part of a Loan or any Unpaid Sum.

(c)	This clause shall not require the Agent to make any notification to any Party on a day which is not a Business Day.

9	Interest Periods

9.1	Selection of Interest Periods

(a)	Subject to clause 9.1(b):

(i)	the first Interest Period for a Loan in respect of the Existing Ships shall start on the relevant Utilisation Date and end three months after the date of this Agreement; and

(ii)

the first Interest Period for any Loan with a Utilisation Date falling more than three months after the date of this Agreement shall start on the relevant Utilisation Date and end on the last day of the next applicable Interest Period for each Loan in existence as at that Utilisation Date.

(b)

The first Interest Period in respect of the Term Loan Ship Tranche and the Revolving Loan in respect of the Ship Navigator Aurora shall start on the relevant Utilisation Date and end on the first Repayment Date falling after the first day of that Interest Period.

(c)	Each subsequent Interest Period shall be three months and shall start on the last day of its preceding Interest Period.

(d)	No Interest Period for a Revolving Loan shall extend beyond the Final Reduction Date.

(e)	No Interest Period for the Term Loan shall extend beyond the Final Repayment Date.

9.2	Non-Business Days

If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

10	Changes to the calculation of interest

10.1	Unavailability of Term SOFR

(a)

Interpolated Term SOFR: If no Term SOFR is available for the Interest Period of a Loan or any part of a Loan, the applicable Reference Rate shall be the Interpolated Term SOFR for a period equal in length to the Interest Period of the Loan or that part of that Loan.

(b)

Historic Term SOFR: If no Term SOFR is available for the Interest Period of a Loan or any part of a Loan and it is not possible to calculate the Interpolated Term SOFR, the applicable Reference Rate shall be the Historic Term SOFR for the Loan or that part of that Loan.

(c)

Interpolated Historic Term SOFR: If paragraph (b) above applies but no Historic Term SOFR is available for the Interest Period of a Loan or any part of a Loan, the applicable Reference Rate shall be the Interpolated Historic Term SOFR for a period equal in length to the Interest Period of the Loan or that part of that Loan.

(d)

Cost of funds: If paragraph (c) above applies but it is not possible to calculate the Interpolated Historic Term SOFR, there shall be no Reference Rate for a Loan or that part of a Loan (as applicable) and clause 10.3 (Cost of funds) shall apply to that Loan or that part of that Loan for that Interest Period.

10.2	Market disruption

If before close of business in Paris on the Quotation Day for the relevant Interest Period in respect of a Loan, the Agent receives notification from a Lender or Lenders (whose participations in that Loan or the relevant part of that Loan exceed 50 per cent. or, if prior to the first Utilisation, whose Commitments equal or exceed 50 per cent of the Total Commitments) that the cost to it of funding its participation in the relevant Loan or that part of the relevant Loan from whatever source it may reasonably select would be in excess of the Reference Rate then clause 10.3 (Cost of funds) shall apply to the relevant Loan or that part of the relevant Loan (as applicable) for the relevant Interest Period.

10.3	Cost of funds

(a)

If this clause 10.3 applies to a Loan for an Interest Period, clause 8.1 (Calculation of interest) shall not apply to that Loan (or any relevant part of it) for that Interest Period and instead the rate of interest on each Lender’s share of that Loan (or any relevant part of it) for that Interest Period shall be the percentage rate per annum which is the sum of:

(i)	the Margin; and

(ii)

until a substitute basis for determining the rate of interest or (as the case may be) an alternative basis for funding has become effective pursuant to paragraph (b), the rate notified to the Agent by that Lender as soon as practicable and in any event before interest is due to be paid in respect of that Interest Period to be that which expresses as a percentage rate per annum the cost to the relevant Lender of funding its participation in the relevant Loan or that part of the relevant Loan from whatever source it may reasonably select.

(b)

If this clause 10.3 (Cost of funds) applies and the Agent or the Borrowers so require, the Agent and the Borrowers shall enter into negotiations (for a period of not more than 30 days) (the Negotiation Period) with a view to agreeing a substitute basis for determining the rate of interest or (as the case may be) an alternative basis for funding.

(c)

Subject to clause 43.3 (Changes to Reference Rates), any substitute or alternative basis agreed pursuant to paragraph (b) above shall, with the prior consent of all the Lenders and the Borrowers, be binding on all Parties.

(d)	If paragraph (e) below does not apply and any rate notified to the Agent under sub-paragraph (ii) of paragraph (a) above is less than zero, the relevant rate shall be deemed to be zero.

(e)	If this clause 10.3 (Cost of funds) applies pursuant to clause 10.2 (Market disruption) and:

(i)	a Lender’s Funding Rate is less than the Market Disruption Rate; or

(ii)	a Lender does not notify a rate by the time specified in sub-paragraph (ii) of paragraph (a) above,

the cost to that Lender of funding its participation in the relevant Loan or the relevant part of the relevant Loan for that Interest Period shall be deemed, for the purposes of paragraph (a) above, to be the Reference Rate.

10.4	Break Costs

(a)

The Borrowers shall, within three Business Days of demand by a Finance Party, pay to that Finance Party its Break Costs attributable to all or any part of a Loan or Unpaid Sum being paid by the Borrowers on a day other than the last day of an Interest Period for that Loan or Unpaid Sum or relevant part of it.

(b)	Each Lender shall, as soon as reasonably practicable after a demand by the Agent, provide a certificate confirming the amount of its Break Costs for any Interest Period in which they accrue.

11	Fees

11.1	Commitment commission

(a)

The Borrowers shall pay to the Agent (for the account of each Lender) a fee in dollars computed at the rate of 40 per cent of the Margin on the daily aggregate amount of each Lender’s Available Commitments in respect of the Facilities from the date of this Agreement (the Start Date) until the Final Repayment Date (in respect of the Term Loan Commitments) and the Final Reduction Date (in respect of any Revolving Loan Commitments).

(b)

The Borrower shall pay the accrued commitment commission on the last day of the period of three months commencing on the start date and on the last day of each successive period of three months up to and including the Final Reduction Date and, if cancelled in full, on the cancelled amount of the relevant Lender’s Revolving Loan Commitment at the time the cancellation is effective.

(c)	No commitment fee is payable to the Agent (for the account of a Lender) on any undrawn Revolving Loan Commitment of that Lender for any day on which that Lender is a Defaulting Lender.

11.2	Additional Fees

The Borrowers shall also pay to the Agent the fees in the amount and at the times agreed in any Fee Letter.

SECTION 6 - ADDITIONAL PAYMENT OBLIGATIONS

12	Tax gross-up and indemnities

12.1	Definitions

(a)	In this Agreement:

Protected Party means a Finance Party or, in relation to clause 14.4 (Indemnity concerning security) and clause 14.7 (Interest) insofar as it relates to interest on any amount demanded by that Indemnified Person under clause 14.4 (Indemnity concerning security), any Indemnified Person, which is or will be subject to any liability, or required to make any payment, for or on account of Tax in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document.

Tax Deduction means a deduction or withholding for or on account of Tax from a payment under a Finance Document (other than a Hedging Contract) other than a FATCA Deduction.

Tax Payment means either the increase in a payment made by an Obligor to a Finance Party under clause 12.2 (Tax gross-up) or a payment under clause 12.3 (Tax indemnity).

(b)	Unless a contrary indication appears, in this clause 12 a reference to determines or determined means a determination made in the absolute discretion of the person making the determination.

12.2	Tax gross-up

(a)	Each Obligor shall make all payments to be made by it under any Finance Document without any Tax Deduction, unless a Tax Deduction is required by law.

(b)

The Borrowers shall, promptly upon becoming aware that an Obligor must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction), notify the Agent accordingly. Similarly, a Lender shall notify the Agent on becoming so aware in respect of a payment payable to that Lender. If the Agent receives such notification from a Lender it shall notify the Borrowers and that Obligor.

(c)

If a Tax Deduction is required by law to be made by an Obligor, the amount of the payment due from that Obligor under the relevant Finance Document shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

(d)

If an Obligor is required to make a Tax Deduction, that Obligor shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

(e)

Within 30 days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Obligor making that Tax Deduction shall deliver to the Agent for the Finance Party entitled to the payment evidence reasonably satisfactory to that Finance Party that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

(f)	Paragraphs (a) to (e) above shall not apply in respect of any payments under any Hedging Contract, where the gross-up provisions of the Hedging Master Agreement itself shall apply.

12.3	Tax indemnity

(a)

The Borrowers shall (within three Business Days of demand by the Agent) pay to a Protected Party an amount equal to the loss, liability or cost which that Protected Party determines will be or has been (directly or indirectly) suffered for or on account of Tax by that Protected Party in respect of a Finance Document.

(b)	Clause 12.3(a) above shall not apply:

(i)	with respect to any Tax assessed on a Finance Party:

(A)

under the law of the jurisdiction in which that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes; or

(B)	under the law of the jurisdiction in which that Finance Party’s Facility Office is located in respect of amounts received or receivable in that jurisdiction,

if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that Finance Party;

(ii)	to the extent a loss, liability or cost:

(A)	is compensated for by an increased payment under clause 12.2 (Tax gross-up);

(B)	is compensated for by a payment under clause 12.5 (Indemnities on an after Tax basis); or

(C)	relates to a FATCA Deduction required to be made by a Party.

(c)

A Protected Party making, or intending to make a claim under clause 12.3(a) above shall promptly notify the Agent of the event which will give, or has given, rise to the claim, following which the Agent shall notify the Borrowers.

(d)	A Protected Party shall, on receiving a payment from an Obligor under this clause 12.3, notify the Agent.

12.4	Tax Credit

If an Obligor makes a Tax Payment and the relevant Finance Party determines that:

(a)

a Tax Credit is attributable (i) to an increased payment of which that Tax Payment forms part, (ii) to that Tax Payment or (iii) to a Tax Deduction in consequence of which that Tax Payment was required; and

(b)	that Finance Party has obtained and utilised that Tax Credit,

the Finance Party shall pay an amount to the Obligor which that Finance Party determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been required to be made by the Obligor.

12.5	Indemnities on after Tax basis

(a)

If and to the extent that any sum payable to any Protected Party by the Borrowers under any Finance Document by way of indemnity or reimbursement proves to be insufficient, by reason of any Tax suffered thereon, for that Protected Party to discharge the corresponding liability to a third party, or to reimburse that Protected Party for the cost incurred by it in discharging the corresponding liability to a third party, the Borrowers shall pay that Protected Party such additional sum as (after taking into account any Tax suffered by that Protected Party on such additional sum) shall be required to make up the relevant deficit.

(b)

If and to the extent that any sum (the Indemnity Sum) constituting (directly or indirectly) an indemnity to any Protected Party but paid by the Borrowers to any person other than that Protected Party, shall be treated as taxable in the hands of the Protected Party, the Borrowers shall pay to that Protected Party such sum (the Compensating Sum) as (after taking into account any Tax suffered by that Protected Party on the Compensating Sum) shall reimburse that Protected Party for any Tax suffered by it in respect of the Indemnity Sum.

(c)

For the purposes of this clause 12.5 a sum shall be deemed to be taxable in the hands of a Protected Party if it falls to be taken into account in computing the profits or gains of that Protected Party for the purposes of Tax and, if so, that Protected Party shall be deemed to have suffered Tax on the relevant sum at the rate of Tax applicable to that Protected Party’s profits or gains for the period in which the payment of the relevant sum falls to be taken into account for the purposes of such Tax.

(d)

There shall be taken into account, in determining whether any amount referred to in clause 12.5(a) is insufficient, the amount of any deduction or other relief, allowance or credit available to the Protected Party in respect of the Protected Party’s corresponding liability to a third party or the cost incurred by the Protected Party in discharging the corresponding liability to a third party.

12.6	Stamp taxes

(a)

The Borrowers shall pay and, within three Business Days of demand, indemnify each Finance Party against any cost, loss or liability that Finance Party incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Finance Document.

(b)

Paragraph (a) above shall not apply in respect of any stamp duty, registration or other similar Taxes which are payable in respect of an assignment or transfer of any kind by a Finance Party of any of its rights and/or obligations under a Finance Document other than at the request of the Borrowers or Ultimate Parent or following an Event of Default which is continuing.

12.7	Value added tax

(a)

All amounts expressed in a Finance Document to be payable by any party to a Finance Party which (in whole or in part) constitute the consideration for any supply for VAT purposes are deemed to be exclusive of any VAT which is chargeable on that supply, and accordingly, subject to clause 12.7(b) below, if VAT is or becomes chargeable on any supply made by any Finance Party to any party under a Finance Document, and such Finance Party is required to account to the relevant tax authority for the VAT, that party must pay to such Finance Party (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of the VAT (and such Finance Party must promptly provide an appropriate VAT invoice to that party).

(b)

If VAT is or becomes chargeable on any supply made by any Finance Party (the Supplier) to any other Finance Party (the Recipient) under a Finance Document, and any party to a Finance Document other than the Recipient (the Subject Party) is required by the terms of any Finance Document to pay an amount equal to the consideration for such supply to the Supplier (rather than being required to reimburse or indemnify the Recipient in respect of that consideration):

(i)

(where the Supplier is the person required to account to the relevant tax authority for the VAT) the Subject Party must also pay to the Supplier (at the same time as paying that amount) an additional amount equal to the amount of the VAT. The Recipient must (where this paragraph (a) applies) promptly pay to the Subject Party an amount equal to any credit or repayment the Recipient receives from the relevant tax authority which the Recipient reasonably determines relates to the VAT chargeable on that supply; and

(ii)

(where the Recipient is the person required to account to the relevant tax authority for the VAT) the Subject Party must promptly, following demand from the Recipient, pay to the Recipient an amount equal to the VAT chargeable on that supply but only to the extent that the Recipient reasonably determines that it is not entitled to credit or repayment from the relevant tax authority in respect of that VAT.

(c)

Where a Finance Document requires any party to it to reimburse or indemnify a Finance Party for any cost or expense, that party shall reimburse or indemnify (as the case may be) such Finance Party for the full amount of such cost or expense, including such part thereof as represents VAT save to the extent that such Finance Party reasonably determines that it is or will be entitled to credit or repayment of in respect of such VAT from the relevant tax authority.

(d)

Any reference in this clause 12.7 (Value Added Tax) to any party shall, at any time when such party is treated as a member of a group for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to any member of such group at such time.

(e)

In relation to any supply made by a Finance Party to any party under a Finance Document, if reasonably requested by such Finance Party, that party must promptly provide such Finance Party with details of that party’s VAT registration and such other information as is reasonably requested in connection with such Finance Party’s VAT reporting requirements in relation to such supply.

12.8	FATCA Information

(a)	Subject to clause 12.8(c) below, each Party shall, within ten Business Days of a reasonable request by another Party:

(i)	confirm to that other Party whether it is:

(A)	a FATCA Exempt Party; or

(B)	not a FATCA Exempt Party;

(ii)

supply to that other Party such forms, documentation and other information relating to its status under FATCA as that other Party reasonably requests for the purposes of that other Party’s compliance with FATCA; and

(iii)

supply to that other Party such forms, documentation and other information relating to its status as that other Party reasonably requests for the purposes of that other Party’s compliance with any other law, regulation, or exchange of information regime.

(b)

If a Party confirms to another Party pursuant to clause 12.8(a)(i) above that it is a FATCA Exempt Party and it subsequently becomes aware that it is not or has ceased to be a FATCA Exempt Party, that Party shall notify that other Party reasonably promptly.

(c)

Clause 12.8(a) above shall not oblige any Finance Party to do anything, and paragraph (a)(iii) above shall not oblige any other Party to do anything, which would or might in its reasonable opinion constitute a breach of:

(i)	any law or regulation;

(ii)	any fiduciary duty; or

(iii)	any duty of confidentiality.

(d)

If a party to any Finance Document fails to confirm its status or to supply forms, documentation or other information requested in accordance with clause 12.8(a)(i) or clause 12.8(a)(ii) above (including, for the avoidance of doubt, where 12.8(c) applies), then such Party shall be treated for the purposes of the Finance Documents (and payments under them) as if it is not a FATCA Exempt Party until such time as the Party in question provides the requested confirmation, forms, documentation or other information.

12.9	FATCA Deduction

(a)

Each Party may make any FATCA Deduction it is required to make by FATCA, and any payment required in connection with that FATCA Deduction, and no Party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction.

(b)

Each Party shall promptly, upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or the basis of such FATCA Deduction), notify the Party to whom it is making the payment and, in addition, shall notify the Company and the Agent and the Agent shall notify the other Finance Parties.

13	Increased Costs

13.1	Increased Costs

(a)

Subject to clause 13.3 (Exceptions), the Borrowers shall, within five Business Days of a demand by the Agent, pay for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party or any of its Affiliates which:

(i)

arises as a result of (i) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation or (ii) compliance with any relevant law or regulation as it may apply to or due to this Agreement made after the date of this Agreement; and/or

(ii)	is a Basel III Increased Cost.

(b)	In this Agreement Increased Costs means:

(i)	a reduction in the rate of return from the Facilities or on a Finance Party’s (or its Affiliate’s) overall capital;

(ii)	an additional or increased cost; or

(iii)	a reduction of any amount due and payable under any Finance Document,

which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party having entered into its Commitment or funding or performing its obligations under any Finance Document.

13.2	Increased Cost claims

(a)

A Finance Party intending to make a claim pursuant to clause 13.1 (Increased Costs) shall notify the Agent of the event giving rise to the claim, following which the Agent shall promptly notify the Borrowers.

(b)	Each Finance Party shall, as soon as practicable after a demand by the Agent, provide a certificate confirming the amount of its Increased Costs.

13.3	Exceptions

(a)	Clause 13.1 (Increased Costs) does not apply to the extent any Increased Cost is:

(i)	attributable to a Tax Deduction required by law to be made by an Obligor;

(ii)	attributable to a FATCA Deduction required to be made by a Party;

(iii)

compensated for by clause 12.3 (Tax indemnity) (or would have been compensated for under clause 12.3 (Tax indemnity) but was not so compensated solely because any of the exclusions in clause 12.3(b) applied); or

(iv)	attributable to the wilful breach by the relevant Finance Party or its Affiliates of any law or regulation.

(b)

Any claim for an Increased Cost made pursuant to clause 13.1 above that arises from or is related to a Basel III Increased Cost incurred by any Finance Party shall be recoverable only to the extent that such Basel III Increased Cost is attributable to the implementation or application of or compliance with any Basel III Regulation which has come into force after the date of this Agreement.

(c)	In this clause 13.3, a reference to a Tax Deduction has the same meaning given to the term in clause 12.1 (Definitions).

14	Other indemnities

14.1	Currency indemnity

(a)

If any sum due from an Obligor under the Finance Documents (a Sum), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the First Currency) in which that Sum is payable into another currency (the Second Currency) for the purpose of:

(i)	making or filing a claim or proof against that Obligor; and/or

(ii)	obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

that Obligor shall, as an independent obligation, within five Business Days of demand by a Finance Party, indemnify each Finance Party to whom that Sum is due against any Losses arising out of or as a result of the conversion including any discrepancy between (i) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (ii) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

(b)	Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

14.2	Other indemnities

The Borrowers shall (or shall procure that another Obligor will), within five Business Days of demand by a Finance Party, indemnify each Finance Party against any and all Losses incurred by that Finance Party as a result of:

(a)	the occurrence of any Event of Default;

(b)

a failure by an Obligor to pay any amount due under a Finance Document on its due date, including without limitation, any and all Losses arising as a result of clause 36 (Sharing among the Finance Parties);

(c)

funding, or making arrangements to fund, its participation in the relevant Loan requested by the Borrowers in the Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Finance Party alone);

(d)	the relevant Loan (or part of that Loan) not being prepaid in accordance with a notice of prepayment given by the Borrowers;

(e)

arising or asserted under or in connection with any law relating to safety at sea, the ISM Code, any Environmental Law or any Sanctions (including, without limitation, any Losses incurred by that Finance Party in investigating any possible breach of such laws but excluding any Losses incurred by that Finance Party solely by reason of that Finance Party’s own breach of such laws); or

(f)

incurred by it as a result of any claim, action, civil penalty or fine against, any settlement, and any other kind of loss or liability, and all reasonable costs and expenses (including reasonable counsel fees and disbursements) incurred by the Agent, the Security Agent or any Lender as a result of conduct of any Obligor or any of their partners, directors, officers, employees, agents or advisors, that violates any Sanctions.

14.3	Indemnity to the Agent

The Borrowers shall promptly indemnify the Agent and the Security Agent only in the course of acting as Agent or, as the case may be, Security Agent under the Finance Documents, against:

(a)	any and all Losses incurred by the Agent or the Security Agent (in each case acting reasonably) as a result of:

(i)	investigating any event which it reasonably believes is a Default;

(ii)	acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised;

(iii)	instructing lawyers, accountants, tax advisers, or other professional advisers or experts as permitted under this Agreement; or

(iv)

any action taken by the Agent or the Security Agent or any of their representatives, agents or contractors in connection with any powers conferred by any Security Document to remedy any breach of any Obligor’s obligations under the Finance Documents; and

(b)

any cost, loss or liability (including, without limitation, for negligence or any other category of liability whatsoever) incurred by the Agent or the Security Agent in the course of acting as Agent or, as the case may be, Security Agent under the Finance Documents (otherwise than by reason of the Agent’s or the Security Agent’s gross negligence or wilful misconduct) (or, in the case of any cost, loss or liability pursuant to clause 37.11 (Disruption to payment systems etc.) notwithstanding the Agent’s or the Security Agent’s negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent or the Security Agent in acting as Agent or, as the case may be, the Security Agent under the Finance Documents.

14.4	Indemnity concerning security

(a)	The Borrowers shall (or shall procure that another Obligor will) promptly indemnify each Indemnified Person against any and all Losses incurred by it in connection with:

(i)	any failure by the Borrowers to comply with clause 16 (Costs and expenses);

(ii)	acting or relying on any notice, request or instruction received in respect of the Finance Documents which it reasonably believes to be genuine, correct and appropriately authorised;

(iii)	the taking, holding, protection or enforcement of the Security Documents;

(iv)

the exercise or purported exercise of any of the rights, powers, discretions, authorities and remedies vested in the Security Agent and/or any other Finance Party and each Receiver by the Finance Documents or by law unless and to the extent that it was caused by its gross negligence or wilful misconduct;

(v)	any claim (whether relating to the environment or otherwise) made or asserted against the Indemnified Person which would not have arisen but for the execution or enforcement of one or more Finance Documents (unless and to the extent it is caused by the gross negligence or wilful misconduct of that Indemnified Person); or

(vi)	any breach by any Obligor of the Finance Documents.

(b)

The Security Agent may, in priority to any payment to the other Finance Parties, indemnify itself out of the Trust Property in respect of, and pay and retain, all sums necessary to give effect to the indemnity in this clause 14.4 and shall have a lien on the Security Documents and the proceeds of the enforcement of those Security Documents for all moneys payable to it.

14.5	Continuation of indemnities

The indemnities by the Borrowers in favour of the Indemnified Persons contained in this Agreement shall continue in full force and effect notwithstanding any breach by any Finance Party or the Borrowers of the terms of this Agreement, the repayment or prepayment of the Loans, the cancellation of the Total Commitments or the repudiation by the Agent or the Borrowers of this Agreement.

14.6	Third Parties Act

Each Indemnified Person may rely on the terms of clause 14.4 (Indemnity concerning security) and clauses 12 (Tax gross-up and indemnities) and 14.7 (Interest) insofar as it relates to interest on any amount demanded by that Indemnified Person under clause 14.4 (Indemnity concerning security), subject to clause 1.3 (Third party rights) and the provisions of the Third Parties Act.

14.7	Interest

Moneys becoming due by the Borrowers to any Indemnified Person under the indemnities contained in this clause 14 (Other indemnities) or elsewhere in this Agreement shall be paid on demand made by such Indemnified Person and shall be paid together with interest on the sum demanded from the date of demand therefor to the date of reimbursement by the Borrowers to such Indemnified Person (both before and after judgment) at the rate referred to in clause 8.3 (Default interest).

14.8	Exclusion of liability

No Indemnified Person will be in any way liable or responsible to any Obligor (whether as mortgagee in possession or otherwise) who is a Party or is a party to a Finance Document to which this clause applies for any loss or liability arising from any act, default, omission or misconduct of that Indemnified Person, except to the extent caused by its own gross negligence or wilful misconduct. Any Indemnified Person may rely on this clause 14.8 subject to clause 1.3 (Third party rights) and the provisions of the Third Parties Act.

15	Mitigation by the Lenders

15.1	Mitigation

(a)

Each Finance Party shall, in consultation with the Borrowers, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to, or cancelled pursuant to, any of clause 7.1 (Illegality), clause 12 (Tax gross-up and indemnities) or clause 13 (Increased Costs) including (but not limited to) transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office.

(b)	Clause 15.1(a) does not in any way limit the obligations of any Obligor under the Finance Documents.

15.2	Limitation of liability

(a)	The Borrowers shall promptly indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under clause 15.1 (Mitigation).

(b)	A Finance Party is not obliged to take any steps under clause 15.1 (Mitigation) if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.

16	Costs and expenses

16.1	Transaction expenses

The Borrowers shall promptly within five Business Days of demand pay the Agent, the Security Agent and the Arrangers the amount of all documented costs and expenses (including fees, costs and expenses of legal advisers and insurance and other consultants and advisers) reasonably incurred by any of them (and by any Receiver) in connection with the negotiation, preparation, printing, execution, syndication, registration and perfection and any release, discharge or reassignment of:

(a)	this Agreement, the Hedging Master Agreement and any other documents referred to in this Agreement and the Security Documents;

(b)	any other Finance Documents executed or proposed to be executed after the date of this Agreement including any executed to provide additional security under clause 25 (Minimum security value); or

(c)	any Security Interest expressed or intended to be granted by a Finance Document.

16.2	Amendment costs

If an Obligor requests an amendment, waiver or consent, the Borrowers shall, within five Business Days of demand by the Agent, reimburse the Agent for the amount of all documented costs and expenses (including fees, costs and expenses of legal advisers and insurance and other consultants and advisers) reasonably incurred by the Agent and the Security Agent (and by any Receiver) in responding to, evaluating, negotiating or complying with that request or requirement.

16.3	Enforcement, preservation and other costs

The Borrowers shall on demand by a Finance Party, pay to each Finance Party the amount of all documented costs and expenses (including fees, costs and expenses of legal advisers and insurance and other consultants, brokers, surveyors and advisers) incurred by that Finance Party in connection with:

(a)

the enforcement of, or the preservation of any rights under, any Finance Document and any proceedings initiated by or against any Indemnified Person and as a consequence of holding the Charged Property or enforcing those rights and any proceedings instituted by or against any Indemnified Person as a consequence of taking or holding the Security Documents or enforcing those rights;

(b)	any valuation carried out under clause 25 (Minimum security value);

(c)	any inspection carried out under clause 23.8 (Inspection and notice of dry-dockings); or

(d)	or any survey carried out under clause 23.16 (Survey report).

SECTION 7 - GUARANTEE

17	Guarantee and indemnity

17.1	Guarantee and indemnity

Each Guarantor irrevocably and unconditionally, jointly and severally:

(a)

guarantees to the Security Agent (as trustee for the Finance Parties) and the other Finance Parties punctual performance by each other Obligor of all such Obligor’s obligations under the Finance Documents;

(b)

undertakes with the Security Agent (as trustee for the Finance Parties) and the other Finance Parties that whenever another Obligor does not pay any amount when due under or in connection with any Finance Document, it shall immediately on demand pay that amount as if it was the principal obligor; and

(c)

agrees with the Security Agent (as trustee for the Finance Parties) and the other Finance Parties that if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal, it will, as an independent and primary obligation indemnify that Finance Party immediately on demand against any cost, loss or liability it incurs as a result of the Borrowers not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by the Borrowers under any Finance Document on the date when it would have been due. The amount payable by a Guarantor under this indemnity will not exceed the amount it would have had to pay under this clause 17.1 if the amount claimed had been recoverable on the basis of a guarantee.

17.2	Continuing guarantee

Each Guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by any Obligor under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

17.3	Reinstatement

If any discharge, release or arrangement (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) is made by a Finance Party in whole or in part on the basis of any payment, security or other disposition which is avoided or must be restored in insolvency, liquidation, administration or otherwise, without limitation, then the liability of each Guarantor under this clause 17 will continue or be reinstated as if the discharge, release or arrangement had not occurred.

17.4	Waiver of defences

The obligations of a Guarantor under this clause 17 will not be affected by an act, omission, matter or thing (whether or not known to it or any Finance Party) which, but for this clause, would reduce, release or prejudice any of its obligations under this clause 17 including (without limitation):

(a)	any time, waiver or consent granted to, or composition with, any Obligor or other person;

(b)	the release of any other Obligor or any other person under the terms of any composition or arrangement with any creditor of any other Obligor;

(c)

the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(d)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor or any other person;

(e)

any amendment, novation, supplement, extension, restatement (however fundamental and whether or not more onerous) or replacement of any Finance Document or any other document or security including without limitation any change in the purpose of, any extension of or any increase in any facility or the addition of any new facility under any Finance Document or other document or security;

(f)	any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security; or

(g)	any insolvency or similar proceedings.

17.5	Immediate recourse

Each Guarantor waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from that Guarantor under this clause 17. This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.

17.6	Appropriations

Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full, each Finance Party (or any trustee or agent on its behalf) may:

(a)

refrain from applying or enforcing any other moneys, security or rights held or received by that Finance Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and no Guarantor shall be entitled to the benefit of the same; and

(b)	hold in an interest-bearing suspense account any moneys received from a Guarantor or on account of any Guarantor’s liability under this clause 17.

17.7	Deferral of Guarantors’ rights

Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full and unless the Agent otherwise directs, no Guarantor will exercise any rights which it may have by reason of performance by it of its obligations under the Finance Documents or by reason of any amount being payable, or liability arising, under this clause 17:

(a)	to be indemnified by another Obligor;

(b)	to claim any contribution from any other guarantor of any Obligor’s obligations under the Finance Documents;

(c)

to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by any Finance Party;

(d)

to bring legal or other proceedings for an order requiring any Obligor to make any payment, or perform any obligation, in respect of which a Guarantor has given a guarantee, undertaking or indemnity under clause 17 (Guarantee and Indemnity);

(e)	to exercise any right of set-off against any other Obligor; and/or

(f)	to claim or prove as a creditor of any other Obligor in competition with any Finance Party.

If a Guarantor receives any benefit, payment or distribution in relation to such rights it will promptly pay an equal amount to the Agent for application in accordance with clause 37 (Payment mechanics). This only applies until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full.

17.8	Additional security

Each Guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by any Finance Party.

SECTION 8 - REPRESENTATIONS, UNDERTAKINGS AND EVENTS OF DEFAULT

18	Representations

Each Borrower makes and repeats the representations and warranties set out in this clause 18 to each Finance Party at the times specified in clause 18.35 (Times when representations are made).

18.1	Status

(a)

The Ultimate Parent is domesticated and validly existing in good standing under the laws of its Original Jurisdiction as a corporation, and each Borrower and the Parent is duly formed or, as applicable, domesticated and validly existing in good standing under the laws of its Original Jurisdiction of its incorporation or formation as a limited liability company, and each Obligor has no registered place of business outside its Original Jurisdiction.

(b)	Each Obligor has power and authority to carry on its business as it is now being conducted and to own its property and other assets.

18.2	Binding obligations

Subject to the Legal Reservations, the obligations expressed to be assumed by each Obligor in each Finance Document and any Charter Document to which it is, or is to be, a party are or, when entered into by it, will be legal, valid, binding and enforceable obligations and each Security Document to which an Obligor is, or will be, a party, creates or will create the Security Interests which that Security Document purports to create and those Security Interests are or will be valid and effective.

18.3	Power and authority

(a)

Each Obligor has power to enter into, perform and deliver and comply with its obligations under, and has taken all necessary action to authorise its entry into, each Finance Document and any Charter Document to which it is or is to be a party.

(b)

No limitation on any Obligor’s powers to borrow, create security or give guarantees will be exceeded as a result of any transaction under, or the entry into of, any Finance Document or any Charter Document to which such Obligor is, or is to be, a party.

18.4	Non-conflict

The entry into and performance by each Obligor of, and the transactions contemplated by the Finance Documents and the Charter Documents to which it is a party and the granting of the Security Interests purported to be created by the Security Documents do not and will not conflict with:

(a)	any law or regulation applicable to any Obligor;

(b)	the Constitutional Documents of any Obligor; or

(c)	any agreement or other instrument binding upon any Obligor or its assets, or constitute a default or termination event (however described) under any such agreement or instrument.

18.5	Validity and admissibility in evidence

(a)	All authorisations required or desirable:

(i)	to enable each Obligor lawfully to enter into, exercise its rights and comply with its obligations under each Finance Document and any Charter Document to which it is a party;

(ii)	to make each Finance Document and any Charter Document to which it is a party admissible in evidence in its Relevant Jurisdiction; and

(iii)	to ensure that each of the Security Interests created under the Security Documents has the priority and ranking contemplated by them,

have been obtained or effected and are in full force and effect except any authorisation or filing referred to in clause 18.12 (No filing or stamp taxes), which authorisation or filing will be promptly obtained or effected within any applicable period.

(b)

All authorisations necessary for the conduct of the business, trade and ordinary activities of each Obligor have been obtained or effected (subject to the Legal Reservations) and are in full force and effect if failure to obtain or effect those authorisations might have a Material Adverse Effect.

18.6	Governing law and enforcement

Save as otherwise identified in any legal opinion delivered to the Agent under clause 4.1 (Initial conditions precedent) and subject to any Legal Reservations:

(a)	the choice of English law or any other applicable law as the governing law of any Finance Document and any Charter Document will be recognised and enforced in each Obligor’s Relevant Jurisdiction; and

(b)	any judgment obtained in England in relation to an Obligor will be recognised and enforced in each Obligor’s Relevant Jurisdictions.

18.7	Information

(a)	Any Information is true and accurate in all material respects at the time it was given or made.

(b)	There are no facts or circumstances or any other information which could make the Information incomplete, untrue, inaccurate or misleading in any material respect.

(c)	The Information does not omit anything which could make the Information incomplete, untrue, inaccurate or misleading in any material respect.

(d)

All opinions, projections, forecasts or expressions of intention contained in the Information and the assumptions on which they are based have been arrived at after due and careful enquiry and consideration and were believed to be reasonable by the person who provided that Information as at the date it was given or made.

(e)

For the purposes of this clause 18.7, Information means: any information provided by any Obligor or any other Group Member to any of the Finance Parties in connection with the Finance Documents, the Charter Documents or the transactions referred to in them.

18.8	Original Financial Statements

(a)	The Original Financial Statements were prepared in accordance with GAAP or, as the case may be, IFRS consistently applied.

(b)	The audited Original Financial Statements give a true and fair view of the consolidated financial condition and results of operations of the Group during the relevant financial year.

(c)

There has been no material adverse change in its assets, business or financial condition (or the assets, business or consolidated financial condition of the Group) since the date of the Original Financial Statements.

18.9	Pari passu ranking

Each Obligor’s payment obligations under the Finance Documents to which it is, or is to be, a party rank at least pari passu with all its other present and future unsecured and unsubordinated payment obligations, except for obligations mandatorily preferred by law applying to companies generally.

18.10	Ranking and effectiveness of security

Subject to the Legal Reservations and any filing, registration or notice requirements which is referred to in any legal opinion delivered to the Agent under clause 4.1 (Initial conditions precedent), the security created by the Security Documents has (or will have when the Security Documents have been executed) the priority which it is expressed to have in the Security Documents, the Charged Property is not subject to any Security Interest other than Permitted Security Interests and such security will constitute perfected security on the assets described in the Security Documents.

18.11	No insolvency

No corporate action, legal proceeding or other procedure or step described in clause 30.10 (Insolvency proceedings) or creditors’ process described in clause 30.11 (Creditors’ process) has been taken or, to the knowledge of any Obligor, threatened in relation to a Group Member and none of the circumstances described in clause 30.9 (Insolvency) applies to any Group Member.

18.12	No filing or stamp taxes

Under the laws of each Obligor’s Relevant Jurisdictions it is not necessary that any Finance Document or any Charter Document to which it is, or is to be, party be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration, notarial or similar Taxes or fees be paid on or in relation to any such Finance Document or any Charter Document or the transactions contemplated by the Finance Documents except any filing, recording or enrolling or any tax or fee payable in relation to any Finance Document which is referred to in any legal opinion delivered to the Agent under clause 4.1 (Initial conditions precedent) and which will be made or paid promptly after the date of the relevant Finance Document.

18.13	Tax

(a)	No Obligor is required to make any Tax Deduction and no other party is required to make any such deduction from any payment it may make under any Charter Document.

(b)	The execution or delivery or performance by any Party of the Finance Documents will not result in any Finance Party:

(i)	having any liability in respect of Tax in any Flag State;

(ii)	having or being deemed to have a place of business in any Flag State or any Relevant Jurisdiction of any Obligor.

18.14	No Default

(a)

No Default is continuing or is reasonably likely to result from the making of any Utilisation or the entry into, the performance of, or any transaction contemplated by, any Finance Document or any Charter Document.

(b)

No other event or circumstance is outstanding which constitutes (or, with the expiry of a grace period, the giving of notice, the making of any determination or any combination of any of the foregoing, would constitute) a default or termination event (however described) under any other agreement or instrument which is binding on any Obligor r or to which any Obligor’s assets are subject which might have a Material Adverse Effect.

18.15	No proceedings pending or threatened

No litigation, arbitration or administrative proceedings or investigations of, or before, any court, arbitral body or agency which, if adversely determined, might reasonably be expected to have a Material Adverse Effect, have (to the best of any Obligor’s knowledge and belief) been started or threatened against any Obligor or any other Group Member.

18.16	No breach of laws

(a)	No Obligor has breached any law or regulation which breach might have a Material Adverse Effect.

(b)	No labour dispute is current or, to the best of any Obligor’s knowledge and belief (having made due and careful enquiry), threatened against any Obligor which may have a Material Adverse Effect.

18.17	Environmental matters

(a)	No Environmental Law applicable to any Ship and/or any Obligor has been violated in a manner or circumstances which might have, a Material Adverse Effect.

(b)	All consents, licences and approvals required under such Environmental Laws have been obtained and are currently in force.

(c)

No Environmental Claim has been made or threatened or is pending against any Obligor or Ship where that claim might have a Material Adverse Effect and there has been no Environmental Incident which has given, or might give, rise to such a claim.

18.18	Tax Compliance

(a)	No Obligor is materially overdue in the filing of any Tax returns or overdue in the payment of any material amount in respect of Tax.

(b)

No claims or investigations are being, or are reasonably likely to be, made or conducted against any Obligor with respect to Taxes such that a liability of, or claim against, any Obligor is reasonably likely to arise for an amount for which adequate reserves have not been provided in the Original Financial Statements and which might have a Material Adverse Effect.

(c)	No Obligor is resident for Tax purposes in any jurisdiction outside of its Original Jurisdiction.

18.19	Anti-corruption law

Each Obligor has conducted its businesses in compliance with applicable anti-corruption laws and has instituted and maintained policies and procedures designed to promote and achieve compliance with such laws.

18.20	Sanctions

No Obligor nor any other Group Member (or their Affiliates), nor any of their respective directors, officers or employees nor, to the knowledge of any Obligor, any persons acting on any of their behalf:

(a)	is a Sanctioned Party;

(b)	owns or controls a Sanctioned Party;

(c)	is in breach of Sanctions;

(d)	is engaged in, any transaction that evades or avoids, or has the purpose of evading or avoiding or breaches or knowingly attempts to breach, directly or indirectly, any Sanctions;

(e)

is using or will use, directly or indirectly, the proceeds of the Facility, or lend, contribute or otherwise make available such proceeds to any person, (i) to fund any activities or business of or with any person, or in any country or territory, that, at the time of such funding, is, or whose government is, the target of Sanctions, or (ii) in any other manner that would result in a violation of Sanctions by any person (including any person participating in the Facility, whether as underwriter, advisor, investor, or otherwise); or

(f)	has received notice of or is aware of any claim, action, suit, proceeding or investigation against it with respect to Sanctions applicable to it by any Sanctions Authority.

18.21	Security and Financial Indebtedness

(a)	Except in respect of the Guarantors, no Security Interest exists over all or any of the present or future assets of any Obligor in breach of this Agreement other than:

(i)	those Security Interests granted by the Obligors pursuant to the Existing Loan Agreement that will be discharged on the Utilisation Date in respect of the Term Facility for the Existing Ships; and

(ii)

those Security Interests granted in respect of the Existing Navigator Aurora Debt that will be discharged on or before the Utilisation Date in respect of the Term Facility for the Ship Navigator Aurora.

(b)	Except in respect of the Guarantors, no Obligor has any Financial Indebtedness outstanding in breach of this Agreement other than:

(i)	Financial Indebtedness owing pursuant to the terms of the Existing Loan Agreement which will be repaid on the Utilisation Date in respect of the Term Facility for the Existing Ships; and

(ii)	Financial Indebtedness owing in respect of the Existing Navigator Aurora Debt which will be repaid on or before the Utilisation Date in respect of the Term Facility for the Ship Navigator Aurora.

18.22	Legal and beneficial ownership

Each Obligor is or, on the date the Security Documents to which it is a party are entered into, will be the sole legal and beneficial owner of the respective assets over which it purports to grant a Security Interest under the Security Documents to which it is a party.

18.23	Membership interests

The membership interests of each Borrower are fully paid and not subject to any option to purchase or similar rights. The Constitutional Documents of each Borrower do not and could not restrict or inhibit any transfer of those membership interests on creation or enforcement of the Security Documents. There are no agreements in force which provide for the issue or allotment of, or grant any person the right to call for the issue or allotment of, any membership interest or loan capital of each Borrower (including any option or right of pre-emption or conversion).

18.24	Accounting Reference Date

The financial year-end of each Obligor is the Accounting Reference Date.

18.25	Material Adverse Effect

There has been no Material Adverse Effect which has affected the ability of the Borrowers to make all the required payments under this Agreement or the validity or enforceability of this Agreement since the date of the Original Financial Statements.

18.26	No adverse consequences

Save as otherwise identified in any legal opinion delivered to the Agent under clause 4.1 (Initial conditions precedent):

(a)	it is not necessary under the laws of the Relevant Jurisdictions of any Obligor:

(i)	in order to enable any Finance Party to enforce its rights under any Finance Document to which it is, or is to be, a party; or

(ii)	by reason of the execution of any Finance Document or the performance by any Obligor of its obligations under any Finance Document to which it is, or is to be, a party,

that any Finance Party should be licensed, qualified or otherwise entitled to carry on business in any of such Relevant Jurisdictions; and

(b)

no Finance Party is or will be deemed to be resident, domiciled or carrying on business in any Relevant Jurisdiction by reason only of the execution, performance and/or enforcement of any Finance Document.

18.27	Copies of documents

The copies of any Charter Documents and the Constitutional Documents of the Obligors delivered to the Agent under clause 4 (Conditions of Utilisation) will be true, complete and accurate copies of such documents and include all amendments and supplements to them as at the time of such delivery and no other agreements or arrangements exist between any of the parties to any Charter Document which would materially affect the transactions or arrangements contemplated by any Charter Document or modify or release the obligations of any party under that Charter Document.

18.28	No immunity

No Obligor or any of its assets is immune to any legal action or proceeding.

18.29	Ship status

Each Ship will on the first day of the relevant Mortgage Period be:

(a)	registered permanently in the name of the relevant Owner through the relevant Registry as a ship under the laws and flag of the relevant Flag State;

(b)	operationally seaworthy and in every way fit for service;

(c)	classed with the relevant Classification free of all requirements and recommendations of the relevant Classification Society; and

(d)	insured in the manner required by the Finance Documents.

18.30	Ship’s employment

Each Ship shall on the first day of the relevant Mortgage Period be free of any Charter.

18.31	Ownership of the Obligors

Each of the Borrowers is a wholly, legally and beneficially owned:

(a)	indirect Subsidiary of the Ultimate Parent; and

(b)	direct Subsidiary of the Parent.

18.32	Address commission

There are no rebates, commissions or other payments in connection with any Charter other than those referred to in it and those that may be payable to any charter broker.

18.33	No money laundering

(a)	None of the Obligors are in contravention of any anti-money laundering law, official requirement or other regulatory measure or procedure implemented to combat “money laundering”.

(b)

Each Borrower is acting for its own account in relation to the Loan and in relation to the performance and the discharge of its respective obligations and liabilities under the Finance Documents and the transactions and other arrangements effected or contemplated by the Finance Documents to which each Borrower is a party, and the foregoing will not involve or lead to contravention of any law, official requirement or other regulatory measure or procedure implemented to combat money laundering (as defined in Article I of the Directive (2015/849 of the European Parliament and of 20 May 2015)).

18.34	No corrupt practices

None of the Obligors are engaged in any practice which would be deemed corrupt in any Relevant Jurisdiction.

18.35	Times when representations are made

(a)

All of the representations and warranties set out in this clause 18 (other than Ship Representations relating to Ships which are not Mortgaged Ships at such time) are deemed to be made on the dates of:

(i)	this Agreement;

(ii)	a Utilisation Request; and

(iii)	the issuing of any Compliance Certificate.

(b)	The Repeating Representations are deemed to be made on the first day of each Interest Period.

(c)	All of the Ship Representations are deemed to be made on the first day of the Mortgage Period for the relevant Ship.

(d)

Each representation or warranty deemed to be made after the date of this Agreement shall be deemed to be made by reference to the facts and circumstances then existing at the date the representation or warranty is deemed to be made.

19	Information undertakings

The Borrowers undertake that this clause 19 will be complied with throughout the Facility Period.

In this clause 19:

Annual Financial Statements means the financial statements for a financial year of the Group delivered pursuant to clause 19.1(a).

Quarterly Financial Statements means the financial statements for a financial quarter of the Group delivered pursuant to clause 19.1(b).

19.1	Financial statements

(a)

The Borrowers shall supply to the Agent as soon as the same become available, but in any event within 120 days after the end of each financial year, the audited consolidated financial statements of the Group in each case for that financial year.

(b)

The Borrowers shall supply to the Agent as soon as the same become available, but in any event within 90 days after the end of each financial quarter of each financial year (other than the last financial quarter), the unaudited consolidated financial statements of the Group for that financial quarter duly signed by the chief financial officer, board director or other officer of the Ultimate Parent.

(c)	The Borrowers shall supply to the Agent not later than 30 June and 31 December each year throughout the Facility Period:

(i)

latest available financial projections for the Group for a period of three years in form and substance satisfactory to the Agent (acting on behalf of the Majority lenders), such financial projections to be for such period as reflects the current reporting practice of the Group from time to time and in any event being for a period of not less than three years; and

(ii)	details of known contracted employment of the Group’s fleet for the following 12 month period.

19.2	Provision and contents of Compliance Certificate

(a)	The Borrowers shall supply a Compliance Certificate to the Agent, with each set of Quarterly Financial Statements for the Group.

(b)	Each Compliance Certificate shall, amongst other things, including supporting schedules setting out (in reasonable detail) computations as to compliance with clause 20 (Financial covenants).

(c)	Each Compliance Certificate shall be signed by the chief financial officer, board director or other officer of the Ultimate Parent.

19.3	Requirements as to financial statements

(a)

The Borrowers shall procure that each set of Annual Financial Statements includes an income statement, a balance sheet and a cashflow statement and each set of Quarterly Financial Statements includes an income statement, a cashflow statement and a balance sheet and that, in addition, each set of Annual Financial Statements shall be audited by the Auditors.

(b)	Each set of financial statements delivered pursuant to clause 19.1 (Financial statements) shall:

(i)	be prepared in accordance with GAAP or, if elected by the Group, IFRS;

(ii)

give a true and fair view of (in the case of Annual Financial Statements for any financial year), or fairly represent (in other cases), the financial condition and operations of the Group or as at the date as at which those financial statements were drawn up; and

(iii)	in the case of annual audited consolidated financial statements, not be the subject of any qualification in the Auditors’ opinion.

(c)

The Borrowers shall procure that each set of financial statements delivered pursuant to clause 19.1 (Financial statements) shall be prepared using GAAP or IFRS, accounting practices and financial reference periods consistent with those applied in the preparation of the Original Financial Statements, unless, in relation to any set of financial statements, the Borrowers notify the Agent that there has been a change in GAAP or, as the case may be, IFRS or the accounting practices and the Auditors deliver to the Agent:

(i)

a description of any change necessary for those financial statements to reflect the GAAP or, as the case may be, IFRS or accounting practices and reference periods upon which corresponding Original Financial Statements were prepared; and

(ii)

sufficient information, in form and substance as may be reasonably required by the Agent, to enable the Lenders to determine whether clause 20 (Financial covenants) has been complied with and to make an accurate comparison between the financial position indicated in those financial statements and the Original Financial Statements.

Any reference in this Agreement to any financial statements shall be construed as a reference to those financial statements as adjusted to reflect the basis upon which the Original Financial Statements were prepared.

19.4	Year-end

The Borrowers shall procure that each financial year-end of each Obligor falls on the Accounting Reference Date.

19.5	DAC6

The Borrowers shall supply to the Agent (in sufficient copies for all the Lenders):

(a)

promptly upon the making of such analysis or the obtaining of such advice, any analysis made or advice obtained by an Obligor on whether any transaction contemplated by the Finance Documents or any transaction carried out (or to be carried out) in connection with any transaction contemplated by the Finance Documents contains a hallmark as set out in Annex IV of DAC6; and

(b)

promptly upon the making of such reporting and to the extent permitted by applicable law and regulation, any reporting made by an Obligor to any governmental or taxation authority by or on behalf of any Obligor or by any adviser to such Obligor in relation to the application of DAC6 (or any law or regulation which implements DAC6) to the Finance Documents and any unique identification number issued by any governmental or taxation authority to which any such report has been made (if available).

In this clause 19.5 (DAC6), “DAC6” means the Council Directive of 25 May 2018 (2018/822/EU) amending Directive 2011/16/EU.

19.6	Information: miscellaneous

The Borrowers shall supply to the Agent:

(a)

at the same time as they are dispatched, copies of all financial statements, financial forecasts, reports, proxy statements and other material communications provided to the shareholders or members of the Borrowers and copies of all material documents dispatched by any Guarantor or any Obligors to its creditors generally (or any class of them);

(b)

promptly upon becoming aware of them, the details of any litigation, arbitration or administrative proceedings which are current, threatened or pending against any Obligor, and which, if adversely determined, might have a Material Adverse Effect or which would involve a liability, or a potential or alleged liability, exceeding $5,000,000 (or its equivalent in other currencies);

(c)	promptly, such information as the Agent may reasonably require about the Charged Property and compliance of the Obligors with the terms of any Security Documents;

(d)	promptly, information concerning any change to the Permitted Holders; and

(e)	promptly on request, such further information regarding the financial condition, assets and operations of the Group as any Finance Party through the Agent may reasonably request.

19.7	Notification of Default

The Borrowers shall notify the Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon any Obligor becoming aware of its occurrence (unless that Obligor is aware that a notification has already been provided by another Obligor).

19.8	Sanctions information

The Obligors shall supply to the Agent:

(a)

promptly upon becoming aware of them, the details of any inquiry, claim, action, suit, proceeding or investigation pursuant to Sanctions against it, any of its direct or indirect owners, Subsidiaries, any of their joint ventures or any of their respective directors, officers, employees, agents or representatives, as well as information on what steps are being taken with regards to answer or oppose such; and

(b)

promptly upon becoming aware that it, any of its direct or indirect owners, Subsidiaries, any of their joint ventures or any of their respective directors, officers, employees, agents or representatives has become or is likely to become a Sanctioned Party.

19.9	Sustainability Margin Adjustment

(a)

The Borrowers shall supply to the Agent no later than 31 July after the applicable SLL Reference Period, a duly completed Sustainability Performance Certificate for that SLL Reference Period, together with the Statement of Compliance by a Recognised Organisation for each Ship.

(b)

Each Sustainability Performance Certificate shall be signed by an authorised signatory of the Parent and shall contain the Fleet Sustainability Score for that SLL Reference Period together with supporting calculations (including, for each Fleet Vessel, its Vessel Sustainability Score and Vessel Weighting).

(c)

The Margin will be adjusted in the manner described in the definition of Sustainability Margin Adjustment as of the date that falls five Business Days after the date on which a Sustainability Performance Certificate has been received by the Agent (the Sustainability Effective Date). A Sustainability Margin Adjustment can only occur once per calendar year.

(d)

If a Borrower fails to deliver the Sustainability Performance Certificate for a SLL Reference Period, the Margin will be that which would apply in the event of a Sustainability Breach as better outlined at clause 19.9(f). Such increase in the Margin will become effective on the date that falls five Business Days after the date on which the Sustainability Performance Certificate should have been received in accordance with paragraph (a) above until the Sustainability Performance Certificate is supplied to the Agent.

(e)	Failure to deliver a Sustainability Performance Certificate will not constitute a Default or an Event of Default.

(f)	For so long as a Sustainability Breach is continuing the Fleet Sustainability Score will, for the purposes of this clause 19.9, be deemed not to have been met for the applicable SLL Reference Period.

(g)

If a revised Sustainability Performance Certificate received by the Agent shows that a higher Margin should have applied during a certain period, then the Group shall (or shall ensure the relevant Borrower shall) promptly pay to the Agent any amounts necessary to put the Agent and the Lenders in the position they would have been in had the appropriate rate of the Margin applied during such period.

(h)

The Margin will not be adjusted pursuant to the definition of Sustainability Margin Adjustment on the relevant Sustainability Effective Date if a Default or Event of Default has occurred and is continuing and no adjustment will be capable of occurring until the next Sustainability Effective Date (provided no Default or Event of Default has occurred and is continuing on such date).

In this clause 19.9:

Sustainability Margin Adjustment means the adjustment, in accordance with clause 19.9 (Sustainability Margin Adjustment), (by way of increase) to the Margin existing at the date of this Agreement in accordance with the row “Key Performance Indicator” in the table below corresponding to the Fleet Sustainability Score contained in the Sustainability Performance Certificate in relation to the relevant Sustainability Effective Date.

Sustainability Performance Target Adjustment	Margin

Fleet Sustainability Score greater than 0.80	+5 bps

For the purposes of this definition and any other clause or definition of this Agreement:

Fleet:	shall mean all vessels that are in financial control (vessels recognised as ‘Vessels (net)’ for accounting purposes (on a consolidated basis)) by the Parent.

Fleet Sustainability Score:	shall mean the weighted average of all Vessel Sustainability Scores based on Vessel Weighting and following the methodology used to calculate the baseline Fleet Sustainability Score of 0.77 for 2022.

Fleet Vessel:	shall mean any vessel in the Fleet.

Owned Days:	shall mean, for each Fleet Vessel, the number of days in a calendar year that such vessel is under financial control of Navigator Gas (on a consolidated basis).

Trajectory Value:	The trajectory value of a vessel segment and size in a given year, calculated based on Appendix 3 (calculation of decarbonization trajectories per ship type and size class) of the Poseidon Principles version 4.1 and for selected segments as set out below:

		2024	2025	2026	2027	2028	2029	2030

Liquefied gas tanker	0-49999	17,002	16,559	16,116	15,673	15,230	14,788	14,345

Vessel AER:	shall mean the average efficiency ratio of each Fleet Vessel as calculated per the Poseidon Principles version 4.1 as follows:

AER = SCi SDWT x Di

	where Ci is the carbon emissions for voyage i computed using the fuel consumption and carbon factor of each type of fuel, DWT is the deadweight of a vessel, and Di is the distance travelled on voyage i as stated in the Statement of Compliance by a Recognised Organisation. The AER is computed for all voyages performed over a calendar year.

Vessel Sustainability Score:	shall mean the Vessel AER divided by the relevant Trajectory Value for the corresponding calendar year, calculated as:

	AER Trajectory Value

Vessel Weighting:	shall mean, for each Fleet Vessel, the product of (a) Owned Days, (b) distance travelled on all voyages performed by the respective vessel over the relevant calendar year, and (c) DWT, the deadweight tonnage, of the respective vessel.

(i)

On and at any time after the occurrence of a Declassification Event the Agent may, and shall if so directed by the Lenders, by notice to the Parent declassify the Facilities as “sustainability-linked”.

(j)	With effect on and from the Declassification Date:

(i)	each Sustainability Provision shall cease to apply; and

(ii)	no Sustainability Margin Adjustment will apply to any Utilisation.

(k)	No Facility may be re-classified as “sustainability-linked” on or after the Declassification Date.

19.10	Sustainability publicity

The Parent shall not (and shall ensure that no other member of the Group will) make any disclosure that references any Facility or any Utilisation as “sustainability-linked” at any time on or after the Declassification Date.

19.11	Sufficient copies

The Borrowers, if so requested by the Agent, shall deliver sufficient copies of each document to be supplied under the Finance Documents to the Agent to distribute to each of the Lenders and each Hedging Provider.

19.12	Use of websites

(a)

The Borrowers may satisfy their respective obligations under this Agreement to deliver any information in relation to those Lenders (the Website Lenders) who accept this method of communication by posting this information onto an electronic website designated by the Borrowers and the Agent (the Designated Website) if:

(i)	the Agent expressly agrees (after consultation with each of the Lenders) that it will accept communication of the information by this method;

(ii)	both the Borrowers and the Agent are aware of the address of and any relevant password specifications for the Designated Website; and

(iii)	the information is in a format previously agreed between the Borrowers and the Agent.

If any Lender (a Paper Form Lender) does not agree to the delivery of information electronically then the Agent shall notify the Borrowers accordingly and the Borrowers shall supply the information to the Agent (in sufficient copies for each Paper Form Lender) in paper form. In any event the Borrowers shall supply the Agent with at least one copy in paper form of any information required to be provided by it.

(b)	The Agent shall supply each Website Lender with the address of and any relevant password specifications for the Designated Website following designation of that website by the Borrowers and the Agent.

(c)	The Borrowers shall promptly upon any of them becoming aware of its occurrence notify the Agent if:

(i)	the Designated Website cannot be accessed due to technical failure;

(ii)	the password specifications for the Designated Website change;

(iii)	any new information which is required to be provided under this Agreement is posted onto the Designated Website;

(iv)	any existing information which has been provided under this Agreement and posted onto the Designated Website is amended; or

(v)	any Borrower becomes aware that the Designated Website or any information posted onto the Designated Website is or has been infected by any electronic virus or similar software.

If the Borrowers notify the Agent under paragraphs (i) or (v) above, all information to be provided by the Borrowers under this Agreement after the date of that notice shall be supplied in paper form unless and until the Agent and each Website Lender is satisfied that the circumstances giving rise to the notification are no longer continuing.

(d)

Any Website Lender may request, through the Agent, one paper copy of any information required to be provided under this Agreement which is posted onto the Designated Website. The Borrowers shall comply with any such request within ten Business Days.

19.13	“Know your customer” checks

(a)	If:

(i)	the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement;

(ii)	any change in the status of an Obligor or the composition of the shareholders or members of an Obligor after the date of this Agreement; or

(iii)

a proposed assignment or transfer by a Lender of a Hedging Provider of any of its rights and/or obligations under this Agreement or any Hedging Contract to a party that is not a Lender or the Hedging Provider prior to such assignment or transfer, obliges the Agent, any Hedging Provider or any Lender (or, in the case of paragraph (iii) above, any prospective new Lender) to comply with “know your customer” or similar identification procedures (including all internal “know your customer” requirements) in circumstances where the necessary information is not already available to it, each Obligor shall promptly upon the request of the Agent, any Hedging Provider or any Lender, supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender or any Hedging Provider) or any Lender or any Hedging Provider (for itself or, in the case of the event described in paragraph (iii) above, on behalf of any prospective new Lender or Hedging Provider) in order for the Agent, such Lender or such Hedging Provider or, in the case of the event described in paragraph (iii) above, any prospective new Lender or Hedging Provider to carry out and be satisfied with the results of all necessary “know your customer” (including all internal “know your customer” requirements) or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

(b)

Without prejudice to clause 19.13(a), until such date as the Agent has confirmed in writing that the Finance Parties have complied with all necessary “know your customer” or other similar or similar identification procedures under all applicable laws and regulations pursuant to the transactions contemplated under the Finance Documents, each Obligor shall promptly upon the request of the Agent or any Finance Party supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Finance Party) or any Finance Party (for itself or on behalf of any prospective new Lender).

(c)

Each Finance Party shall promptly upon the request of the Agent or the Security Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent or the Security Agent (for itself) in order for it to carry out and be satisfied with the results of all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

19.14	Sustainability Information

(a)	The Parent shall supply to the Agent, promptly upon request, any additional information which it or any Lender (through the Agent) may reasonably request in order to:

(i)	determine and confirm if any Fleet Sustainability Score has been met; or

(ii)	otherwise determine a member of the Group’s compliance with its obligations under any Sustainability Provision.

(b)

Each Obligor shall notify the Agent of any Sustainability Breach (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence (unless that Obligor is aware that a notification has already been provided by another Obligor).

(c)

The Parties acknowledge and agree that the Agent, the Sustainability Coordinator and the Lenders may rely, without independent verification, upon the accuracy, adequacy and completeness of the Sustainability Information, and that neither the Agent, the Sustainability Coordinator, nor any Lender:

(i)	assumes any responsibility or has any liability for the Sustainability Information; or

(ii)	has an obligation to conduct any appraisal of any Sustainability Information.

(d)	The Sustainability Coordinator may rely on this clause 19.14 subject to clause 1.3 (Third party rights).

20	Financial covenants

Each Borrower undertakes that this clause 20 will be complied with throughout the Facility Period as tested on a quarterly basis in accordance with clause 20.3 (Financial testing).

20.1	Financial definitions

In this clause 20:

Cash means, at any time, cash in hand or held with a bank or a financial institution (as shown in the most recent Quarterly Financial Statements or audited consolidated financial statements as applicable) and determined in accordance with GAAP.

Cash Equivalents shall mean the following (all of which shall be valued at market value and freely disposable and for the avoidance of doubt none of the following shall be deemed disqualified from being freely disposable by reason of being included in minimum liquidity calculations under this Agreement or other agreements respecting Financial Indebtedness, or being subject to a lien):

(a)	securities with maturities of one year or less from the date of acquisition issued or fully guaranteed or insured by the United States Government or any agency thereof;

(b)

certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition and overnight bank deposits of any Lender and certificates of deposit with maturities of one year or less from the date of acquisition and overnight bank deposits of any other commercial bank whose principal place of business is organized under the laws of any country that is a member of the Organization for Economic Cooperation and Development or has concluded special lending arrangements with the International Monetary Fund associated with its General Arrangements to Borrow, or a political subdivision of any such country, and having capital and surplus in excess of $200,000,000;

(c)	commercial paper of any issuer rated at least A-2 by Standard & Poor’s Ratings Group or P-2 by Moody’s investors Service, Inc. with maturities of one year or less from the date of acquisition; and

(d)

additional money market investments with maturities of one year or less from the date of acquisition rated at least A-1 or AA by Standard & Poor’s Ratings Group or P-1 or Aa by Moody’s Investors Service, Inc.

Cash Threshold means, at any time, the sum of:

(a)

the number of ships owned (either fully or partially) and the vessels chartered in by the Group for a period of at least 12 months at the time of the commencement date of the relevant charter; multiplied by

(b)	$750,000,

 subject to an overall maximum threshold amount of $45,000,000.

Total Assets means, at any time, the total assets of the Group determined in accordance with GAAP (as shown in the most recent Quarterly Financial Statements or audited consolidated financial statements, as applicable).

Total Stockholders’ Equity means, at any time, the shareholders’ equity for the Group determined in accordance with GAAP (as shown in the most recent Quarterly Financial Statements or audited consolidated financial statements, as applicable).

20.2	Financial condition

At all times during the Facility Period, the Borrowers shall procure that the Group:

(a)	maintains at all times, Cash and Cash Equivalents equal to or greater than the applicable Cash Threshold; and

(b)	maintains a ratio of Total Stockholders’ Equity to Total Assets of not less than 30%.

20.3	Financial testing

The financial covenants set out in clause 20.2 (Financial condition) shall be calculated in accordance with GAAP (or if the Annual Financial Statements are prepared in accordance with IFRS, IFRS) and tested by reference to each of the financial statements and/or each Compliance Certificate delivered pursuant to clause 19.2 (Provision and contents of Compliance Certificate).

21	General undertakings

Each Borrower undertakes that this clause 21 will be complied with throughout the Facility Period.

21.1	Use of proceeds

The proceeds of any Utilisation shall be used exclusively for the purposes specified in clause 3.12.5(j) (Purpose).

21.2	Authorisations

Each Obligor will promptly:

(a)	obtain, comply with and do all that is necessary to maintain in full force and effect; and

(b)	supply certified copies to the Agent of,

any authorisation required under any law or regulation of a Relevant Jurisdiction to:

(i)	enable it to perform its obligations under the Finance Documents and any Charter Documents in each case to which it is a party;

(ii)	ensure the legality, validity, enforceability or admissibility in evidence of any Finance Document or Charter Document in each case to which it is a party; and

(iii)	carry on its business where failure to do so has, or is reasonably likely to have, a Material Adverse Effect.

21.3	Compliance with laws

(a)

Each Obligor will comply in all respects with all laws and regulations (including Environmental Laws) to which it may be subject if failure to comply has or reasonably likely to have a Material Adverse Effect.

(b)

No Obligor or other Group Member will directly or indirectly use the proceeds of the Facility for any purpose which would breach the Bribery Act 2010, the United States Foreign Corrupt Practices Act of 1977 or other similar legislation in other jurisdictions.

(c)	Each Obligor shall:

(i)	conduct its businesses in compliance with applicable anti-corruption laws; and

(ii)	maintain policies and procedures designed to promote and achieve compliance with such laws.

21.4	Tax compliance

(a)	Each Obligor shall pay and discharge all Taxes imposed upon it or its assets within such time period as may be allowed by law without incurring penalties unless and only to the extent that:

(i)	such payment is being contested in good faith;

(ii)	adequate reserves are being maintained for those Taxes and the costs required to contest them; and

(iii)	such payment can be lawfully withheld.

(b)

Except as approved by the Majority Lenders, each Obligor shall maintain its residence for Tax purposes in the jurisdiction in which it is incorporated or, as the case may be, formed and ensure that it is not resident for Tax purposes in any other jurisdiction save for any Taxes which may arise in the usual course of its business of operating and trading the Ships.

21.5	Change of business

Except as approved by the Majority Lenders, no substantial change will be made to the general nature of the business of the Guarantors or the other Obligors or the Group taken as a whole from that carried on at the date of this Agreement.

21.6	Merger

Except as approved by the Majority Lenders, no Obligor will enter into any amalgamation, demerger, merger, consolidation, re-domiciliation, legal migration or corporate reconstruction.

21.7	Further assurance

(a)

Each Obligor shall promptly do all such acts or execute all such documents (including assignments, transfers, mortgages, charges, notices and instructions) as the Agent may reasonably specify (and in such form as the Agent may reasonably require):

(i)

to perfect the Security Interests created or intended to be created by that Obligor under or evidenced by the Security Documents (which may include the execution of a mortgage, charge, assignment or other security over all or any of the assets which are, or are intended to be, the subject of the Security Documents) or for the exercise of any rights, powers and remedies of the Security Agent provided by or pursuant to the Finance Documents or by law;

(ii)

to confer on the Security Agent Security Interests over any property and assets of that Obligor located in any jurisdiction equivalent or similar to the Security Interest intended to be conferred by or pursuant to the Security Documents;

(iii)	to facilitate the realisation of the assets which are, or are intended to be, the subject of the Security Documents; and/or

(iv)	to facilitate either the accession by a New Lender to any Security Document following an assignment in accordance with clause 32.1 (Assignments and Transfers by the Lenders).

(b)

Each Obligor shall take all such action as is available to it (including making all filings and registrations) as may be necessary for the purpose of the creation, perfection, protection or maintenance of any Security Interest conferred or intended to be conferred on the Security Agent by or pursuant to the Finance Documents.

21.8	Negative pledge in respect of Charged Property

Except:

(a)	as approved by the Majority Lenders;

(b)	for Permitted Liens; and

(c)	any Security Interest granted by an Obligor in accordance with the terms of the Existing Loan Agreement that will be fully discharged on the Utilisation Date in respect of the Term Facility,

no Obligor will grant or allow to exist any Security Interest over any Charged Property.

21.9	Environmental matters

(a)

The Agent will be notified as soon as reasonably practicable of any Environmental Claim being made against any Obligor or any Ship which, if successful to any extent, might have a Material Adverse Effect and of any Environmental Incident which may give rise to such an Environmental Claim and will be kept regularly and promptly informed in reasonable detail of the nature of, and response to, any such Environmental Incident and the defence to any such claim.

(b)	Environmental Laws (and any consents, licences or approvals obtained under them) applicable to any Ship will not be violated in a way which might have a Material Adverse Effect.

(c)

The Obligors shall use all reasonable efforts to ensure that any Ship which is sold to an intermediary with an intention that such Ship will be scrapped, is recycled at a recycling yard in a socially and environmentally responsible manner in accordance with the Hong Kong International Convention for the Safe and Environmentally Sound Recycling of Ships, 2009 (whether or not it is in force) and/or EU Ship Recycling Regulation, 2013 (as applicable).

21.10	Inspection of records

Upon reasonable notice from the Agent, allow any representative of the Agent, subject to applicable laws and regulations, to visit and inspect the Borrowers’ properties and, on request, to examine the Borrowers’ books of account, records, reports, agreements and other papers and to discuss the Borrowers’ affairs, finances and accounts with its offices, in each case at such times and as often as the Agent reasonably requests.

21.11	Managing member of Borrowers

At all times (unless the Lenders have provided their written consent) the managing member of each Borrower shall be the Parent.

21.12	No change of name etc

During the Facility Period, no Obligor will change (unless the Lenders have provided their written consent, such consent not to be unreasonably withheld):

(a)	its name;

(b)	the type of legal entity which it exists as; or

(c)	its Original Jurisdiction.

21.13	Sanctions

(a)	Each Obligor shall (and shall ensure that each member of the Group will) comply in all respects with all Sanctions.

(b)

No Obligor nor any other member of the Group nor any Affiliate of any member of the Group nor any of their respective directors, officers or employees will, directly or (to the Obligor’s knowledge) indirectly:

(i)

use any part of the proceeds of the Loans or lend, contribute or otherwise make available such proceeds to, or for the benefit of, a Sanctioned Party, or permit or authorise any such proceeds to be applied in a manner or for a purpose prohibited by any Sanctions or to fund any activity in a Sanctioned Country or in any other manner that would result in a violation of or exposure to Sanctions by any person (including any person participating in the Loans, whether as underwriter, advisor, investor, or otherwise); or

(ii)

fund all or part of any payment under the Facilities out of proceeds derived from transactions with a Sanctioned Party or any activity in a Sanctioned Country or which would be prohibited by any Sanctions or would otherwise cause it to be in breach of Sanctions or to become a Sanctioned Party.

(c)

Each Obligor shall procure that no proceeds from any activity or dealing with a Sanctioned Party or in a Sanctioned Country are credited to any bank account held with any Finance Party (including the Earnings Account) or any Affiliate of a Finance Party.

(d)

No Obligor shall be a Sanctioned Party or engage in any activity, transaction or make any omission that could cause it, a Ship, or any Finance Party to (i) breach Sanctions or (ii) be exposed to any adverse measures pursuant to Sanctions, including (but not limited to) being designated as a Sanctioned Party

(e)

No Owner shall employ the Ship owned by it nor knowingly allow its employment, operation or management for any transaction involving a Sanctioned Party or in any Sanctioned Country or in any manner contrary to Sanctions or in a manner which would trigger the operation of any sanctions limitation or exclusion clause (or similar) in the Insurances.

(f)

The Sanctions Provisions shall not apply for the benefit of a Lender to the extent that the making, the receiving of the benefit of and/or, where applicable, the repetition of these representations and warranties, and the compliance with these undertakings result in a violation of or conflict with:

(i)

any provision of Council Regulation (EC) 2271/1996 of 22 November 1996 protecting against the effects of the extra-territorial application of legislation adopted by a third country, and actions based thereon or resulting therefrom;

(ii)

if applicable, any provision of Council Regulation (EC) 2271/1996 of 22 November 1996 protecting against the effects of the extra-territorial application of legislation adopted by a third country, and actions based thereon or resulting therefrom (as it forms part of the domestic law of the United Kingdom by virtue of the 2018 Withdrawal Act) and any provisions of the Sanctions and Anti-Money Laundering Act 2018;

(iii)

if applicable, section 7 of the German Foreign Trade Regulation (Aubenwirtschaftsverordnung) (in conjunction with section 4 paragraph 1 of No. 3 foreign trade law (AWG) (Aubenwirtschaftsverordnung)); or

(iv)	any similar applicable anti-boycott law or regulation of the European Union or United Kingdom in force at the time of this Agreement.

In connection with any amendment, waiver, determination or direction relating to any part of a Sanctions Provision of which a Restricted Lender does not have the benefit pursuant to this paragraph (f), the Commitments of that Restricted Lender will be excluded for the purpose of determining whether the consent of the relevant Lenders has been obtained or whether the determination or direction by the relevant Lenders has been made.

Any amendment, waiver, determination or direction relating to any part of this clause 21.13 will be subject to the consent of each Restricted Lender.

(g)	In this clause 21.13:

Restricted Lender means a Lender that notifies the Agent to the effect that the Sanctions Provisions will not apply for its benefit according to clause 21.13(f); and

Sanctions Provisions means the representations and warranties given in clause 18.20 (Sanctions) and the undertakings given in clause 21.13(Sanctions).

21.14	Listing

(a)	Subject to the provisions of 21.14(b), the Ultimate Parent shall maintain its listing on The New York Stock Exchange.

(b)

The requirements set out in 21.14(a) shall not apply in the event that the Permitted Holders, acting jointly or independently, acquire sufficient ownership interests in the Ultimate Parent in order to delist the Ultimate Parent from The New York Stock Exchange.

(c)

Following any such delisting of the Ultimate Parent from The New York Stock Exchange, the Permitted Holders and the Majority Lenders will enter into discussions to agree on the minimum ownership requirements of the Permitted Holders in the Ultimate Parent. If the Parties are unable to agree the required ownership threshold to be held by the Permitted Holders in the Ultimate Parent within one month of the Ultimate Parent’s delisting, or if earlier, any Permitted Holder reduces its ownership interest in the Ultimate Parent or if a Lender is unable to satisfy its internal KYC requirements, then such delisting of the Ultimate Parent or Permitted Holder shareholding ownership reduction, will be considered a Change of Control and the provisions of clause 7.2 (Change of control) shall apply.

21.15	Contractual recognition of bail-in

Notwithstanding any other term of any Finance Document or any other agreement, arrangement or understanding between the Finance Parties and the Obligors, each Finance Party and each Obligor acknowledges and accepts that any liability of any party to any other party under or in connection with the Finance Documents may be subject to Bail-In Action by the relevant Resolution Authority and acknowledges and accepts to be bound by the effect of:

(a)	any Bail-In Action in relation to any such liability, including (without limitation):

(i)	a reduction, in full or in part, in the principal amount, or outstanding amount due (including any accrued but unpaid interest) in respect of any such liability;

(ii)	a conversion of all, or part of, any such liability into shares or other instruments of ownership that may be issued to, or conferred on, it; and

(iii)	a cancellation of any such liability; and

(b)	a variation of any term of any Finance Document to the extent necessary to give effect to any Bail-In Action in relation to any such liability.

21.16	Anti-terrorism law

Each Obligor will comply in all material respects with any and all anti-terrorism laws applicable to it and its activities, if failure to comply would have a Material Adverse Effect.

22	Dealings with Ship

Each Borrower undertakes that this clause 22 will be complied with in relation to each Mortgaged Ship throughout the relevant Ship’s Mortgage Period.

22.1	Ship’s name and registration

(a)	The Ship’s name shall only be changed after prior notice to the Agent.

(b)

The Ship shall be permanently registered in the name of the relevant Owner with the relevant Registry within 90 days of the date of the Mortgage of the Ship and registered in the name of the relevant Owner with the relevant Registry under the laws of its Flag State. Except with approval, the Ship shall not be registered under any other flag or at any other port or fly any other flag (other than that of its Flag State). If that registration is for a limited period, it shall be renewed at least 45 days before the date it is due to expire and the Agent shall be notified of that renewal at least 30 days before that date.

(c)

Nothing will be done and no action will be omitted if that might result in such registration being forfeited or imperilled or the Ship being required to be registered under the laws of another state of registry.

22.2	Sale or other disposal of Ship

Save where the net sale proceeds will enable the relevant Owner to comply with its mandatory prepayment obligations under clause 7.6 (Sale or Total Loss) and, if no Default is then continuing, for a sale to a buyer who is not an Affiliate of a Borrower for a cash price payable on completion of the sale which is no less than the amount of the prepayment required in respect of the Loans pursuant to clause 7.6 (Sale or Total Loss), the relevant Owner will not sell, or agree to, transfer, abandon or otherwise dispose of the relevant Ship or any share or interest in it without the consent of the Lenders, such consent not to be unreasonably withheld or delayed.

22.3	Manager

(a)

Each Ship shall be technically managed by Northern Marine Management Limited, Navigator Gas Shipmanagement Limited, Thome Ship Management Limited Pte., Ultraship ApS or another first class technical manager approved by the Agent (acting on the instructions of the Majority Lenders) and commercially managed by a Group Member, Ultragas ApS or another first class commercial manager approved by the Agent (acting on the instructions of the Majority Lenders).

(b)	A Manager of a Ship shall not be appointed or changed without the prior approval of the Agent unless the proposed manager is a manager referred to in paragraph (a) above.

(c)	The Borrowers shall procure that each Manager delivers a duly executed Manager’s Undertaking to the Security Agent immediately following its appointment as Manager.

22.4	Copy of Mortgage on board

A properly certified copy of the relevant Mortgage shall be kept on board the Ship with its papers and shown to anyone having business with the Ship which might create or imply any commitment or Security Interest over or in respect of the Ship (other than a lien for crew’s wages and salvage) and to any representative of the Security Agent.

22.5	Notice of Mortgage

A framed printed notice of the Ship’s Mortgage shall be prominently displayed in the navigation room and in the Master’s cabin of the Ship. The notice must be in plain type and read as follows:

“NOTICE OF MORTGAGE

This Ship is subject to a First Preferred Ship Mortgage to [●] with offices at [●], acting in its capacity as security agent and as trustee, under authority of Title 21 of the Liberian Code of Laws of 1956 as amended. Under the terms of the said Mortgage and related documents neither the Owner nor any charterer nor the Master of this Ship nor any other person has any right, power or authority to create, incur or permit to be imposed upon this Ship any lien, commitments or encumbrances whatsoever other than for crew’s wages and salvage”.

No-one will have any right, power or authority to create, incur or permit to be imposed upon the Ship any lien whatsoever other than for crew’s wages and salvage.

22.6	Conveyance on default

Where the Ship is (or is to be) sold in exercise of any power conferred by the Security Documents, the relevant Owner shall, upon the Agent’s request, immediately execute such form of transfer of title to the Ship as the Agent may require.

22.7	Chartering

Except with approval, the relevant Owner shall not enter into any charter commitment for the Ship, which is:

(a)	a bareboat or demise charter or passes possession and operational control of the Ship to another person; or

(b)	a Charter, unless the relevant Owner executes a Charter Assignment in respect of such Charter prior to delivery of the relevant Ship under such Charter.

If a Charterer requires the Lenders to enter into a letter of quiet enjoyment, such letter will be on terms acceptable to the Lenders acting reasonably.

22.8	Lay up

Except with approval, the Ship shall not be laid up or deactivated.

22.9	Sharing of Earnings

Except with approval the relevant Owner shall not enter into any arrangement under which its Earnings from the Ship may be shared with anyone else.

22.10	Payment of Earnings

The relevant Owner’s Earnings from the Ship shall be paid in accordance with clause 27.1 (Earnings Account) unless required to be paid to the Security Agent pursuant to the General Assignment for that Ship. If any Earnings are held by brokers or other agents, they shall be paid to the Agent, if it requires this after the Earnings have become payable to it under the Ship’s General Assignment for that Ship.

22.11	Copy of “Green Passport” on board

Promptly upon becoming available and in any event no later than 31 December 2024, a copy of the inventory of hazardous materials or equivalent document acceptable to the Agent shall be maintained on board the Ship.

22.12	Poseidon Principles

The Borrower shall, upon the request of the Agent and at the cost of the Borrower, on or before 31 July in each calendar year, supply or procure the supply to the Agent of all information necessary in order for any Lender to comply with its obligations under the Poseidon Principles in respect of the preceding year, being all ship fuel oil consumption data required to be collected and reported in accordance with Regulation 22A of Annex VI and any Statement of Compliance, in each case relating to each Ship for the preceding calendar year provided always that no Lender shall publicly disclose such information with the identity of any Ship without the prior written consent of the Borrower. For the avoidance of doubt, such information shall be “Confidential Information” for the purposes of clause 45.1 (Confidential Information). Without prejudice to the foregoing, the Borrower acknowledges that, in accordance with the Poseidon Principles, such information will on an anonymous and unidentifiable basis form part of the information published regarding the relevant Lender’s portfolio climate alignment.

23	Condition and operation of Ship

Each Borrower undertakes that this clause 23 will be complied with in relation to each Mortgaged Ship throughout the relevant Ship’s Mortgage Period.

23.1	Defined terms

In this clause 23 and in Schedule 3 (Conditions precedent):

applicable code means any code or prescribed procedures required to be observed by the Ship or the persons responsible for its operation under any applicable law (including but not limited to those currently known as the ISM Code and the ISPS Code);

applicable law means all laws and regulations applicable to vessels registered in the Ship’s Flag State or which for any other reason apply to the Ship or to its condition or operation at any relevant time; and

applicable operating certificate means any certificates or other document relating to the Ship or its condition or operation required to be in force under any applicable law or any applicable code.

23.2	Repair

The Ship shall be kept in a good, safe and efficient state of repair. The quality of workmanship and materials used to repair the Ship or replace any materially damaged, worn or lost parts or equipment shall be sufficient to ensure that the Ship’s value is not materially reduced.

23.3	Modification

Except with approval, the structure, type or performance characteristics of the Ship shall not be modified in a way which could or might materially alter the Ship or materially reduce its value.

23.4	Removal of parts

Except with approval, no material part of the Ship or any equipment shall be removed from the Ship if to do so would materially reduce its value (unless at the same time it is replaced with equivalent parts or equipment owned by the relevant Owner free of any Security Interest except under the Security Documents).

23.5	Third party owned equipment

Except with approval, equipment owned by a third party shall not be installed on the Ship if it cannot be removed without risk of causing damage to the structure or fabric of the Ship or incurring significant expense.

23.6	Maintenance of class; compliance with laws and codes

(a)

The Ship’s class shall be the relevant Classification (and being the highest applicable classification available in the relevant Classification Society (or the equivalent classification with another Classification Society)), free of overdue conditions or recommendations affecting the Ship’s class.

(b)	The relevant Owner shall ensure that:

(i)	the Ship shall comply in all material aspects with all laws or regulations applicable to it; and

(ii)

it will comply in all material aspects with all laws applicable to its business and applicable to the Ship, its ownership, employment, operation, management and registration, including the ISM Code, the ISPS Code, all Environmental Laws, all SOLAS standards and the laws of the Flag State; and

(iii)	it shall obtain, comply with and do all that is necessary to maintain in full force and effect any approvals required by any Environmental Law,

and without limiting paragraphs (i), (ii) and (iii) above, the Owner shall not employ Ship nor allow its employment, operation or management in any manner contrary to any law or regulation including but not limited to the ISM Code, the ISPS Code and all Environmental Laws.

(c)

There shall be kept in force and on board the Ship or in such person’s custody any applicable operating certificates which are required by applicable laws or applicable codes to be carried on board the Ship or to be in such person’s custody.

23.7	Surveys

The Ship shall be submitted to continuous surveys and any other surveys which are required for it to maintain the Classification as its class. Copies of reports of those surveys shall be provided promptly to the Agent if it so requests which request shall not exceed more than one in each calendar year.

23.8	Inspection and notice of dry-dockings

The Agent and/or surveyors or other persons appointed by it for such purpose shall be allowed to board the Ship to inspect it once per annum if no Event of Default has occurred and is continuing or as frequently as may be required by the Agent following the occurrence of an Event of Default which is continuing, or a Major Casualty (whereupon the Agent and/or surveyors or other persons appointed by it for such purpose shall be entitled to board the Ship to inspect it during the period falling shortly after completion of the repair works in respect of that Major Casualty), provided advance written notice is provided to the Obligors and such inspection does not interfere with the normal commercial operation of the Ship. The Agent shall be given all proper facilities needed for the purposes of any such inspection and the reasonable costs of such inspection shall be borne by the Borrowers.

23.9	Prevention of arrest

All debts, damages, liabilities and outgoings which have given, or may give, rise to maritime, statutory or possessory liens on, or claims enforceable against, the Ship, its Earnings or Insurances shall be promptly paid and discharged unless such payment is being contested in good faith and adequate reserves are being maintained for such payment.

23.10	Release from arrest

The Ship, its Earnings and Insurances shall promptly be released from any arrest, detention, attachment or levy, and any legal process against the Ship shall be promptly discharged, by whatever action is required to achieve that release or discharge.

23.11	Information about Ship

The Agent shall promptly be given any information which it may reasonably require about the Ship or its employment, position, use or operation, including details of towages and salvages, and copies of all its charter commitments entered into by or on behalf of any Obligor and copies of any applicable operating certificates.

23.12	Notification of certain events

The Agent shall promptly be notified of:

(a)	any damage to the Ship where the cost of the resulting repairs may exceed the Major Casualty Amount for such Ship;

(b)	any occurrence which may result in the Ship becoming a Total Loss;

(c)	any requisition of the Ship for hire;

(d)	any material Environmental Incident involving the Ship and Environmental Claim being made in relation to such an incident;

(e)	any withdrawal or threat to withdraw any applicable operating certificate;

(f)	the issue of any operating certificate required under any applicable code;

(g)	the receipt of notification that any application for such a certificate has been refused;

(h)

any requirement made in relation to the Ship by any insurer or the Ship’s Classification Society or by any competent authority which is not, or cannot be, complied with in the manner or time required; and

(i)	any arrest or detention of the Ship or any exercise or purported exercise of a lien or other claim on the Ship or its Earnings or Insurances.

23.13	Payment of outgoings

All tolls, dues and other outgoings whatsoever in respect of the Ship and its Earnings and Insurances shall be paid promptly. Proper accounting records shall be kept of the Ship and its Earnings.

23.14	Evidence of payments

The Agent shall be allowed proper and reasonable access to those accounting records when it requests it and, when it requires it, shall be given satisfactory evidence that:

(a)	the wages and allotments and the insurance and pension contributions of the Ship’s crew are being promptly and regularly paid;

(b)	all deductions from its crew’s wages in respect of any applicable Tax liability are being properly accounted for; and

(c)	the Ship’s master has no claim for disbursements other than those incurred by him in the ordinary course of trading on the voyage then in progress.

23.15	Repairers’ liens

Except with approval, the Ship shall not be put into any other person’s possession for work to be done on the Ship if the cost of that work will exceed or is likely to exceed $2,500,000 (or its equivalent in any other currency or currencies) unless that person gives the Security Agent a written undertaking in approved terms not to exercise any lien on the Ship or its Earnings for any of the cost of such work.

23.16	Survey report

As soon as reasonably practicable after the Agent requests it (which request shall not exceed one request per year) the Agent shall be given a report on the seaworthiness and/or safe operation of the Ship, from approved surveyors or inspectors. If any recommendations are made in such a report they shall be complied with in the way and by the time recommended in the report.

23.17	Lawful use

The Ship shall not be employed:

(a)	in any way or activity which would be unlawful under international law or other law applicable to an Obligor or the trading of a Ship;

(b)

to the extent that such activity or employment would be unlawful under international law or other law applicable to an Obligor or the trading of a Ship, in carrying illicit, contraband or prohibited goods;

(c)	in a way which may make it liable to be condemned by a prize court or destroyed, seized or confiscated; or

(d)	for any purpose other than as a civil merchant trading vessel,

and the persons responsible for the operation of a Ship shall take all necessary and proper precautions to ensure that this does not happen, including participation in industry or other voluntary schemes available to the Ship and in which leading operators of ships operating under the same flag or engaged in similar trades generally participate at the relevant time.

23.18	War zones

The Ship shall not enter or remain in any zone which has been declared a war zone by any government entity or the Ship’s war risk insurers, unless appropriate insurances have been taken out by the relevant Owner. Any requirements of the Agent and/or the Ship’s insurers necessary to ensure that the Ship remains properly insured in accordance with the Finance Documents (including any requirement for the payment of extra insurance premiums) shall be complied with by each Borrower.

23.19	Environmental matters

Where the Ship is to trade to the United States, the relevant Owner shall, if requested by the Agent, provide to the Agent as soon as possible, but in any event no later than 10 days prior to the relevant Ship’s arrival in the United States, evidence of the relevant Ship’s certificate of financial responsibility and vessel response plan required under United States law and evidence of their approval by the appropriate United States government entity and (if requested by the Agent) an environmental report in respect of the relevant Ship from an approved person.

24	Insurance

Each Borrower undertakes that this clause 24 shall be complied with in relation to each Mortgaged Ship and its Insurances throughout the relevant Ship’s Mortgage Period.

24.1	Insurance terms

In this clause 24:

approved insurers means insurers or underwriters with a minimum credit rating of “BBB” by Standard & Poor’s Ratings Group (or an equivalent credit rating by another international ratings agency).

excess risks means the proportion (if any) of claims for general average, salvage and salvage charges not recoverable under the hull and machinery insurances of a vessel in consequence of the value at which the vessel is assessed for the purpose of such claims exceeding its insured value;

excess war risk P&I cover means cover for claims only in excess of amounts recoverable under the usual war risk cover including (but not limited to) hull and machinery, crew and protection and indemnity risks;

hull cover means insurance cover against the risks identified in clause 24.2(a)(i);

minimum hull cover means, in relation to a Mortgaged Ship, an amount equal to or greater than the higher of (i) the Fair Market Value of that Mortgaged Ship at the relevant time and (ii) 120% of the outstanding Term Loan and the Available Revolving Loan Facility for that Mortgaged Ship.

P&I risks means the usual risks (including liability for oil pollution, excess war risk P&I cover) covered by a protection and indemnity association which is a member of the International Group of protection and indemnity associations (or, if the International Group ceases to exist, any other leading protection and indemnity association or other leading provider of protection and indemnity insurance) (including, without limitation, the proportion (if any) of any collision liability not covered under the terms of the hull cover).

24.2	Coverage required

(a)	The Ship shall at all times be insured:

(i)

against (A) fire and usual marine risks (including excess risks) and (B) war risks (including war protection and indemnity risks and terrorism, piracy and confiscation risks) on an agreed value basis, in each case for at least its minimum hull cover and in the case of sub-section (A), provided that the basic hull and machinery insurances for the Ship shall at all times cover 80% of its market value and the remaining minimum hull cover may be insured by way of excess risks cover;

(ii)

against P&I risks for the highest amount then available in the insurance market for vessels of similar age, size and type as the Ship (but, in relation to liability for oil pollution, for an amount of not less than $1,000,000,000);

(iii)	against such other risks and matters which the Agent notifies it that it considers reasonable for a prudent shipowner or operator to insure against at the time of that notice; and

(iv)	on terms which comply with the other provisions of this clause 24.

(b)

The Ship shall not enter or remain in any zone which has been declared a war, conditional or excluded zone by any government entity or the Ship’s insurers for war risks and/or allied perils (including piracy) unless:

(i)	appropriate insurances have been taken out by the relevant Owner; and

(ii)

any requirements of the Agent and/or the Ship’s insurers necessary to ensure that the Ship remains properly insured in accordance with the Finance Documents (including any requirement for the payment of extra insurance premiums) have been complied with.

24.3	Placing of cover

The insurance coverage required by clause 24.2 (Coverage required) shall be:

(a)

in the name of the Ship’s Owner and (in the case of the Ship’s hull cover) no other person (other than the Security Agent if required by it) (unless such other person, if so required by the Agent, has duly executed and delivered a first priority assignment of its interest in the Ship’s Insurances to the Security Agent in an approved form and provided such supporting documents and opinions in relation to that assignment as the Agent requires);

(b)

if the Agent so requests, in the joint names of the Ship’s Owner and the Security Agent (and, to the extent reasonably practicable in the insurance market, without liability on the part of the Security Agent for premiums or calls);

(c)	in dollars or another approved currency;

(d)	arranged through approved brokers or direct with approved insurers or protection and indemnity or war risks associations; and

(e)	on approved terms and with approved insurers or approved associations.

24.4	Deductibles

The aggregate amount of any excess or deductible under the Ship’s hull cover shall not exceed $1,000,000 or such higher amount as the Lenders may agree (such agreement not to be unreasonably withheld or delayed).

24.5	Mortgagee’s insurance

The Borrowers shall promptly reimburse to the Agent the cost (as conclusively certified by the Agent) of taking out and keeping in force in respect of the Mortgaged Ships on approved terms, or in considering or making claims under:

(a)

a mortgagee’s interest insurance and a mortgagee’s additional perils (pollution risks cover) for the benefit of the Finance Parties for an aggregate amount up to 120% of the aggregate of the Available Revolving Loan Facility and the outstanding Term Loan at such time; and

(b)

any other insurance cover which the Agent reasonably requires in respect of any Finance Party’s interests and potential liabilities (whether as mortgagee of the Ship or beneficiary of the Security Documents).

24.6	Fleet liens, set off and cancellations

If the Ship’s hull cover also insures other vessels, the Security Agent shall either be given an undertaking in approved terms by the brokers or (if such cover is not placed through brokers or the brokers do not, under any applicable laws or insurance terms, have such rights of set off and cancellation) the relevant insurers that the brokers or (if relevant) the insurers will not:

(a)	set off against any claims in respect of the Ship any premiums due in respect of any of such other vessels insured (other than other Mortgaged Ships); or

(b)	cancel that cover because of non-payment of premiums in respect of such other vessels,

or the Borrowers shall ensure that hull cover for the Ship and any other Mortgaged Ships is provided under a separate policy from any other vessels.

24.7	Payment of premiums

All premiums, calls, contributions or other sums payable in respect of the Insurances shall be paid punctually and the Agent shall be provided with all relevant receipts or other evidence of payment upon request.

24.8	Details of proposed renewal of Insurances

At least 14 days before any of the Ship’s Insurances are due to expire, the Agent shall be notified of the names of the brokers, insurers and associations proposed to be used for the renewal of such Insurances and the amounts, risks and terms in, against and on which the Insurances are proposed to be renewed.

24.9	Instructions for renewal

At least seven days before any of the Ship’s Insurances are due to expire, instructions shall be given to brokers, insurers and associations for them to be renewed or replaced on or before their expiry.

24.10	Confirmation of renewal

The Ship’s Insurances shall be renewed upon their expiry in a manner and on terms which comply with this clause 24 and confirmation of such renewal given by approved brokers or insurers to the Agent at least seven days (or such shorter period as may be approved) before such expiry.

24.11	P&I guarantees

Any guarantee or undertaking required by any protection and indemnity or war risks association in relation to the Ship shall be provided when required by the association.

24.12	Insurance documents

The Agent shall be provided with pro forma copies of all insurance policies and other documentation issued by brokers, insurers and associations in connection with the Ship’s Insurances as soon as they are available after they have been placed or renewed and all insurance policies and other documents relating to the Ship’s Insurances shall be deposited with any approved brokers or (if not deposited with approved brokers) the Agent or some other approved person.

24.13	Letters of undertaking

Unless otherwise approved where the Agent is satisfied that equivalent protection is afforded by the terms of the relevant Insurances and/or any applicable law and/or a letter of undertaking provided by another person, on each placing or renewal of the Insurances, the Agent shall be provided promptly with letters of undertaking in an approved form (having regard to general insurance market practice and law at the time of issue of such letter of undertaking) from the relevant brokers, insurers and associations.

24.14	Insurance Notices and Loss Payable Clauses

The interest of the Security Agent as assignee of the Insurances shall be endorsed on all insurance policies and other documents by the incorporation of a Loss Payable Clause and an Insurance Notice in respect of the Ship and its Insurances signed by its Owner and, unless otherwise approved, each other person assured under the relevant cover (other than the Security Agent if it is itself an assured).

24.15	Insurance correspondence

If so required by the Agent, the Agent shall promptly be provided with copies of all written communications between the assureds and brokers, insurers and associations relating to any of the Ship’s Insurances as soon as they are available.

24.16	Qualifications and exclusions

All requirements applicable to the Ship’s Insurances shall be complied with and the Ship’s Insurances shall only be subject to approved exclusions or qualifications.

24.17	Independent report

If the Agent, acting reasonably, asks the Borrowers for a detailed report from an approved independent firm of marine insurance brokers giving their opinion on the adequacy of the Ship’s Insurances then the Agent shall be provided promptly with such a report at no cost to the Agent or (if the Agent obtains such a report itself) the Borrowers shall reimburse the Agent for the cost of obtaining that report.

24.18	Collection of claims

All documents and other information and all assistance required by the Agent to assist it and/or the Security Agent in trying to collect or recover any claims under the Ship’s Insurances shall be provided promptly.

24.19	Employment of Ship

The Ship shall only be employed or operated in conformity with the terms of the Ship’s Insurances (including any express or implied warranties) and not in any other way (unless the insurers have consented and any additional requirements of the insurers have been satisfied).

24.20	Declarations and returns

If any of the Ship’s Insurances are on terms that require a declaration, certificate or other document to be made or filed before the Ship sails to, or operates within, an area, those terms shall be complied with within the time and in the manner required by those Insurances.

24.21	Application of recoveries

All sums paid under the Ship’s Insurances to anyone other than the Security Agent shall be applied in repairing the damage and/or in discharging the liability in respect of which they have been paid except to the extent that the repairs have already been paid for and/or the liability already discharged.

24.22	Settlement of claims

Any claim under the Ship’s Insurances for a Total Loss or Major Casualty shall only be settled, compromised or abandoned with prior approval.

24.23	Change in insurance requirements

If the Agent gives notice to the Borrowers to change the terms and requirements of this clause 24 (which the Agent may only do, in such manner as it considers appropriate (acting reasonably having consideration to market conditions at the relevant time), as a result in changes of circumstances or practice after the date of this Agreement), this clause 24 shall be modified in the manner so notified by the Agent on the date 14 days after such notice from the Agent is received.

25	Minimum security value

Each Borrower undertakes that this clause 25 will be complied with throughout any Mortgage Period.

25.1	Valuation of assets

For the purpose of the Finance Documents, the value at any time of any Mortgaged Ship or any other asset over which additional security is provided under this clause 25 will be its value as most recently determined in accordance with this clause 25.

25.2	Valuation frequency

(a)

Valuations of each Mortgaged Ship shall be carried out semi-annually, such valuations to be provided to the Agent at the same time that a Compliance Certificate is provided to the Agent at the end of the Group’s second and fourth financial quarter pursuant to clause 19.2(a).

(b)	Each valuation shall be dated no earlier than 30 days prior to delivery of that valuation to the Agent.

(c)	In addition valuations of the relevant Mortgaged Ship and each such other asset in accordance with this clause 25 shall be required:

(i)	prior to the first Utilisation Date in respect of the Existing Ships in accordance with clause 4.1 (Initial conditions precedent) and paragraph 14 of Part 2 of Schedule 3 (Conditions precedent)

(ii)	prior to the first Utilisation in respect of the Ship Navigator Aurora, paragraph 13 of Part 3 of Schedule 3 (Conditions precedent); and

(iii)	as may be further required by the Agent at any other time if an Event of Default has occurred and is continuing or if a mandatory prepayment event occurs under clause 7.6 (Sale or Total Loss).

(d)

The Agent (acting on the instructions of the Majority Lenders) may request further valuations at any other time (subject to such valuations not interfering with the normal commercial operation of the Ship). Such additional valuations will be at the cost of the Agent unless such valuations show that the Security Value is less than the Minimum Value at that time, in which case the costs for such valuations will be borne by the Borrowers.

25.3	Expenses of valuation

The Borrowers shall bear, and reimburse to the Agent where incurred by the Agent, all reasonable costs and expenses of providing such valuations other than as set out in clause 25.2(d).

25.4	Valuations procedure

The value of any Mortgaged Ship shall be determined in accordance with, and by two Approved Valuers appointed in accordance with, this clause 25. Additional security provided under this clause 25 shall be valued in such a way, on such a basis and by such persons (including the Agent itself) as may be approved by the Majority Lenders or as may be agreed in writing by the Borrowers and the Agent (on the instructions of the Majority Lenders).

25.5	Currency of valuation

Valuations shall be provided by Approved Valuers in dollars or, if an Approved Valuer is of the view that the relevant type of vessel is generally bought and sold in another currency, in that other currency. If a valuation is provided in another currency, for the purposes of this Agreement it shall be converted into dollars at the Agent’s spot rate of exchange for the purchase of dollars with that other currency as at the date to which the valuation relates.

25.6	Basis of valuation

Each valuation will be addressed to the Agent in its capacity as such and made:

(a)	without physical inspection (unless required by the Agent);

(b)	on the basis of a sale for prompt delivery for a price payable in full in cash on delivery at arm’s length on normal commercial terms between a willing buyer and a willing seller; and

(c)	without taking into account the benefit of any charter commitment (including a Charter).

25.7	Information required for valuation

The Borrowers shall promptly provide to the Agent and any such valuer any information which they reasonably require for the purposes of providing such a valuation.

25.8	Approval of valuers

All valuers must be Approved Valuers. The Agent shall respond promptly to any request by the Borrowers, and the Borrowers shall respond promptly to any request by the Agent, for approval of a broker nominated by the Borrowers or, as the case may be, the Agent to become an Approved Valuer. The Agent may, acting reasonably, at any time by notice to the Borrowers withdraw any Approved Valuer or previous approval of a valuer for the purposes of future valuations. That valuer may not then be appointed to provide valuations unless it is once more approved.

25.9	Appointment of valuers

When valuations of a Mortgaged Ship are required for the purposes of this clause 25, the Borrowers shall be responsible for appointing two Approved Valuers and obtaining the required valuations of the Mortgaged Ship. If the Borrowers fails to do so promptly, the Agent may appoint both Approved Valuers to provide the required valuations.

25.10	Number of valuers

Each valuation shall be carried out by the two Approved Valuers selected pursuant to clause 25.9 (Appointment of valuers).

25.11	Differences in valuations

(a)	If a valuer provides a range of value in respect of a Ship, the arithmetic mean average of that range of value shall be that valuer’s valuation.

(b)

If valuations provided by individual valuers differ, the value of the relevant Ship for the purposes of the Finance Documents will be the arithmetic mean average of those valuations. If the higher of the two valuations obtained pursuant to clause 25.10 is more than 110 per cent of the lower of the two valuations then a third valuation shall be obtained from a third Approved Valuer (nominated by the Agent and appointed by the Borrowers) and the value of the relevant Mortgaged Ship for the purposes of the Finance Documents will be the arithmetic mean average of those three valuations.

25.12	Security shortfall

If at any time the Security Value is less than the Minimum Value, the Agent may, and shall, if so directed by the Lenders, by notice to the Borrowers require that such deficiency be remedied. The

Borrowers shall then within 30 days of receipt of such notice ensure that the Security Value equals or exceeds the Minimum Value. For this purpose, the Borrowers may:

(a)	provide additional security over other assets approved by the Majority Lenders in accordance with this clause 25; and/or

(b)

cancel part of the Revolving Loan Facility sufficient to remedy such deficiency pending the Borrowers being in compliance with clause 25.1 and, if applicable, prepay such part of the Revolving Loan to ensure that the outstanding Revolving Loan Facility does not exceed the Revolving Loan Commitments (as so reduced); and/or

(c)

prepay an amount of the Term Loan under clause 7.3 (Voluntary prepayment of Term Loan) in an amount of not less than such deficiency, such prepayment to be applied against the Term Loan Ship Tranches in inverse order of maturity.

25.13	Creation of additional security

The value of any additional security which the Borrowers offer to provide to remedy all or part of a shortfall in the amount of the Security Value will only be taken into account for the purposes of determining the Security Value if and when:

(a)

that additional security, its value and the method of its valuation have been approved by the Majority Lenders, it being agreed that cash collateral provided in dollars or in the form of letters of credit denominated in dollars shall always be acceptable to the Majority Lenders, and shall be valued at par;

(b)	a Security Interest over that security has been constituted in favour of the Security Agent or (if appropriate) the Finance Parties in an approved form and manner;

(c)	this Agreement has been unconditionally amended in such manner as the Agent requires in consequence of that additional security being provided; and

(d)

the Agent, or its duly authorised representative, has received such documents and evidence it may require in relation to that amendment and additional security including documents and evidence of the type referred to in Schedule 3 in relation to that amendment and additional security and its execution and (if applicable) registration.

25.14	Release of additional security

If at any time the Security Agent holds additional security provided under this clause 25 and the Security Value, disregarding the value of that additional security, exceeds the Minimum Value by at least ten per cent of the Minimum Value and the Security Value has been determined by reference to valuations provided no more than 90 days previously, the Borrowers may, by notice to the Agent, require the release and discharge of that additional security. The Agent shall then promptly direct the Security Agent to release and discharge that additional security if no Default is then continuing or will result from such release and discharge and, upon such release and discharge and, if so required by the Agent, the Borrowers shall reimburse to the Agent any costs and expenses payable under clause 16 (Transaction expenses) in relation to that release and discharge.

26	Chartering undertakings

Each Borrower undertakes that this clause 26 will be complied with in relation to each Mortgaged Ship and its Charter Documents and, if a Charterer is a Group Member, by the relevant Charterer at any time during the relevant Ship’s Mortgage Period that the Ship is subject to a Charter.

26.1	Variations

Except with approval (such approval not to be unreasonably withheld or delayed), the Charter Documents shall not be materially varied.

26.2	Releases and waivers

Except with approval (such approval not to be unreasonably withheld or delayed), there shall be no release by the relevant Owner of any obligation of any other person under the Charter Documents (including by way of novation), no waiver of any breach of any such obligation and no consent to anything which would otherwise be such a breach.

26.3	Charter performance

The relevant Owner shall perform its obligations under the Charter Documents and use its reasonable endeavours to ensure that each other party to them performs their obligations under the Charter Documents.

26.4	Notice of assignment

In respect of any Charter, the relevant Owner shall give notice of assignment of the Charter Documents to the other parties to them in the form specified by the Charter Assignment for that Ship promptly following the execution of the Charter Assignment and shall use its reasonable endeavours to ensure that the Agent receives a copy of that notice acknowledged by each addressee in the form specified therein.

26.5	Payment of Charter Earnings

All Earnings which the relevant Owner is entitled to receive under the Charter Documents shall be paid in the manner required by the Security Documents (and, if the Charterer is a Group Member, without any set-off or counter-claim and free and clear of any deductions or withholdings).

26.6	Enforcement of charter assignment

The Charterer shall allow the Security Agent to enforce the rights of the relevant Owner under the Charter as assignee of those rights under the relevant Charter Assignment.

26.7	Sub-chartering

Except with approval (such approval not to be unreasonably withheld or delayed), the Owner shall use all reasonable endeavours to procure that the Charterer shall not enter into any charter commitment for the Ship which, if entered into by the relevant Owner would require approval under clause 22.7 (Chartering) and if the Security Agent is at any time entitled to enforce its rights as mortgagee of the Ship under the terms of any Mortgage, the Charterer will exercise its rights under any sub-charter of the Ship in such manner as the Agent may direct.

26.8	Charterer’s manager

A manager of the Ship shall not be appointed by the Charterer unless in accordance with clause 22.3 or that manager and the terms of its employment are approved by the Agent acting reasonably.

26.9	Security Interests by Charterer

Except as approved by the Majority Lenders (such approval not to be unreasonably withheld or delayed), the Owner shall procure (in respect of a Charterer that is a member of the Group) or use all reasonable endeavours to procure (in respect of any other Charterer) that the Charterer shall not grant or allow to exist any Security Interest over any asset of the Charterer over which a Security Interest is granted or expressed to be granted by its Charterer’s Assignment.

27	Bank accounts

Each Borrower undertakes that this clause 27 will be complied with throughout the Facility Period.

27.1	Earnings Account

(a)	The Account Holder shall be the holder of one account with the Account Bank which shall be designated as an “Earnings Account” for the purposes of the Finance Documents.

(b)

The Earnings of the Mortgaged Ships and all moneys payable to the relevant Owner under the Ship’s Insurances and any net amount payable to the Borrowers under any Hedging Contract shall be paid by the persons from whom they are due or, if applicable, paid by the Owner receiving the same to the Earnings Account unless required to be paid to the Security Agent under the relevant Finance Documents. The Borrowers agree to ensure that any pool earnings in respect of any Mortgaged Ship shall be paid to the Earnings Account and shall not be paid to an account that is subject to a Security Interest prior to such payment to the Earnings Account.

(c)	The Account Holder shall not withdraw amounts standing to the credit of the Earnings Account except as permitted by clause 27.1(d) and 27.1(e).

(d)	As long as no Event of Default has occurred and is continuing, the Account Holder may withdraw amounts from the Earnings Account.

(e)	If an Event of Default has occurred and is continuing, the Account Holder may only withdraw the following amounts from the Earnings Account, in each case with the Agent’s prior approval:

(i)	payments then due to Finance Parties under the Finance Documents (other than payments due in respect of a prepayment);

(ii)	payments of the proper costs and expenses of insuring, repairing, operating and maintaining any Mortgaged Ship; and

(iii)	payments to purchase other currencies in amounts and at times required to make payments referred to above in the currency in which they are due.

27.2	Other provisions

(a)	The Earnings Account may only be designated for the purposes described in this clause 27 if:

(i)

such designation is made in writing by the Agent and acknowledged by the Borrowers and the Account Holder and specifies the names and addresses of the Account Bank and the number and any designation or other reference attributed to the Earnings Account;

(ii)	the Account Security has been duly executed and delivered by the Account Holder in favour of the Security Agent;

(iii)	any notice required by the Account Security to be given to an Account Bank has been given to, and acknowledged by, the Account Bank in the form required by the Account Security; and

(iv)

the Agent, or its duly authorised representative, has received such documents and evidence it may require in relation to the Earnings Account and the Account Security including documents and evidence of the type referred to in Schedule 3 in relation to the Earnings Account and the Account Security.

(b)	The rates of payment of interest and other terms regulating the Earnings Account will be a matter of separate agreement between the Account Holder and the Account Bank.

(c)	If the Earnings Account is a fixed term deposit account, the Account Holder may select the terms of deposits until the Account Security has become enforceable and the Security Agent directs otherwise.

(d)

The Account Holder shall not close the Earnings Account or alter the terms of the Earnings Account from those in force at the time it is designated for the purposes of this clause 27 or waive any of its rights in relation to the Earnings Account except with approval.

(e)

The Account Holder shall deposit with the Security Agent all certificates of deposit, receipts or other instruments or securities relating to the Earnings Account, notify the Security Agent of any claim or notice relating to the Earnings Account from any other party and provide the Agent with any other information it may request concerning the Earnings Account.

(f)

Each of the Agent and the Security Agent agrees that if it is an Account Bank in respect of the Earnings Account then there will be no restrictions on creating a Security Interest over the Earnings Account as contemplated by this Agreement and it shall not (except with the approval of the Majority Lenders) exercise any right of combination, consolidation or set-off which it may have in respect of the Earnings Account in a manner adverse to the rights of the other Finance Parties.

28	Business restrictions

Except as otherwise approved by the Majority Lenders (such approval not to be unreasonably withheld in the case of clause 28.12 (Distributions and other payments)) and except in relation to Financial Indebtedness and Security Interests arising in respect of the Existing Loan Agreement (which will be prepaid and discharged on the Utilisation Date for the Existing Ships) and Financial Indebtedness and Security Interests arising in respect of the Existing Navigator Aurora Debt (which will be prepaid and discharged on the Utilisation Date for the Ship Navigator Aurora), each Borrower undertakes that this clause 28 will be complied with by and in respect of each Borrower or, as the case may be, each Guarantor, throughout the Facility Period.

28.1	General negative pledge

In this 28.1, Quasi-Security means an arrangement or transaction described in clause 28.1(b):

(a)	No Owner shall permit any Security Interest to exist, arise or be created or extended over all or any part of its assets.

(b)	Without prejudice to clauses 28.2 (Financial Indebtedness) and 28.6 (Disposals), no Owner shall:

(i)

sell, transfer or otherwise dispose of any of its assets on terms whereby that asset is or may be leased to, or re-acquired by, any other Group Member other than pursuant to disposals permitted under clause 28.6 (Disposals);

(ii)	sell, transfer, factor or otherwise dispose of any of its receivables on recourse terms (except for the discounting of bills or notes in the ordinary course of business);

(iii)	enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or

(iv)	enter into any other preferential arrangement having a similar effect,

in circumstances where the arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset.

(c)	The Guarantors shall not permit any Security Interest to be granted or created in respect of the share capital or membership interests of the Borrowers.

(d)	Clauses 28.1(a) and 28.1(b) above do not apply to any Security Interest or (as the case may be) Quasi-Security, listed below:

(i)	those granted or expressed to be granted by any of the Security Documents; and

(ii)	in relation to a Mortgaged Ship, Permitted Liens.

28.2	Financial Indebtedness

No Borrower shall incur or permit to exist, any Financial Indebtedness owed by it to anyone else except:

(a)	any Financial Indebtedness outstanding under the Existing Loan Agreement that will be fully repaid on the Utilisation Date in respect of the Term Loan Facility;

(b)	Financial Indebtedness incurred under the Finance Documents;

(c)

Financial Indebtedness owed to another Group Member which is fully subordinated to all amounts payable by the Borrowers under the Finance Documents on terms approved by the Agent pursuant to a Subordination Agreement entered into between the Parents, the Borrowers and the Security Agent;

(d)	Financial Indebtedness permitted under clause 28.3 (Guarantees); and

(e)	Financial Indebtedness permitted under clause 28.4 (Loans and credit),

and the Borrowers shall not incur or permit to exist any Financial Indebtedness or Indebtedness (as defined in clause 20.1 (Financial definitions)), that would cause the Borrowers to be in default of clause 20 (Financial covenants).

28.3	Guarantees

No Borrower shall give or permit to exist, any guarantee by it in respect of indebtedness of any person or allow any of its indebtedness to be guaranteed by anyone else except:

(a)	guarantees granted by an Obligor in accordance with the terms of the Existing Loan Agreement that will be unconditionally released on the Utilisation Date in respect of the Term Loan Facility;

(b)	guarantees of obligations of another Group Member that are not Financial Indebtedness or obligations prohibited by any Finance Document;

(c)	guarantees in favour of trade creditors of the Group given in the ordinary course of its business; and

(d)	guarantees which are Financial Indebtedness permitted under clause 28.2 (Financial Indebtedness).

28.4	Loans and credit

No Borrower shall make, grant or permit to exist any loans or any credit by it to anyone else other than:

(a)	loans or credit to another Group Member permitted under clause 28.2 (Financial Indebtedness); and

(b)	trade credit granted by it to its customers on normal commercial terms in the ordinary course of its trading activities.

28.5	Bank accounts and other financial transactions

No Borrower shall:

(a)

maintain any current or deposit account with a bank or financial institution except for the deposit of money, operation of current accounts and the conduct of electronic banking operations with Lenders;

(b)

hold cash in any account (other than with a Lender) over or in respect of which any set-off, combination of accounts, netting or Security Interest exists except as permitted by clause 28.1 (General negative pledge); or

(c)	be party to any banking or financial transaction, whether on or off balance sheet, that is not expressly permitted under this clause 28 (Business restrictions).

28.6	Disposals

No Borrower shall enter into a single transaction or a series of transactions, whether related or not and whether voluntarily or involuntarily, to dispose of any asset except for any of the following disposals so long as they are not prohibited by any other provision of the Finance Documents:

(a)	disposals of assets made in (and on terms reflecting) the ordinary course of trading of the disposing entity;

(b)	disposals of assets made by one Group Member to another Group Member;

(c)

disposals of obsolete assets, or assets which are no longer required for the purpose of the business of the relevant Group Member, in each case for cash on normal commercial terms and on an arm’s length basis;

(d)	any disposal of receivables on a non-recourse basis on arm’s length terms (including at fair market value) for non-deferred cash consideration in the ordinary course of its business;

(e)	disposals permitted by clauses 28.1 (General negative pledge) or 28.2 (Financial Indebtedness);

(f)	dealings with trade creditors with respect to book debts in the ordinary course of trading; and

(g)	the application of cash or cash equivalents in the acquisition of assets or services in the ordinary course of its business.

28.7	Contracts and arrangements with Affiliates

No Borrower shall be party to any arrangement or contract with any of its Affiliates unless such arrangement or contract is on an arm’s length basis.

28.8	Subsidiaries

No Borrower shall establish or acquire a company or other entity which would be or become a Group Member or reactivate any dormant Group Member.

28.9	Acquisitions and investments

No Borrower shall acquire any person, business, assets or liabilities or make any investment in any person or business or enter into any joint-venture arrangement except:

(a)	capital expenditures or investments related to maintenance of, or improvements made to, a Ship in the ordinary course of its business;

(b)	acquisitions of assets in the ordinary course of business (not being new businesses or vessels);

(c)	the incurrence of liabilities in the ordinary course of its business;

(d)	any loan or credit not otherwise prohibited under this Agreement;

(e)	pursuant to any Finance Documents or any Charter Documents to which it is party; or

(f)	any acquisition pursuant to a disposal permitted under clause 28.6 (Disposals).

28.10	Reduction of capital

No Borrower shall redeem or purchase or otherwise reduce any of its equity or any other share capital or membership interests or any warrants or any uncalled or unpaid liability in respect of any of them or reduce the amount (if any) for the time being standing to the credit of its share premium account or capital redemption or other undistributable reserve in any manner.

28.11	Increase in capital

No Borrower shall issue membership interests or other equity interests to anyone except the Parent.

28.12	Distributions and other payments

A dividend may be paid by the Borrowers and/or the Guarantors provided that at such time no Default has occurred or will occur following such dividend paid or declared.

29	Hedging Contracts

Undertaking to comply

Each Obligor who is a Party undertakes that this clause 29 will be complied with throughout the Facility Period.

29.1	Hedging

(a)

If, at any time during the Facility Period, the Borrowers wish to enter into any Treasury Transaction so as to hedge all or any part of their exposure under this Agreement to interest rate fluctuations, they shall advise the Agent in writing and shall enter into such Treasury Transactions with each Hedging Provider on a pro rata basis relative to the Commitments of each of the respective Lenders.

(b)

Any such Treasury Transaction shall be concluded with a Hedging Provider on the terms of the Hedging Master Agreement but (except with the approval of the Majority Lenders) no such Treasury Transaction shall be concluded unless:

(i)	its purpose is to hedge the Borrowers’ interest rate risk in relation to a Loan for a period expiring no later than the Final Repayment Date for the relevant Loan;

(ii)

its notional principal amount, when aggregated with the notional principal amount of any other continuing Hedging Contracts for the relevant Ship Tranche, does not and will not exceed the relevant Ship Tranche as then scheduled to be repaid pursuant to clauses 6.3 (Scheduled repayment of Term Loan Facility); and

(iii)	it is approved.

(c)	If and when any such Treasury Transaction has been concluded, it shall constitute a Hedging Contract for the purposes of the Finance Documents.

29.2	Unwinding of Hedging Contracts

If, at any time, and whether as a result of any prepayment (in whole or in part) of any Commitment or otherwise, the aggregate notional principal amount under all Hedging Transactions in respect of the Loans entered into by the Borrowers exceeds or will exceed the amount of such Loans outstanding at that time after such prepayment or cancellation, then (unless otherwise approved by the Majority Lenders) the Borrowers shall immediately close out and terminate sufficient Hedging Transactions (on a pro rata basis) as are necessary to ensure that the aggregate notional principal amount under the remaining continuing Hedging Transactions in relation to the relevant

Loans equals, and will in the future be equal to, the amount of such Loans at that time and as scheduled to be repaid from time to time thereafter pursuant to clause 6.3 (Scheduled repayment of Term Loan Facility) or 7 (Illegality, prepayment and cancellation).

29.3	Variations

Except with approval or as required by clause 29.2 (Unwinding of Hedging Contracts), the Hedging Master Agreement and the Hedging Contracts shall not be varied.

29.4	Releases and waivers

Except with approval, there shall be no release by the Borrowers of any obligation of any other person under the Hedging Contracts (including by way of novation), no waiver of any breach of any such obligation and no consent to anything which would otherwise be such a breach.

29.5	Assignment of Hedging Contracts by Borrowers

Except with approval or by the Hedging Contract Security, no Borrower shall assign or otherwise dispose of its rights under any Hedging Contract.

29.6	Termination of Hedging Contracts by Borrowers

Except with approval, no Borrower shall terminate or rescind any Hedging Contract or close out or unwind any Hedging Transaction except in accordance with clause 29.2 (Unwinding of Hedging Contracts) for any reason whatsoever.

29.7	Performance of Hedging Contracts by Borrowers

Each Borrower shall perform its obligations under the Hedging Contracts.

29.8	Information concerning Hedging Contracts

The Borrowers shall provide the Agent with any information it may request concerning any Hedging Contract, including all reasonable information, accounts and records that may be necessary or of assistance to enable the Agent to verify the amounts of all payments and any other amounts payable under the Hedging Contracts.

29.9	Hedging Master Agreements and Hedging Contract Security

At the time the Borrowers enter into a Hedging Transaction following the first Utilisation Date pursuant to clause 29.1(a), they shall provide the Agent with evidence that:

(a)

a Hedging Master Agreement in respect of the relevant Loan has been executed by the Borrowers and the relevant Hedging Provider and the Borrowers have entered into Hedging Transactions in respect of such Loan as required pursuant to the provisions of clause 29.1(a);

(b)	the Borrowers have executed the Hedging Contract Security in favour of the Security Agent;

(c)

any notice required to be given to a Hedging Provider under the Hedging Contract Security has been given to it and acknowledged by it as soon as practicable and in any event by no later than 14 days after such notice has been given; and

(d)	the Security Documents in respect of each Mortgaged Ship extend to secure the liabilities owed to the Hedging Providers under all the Hedging Transactions.

30	Events of Default

Each of the events or circumstances set out in clauses 30.1 to 30.22 is an Event of Default.

30.1	Non-payment

An Obligor does not pay on the due date any amount payable pursuant to a Finance Document at the place and in the currency in which it is expressed to be payable unless:

(a)	its failure to pay is caused by administrative or technical error or by a Payment Disruption Event; and

(b)	payment is made within two Business Days of its due date.

30.2	Hedging Contracts

(a)	An Event of Default (as defined in any Hedging Master Agreement) has occurred and is continuing under any Hedging Contract.

(b)	An Early Termination Date (as defined in any Hedging Master Agreement) has occurred or been or become capable of being effectively designated under any Hedging Contract.

(c)	A person entitled to do so gives notice of such an Early Termination Date under any Hedging Contract except with approval or as may be required by clause 29.2 (Unwinding of Hedging Contracts).

(d)

Any Hedging Contract is terminated, cancelled, suspended, rescinded or revoked or otherwise ceases to remain in full force and effect for any reason except with approval or as may be required by clause 29.2 (Unwinding of Hedging Contracts).

30.3	Financial covenants

The Borrowers do not comply with clause 20 (Financial covenants).

30.4	Value of security

The Borrowers do not comply with clause 25.12 (Security shortfall).

30.5	Insurance

(a)	The Insurances of a Mortgaged Ship are not placed and kept in force in the manner required by clause 24.2 (Coverage required) and 24.3 (Placing of cover).

(b)	Any insurer either:

(i)	cancels any such Insurances; or

(ii)	disclaims liability under them by reason of any misstatement or failure or default by any person.

30.6	Other obligations

(a)

An Obligor does not comply with any provision of the Finance Documents (other than those referred to in clauses 30.1 (Non-payment), 30.2 (Hedging Contracts), 30.3 (Financial covenants), 30.4 (Value of security), 30.5 (Insurance) and 30.22 (Sanctions undertakings)).

(b)

No Event of Default under clause 30.6(a) above will occur if the Agent considers (acting on the instructions of the Majority Lenders) that the failure to comply is capable of remedy and the failure is remedied within seven (7) days (and in the case of clause 23.10 (Release from arrest) thirty (30) days) of the Agent giving notice to the Borrowers, or such other time as the Lenders may allow given the then circumstances.

30.7	Misrepresentation

Any representation or statement made or deemed to be made by an Obligor in the Finance Documents or any other document delivered by or on behalf of any Obligor under or in connection with any Finance Document is or proves to have been incorrect or misleading in any material respect when made or deemed to be made.

30.8	Cross default

(a)	Any Financial Indebtedness of any Group Member exceeding $500,000 is not paid when due nor within any originally applicable grace period.

(b)

Any Financial Indebtedness of any Group Member exceeding $500,000 is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described).

(c)

Any commitment for any Financial Indebtedness of any Group Member exceeding $500,000 is cancelled or suspended by a creditor of that Group Member exceeding $500,000 as a result of an event of default (however described).

(d)

The counterparty to a Treasury Transaction exceeding $500,000 entered into by any Group Member becomes entitled to terminate that Treasury Transaction early by reason of an event of default (however described).

(e)

Any creditor of any Group Member becomes entitled to declare any Financial Indebtedness of that Group Member exceeding $500,000 due and payable prior to its specified maturity as a result of an event of default (however described).

(f)

No Event of Default will occur under this clause 30.8 if the aggregate amount of Financial Indebtedness or commitment for Financial Indebtedness falling within clauses 30.8(a) to 30.8(e) above is less than $20,000,000 in respect of the Guarantors (or their equivalent in any other currency or currencies).

No Event of Default under this clause 30.8 will occur if the Agent (acting on behalf the Majority Lenders) considers that the failure to comply is capable of remedy and the failure is remedied within five Business Days of the Agent giving notice to the Borrowers. In addition, moneys borrowed against the security of an asset in respect of which there is no recourse against any Group Member other than to that asset and the Group Member that owns that asset (to the extent that the relevant Group Member is a single purpose ring fenced entity and has no other assets other than the asset relating to the non-recourse financing) shall not be treated as Financial Indebtedness (and thus not taken into account) for the purpose of this clause 30.8 to the extent that such moneys are outstanding as at the date of this Agreement.

30.9	Insolvency

(a)

A Group Member is unable or admits inability to pay its debts as they fall due suspends making payments on any of its debts or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors (excluding any Finance Party in its capacity as such) with a view to rescheduling any of its indebtedness.

(b)	The value of the assets of any Group Member is less than its liabilities (taking into account contingent and prospective liabilities).

(c)	A moratorium is declared in respect of any indebtedness of any Group Member. If a moratorium occurs, the ending of the moratorium will not remedy any Event of Default caused by that moratorium.

30.10	Insolvency proceedings

(a)	Any corporate action, legal proceedings or other procedure or step is taken in relation to:

(i)

the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of any Group Member other than a solvent liquidation or reorganisation of any Group Member which is not an Obligor;

(ii)	a composition, compromise, assignment or arrangement with any creditor of any Group Member;

(iii)

the appointment of a liquidator (other than in respect of a solvent liquidation of a Group Member which is not an Obligor), receiver, administrator, administrative receiver, compulsory manager or other similar officer in respect of any Group Member or any of its assets (including the directors of any Group Member requesting a person to appoint any such officer in relation to it or any of its assets); or

(iv)	enforcement of any Security Interest over any assets of any Group Member,

or any analogous procedure or step is taken in any jurisdiction.

(b)

Clause 30.10(a) shall not apply to any winding-up petition (or analogous procedure or step) which is frivolous or vexatious and is discharged, stayed or dismissed within 28 days of commencement or, if earlier, the date on which it is advertised.

30.11	Creditors’ process

(a)

Any expropriation, attachment, sequestration, distress, execution or analogous process affects any asset or assets of any Group Member, which would in aggregate exceed $500,000 or, when aggregated with the value of any assets of the other Group Members affected by any process mentioned in this clause 30.11(a), would exceed $10,000,000, and is not discharged within 28 days.

(b)

Any judgment or order for an amount in excess of $500,000 in respect of the Borrowers, or $10,000,000 in respect of the Guarantors, is made against any Group Member and is not stayed or complied with within 28 days.

30.12	Unlawfulness and invalidity

(a)

It is or becomes unlawful for an Obligor to perform any of its obligations under the Finance Documents or any Security Interest created or expressed to be created or evidenced by the Security Documents ceases to be effective.

(b)

Any obligation or obligations of any Obligor under any Finance Documents are not (subject to the Legal Reservations) or cease to be legal, valid, binding or enforceable and the cessation individually or cumulatively materially and adversely affects the interests of the Lenders under the Finance Documents.

(c)

Any Finance Document or any Security Interest created or expressed to be created or evidenced by the Security Documents ceases to be in full force and effect or is alleged by a party to it (other than a Finance Party) to be ineffective for any reason.

(d)

Any Security Document does not create legal, valid, binding and enforceable security over the assets charged under that Security Document or the ranking or priority of such security is adversely affected.

30.13	Cessation of business

Any Obligor suspends or ceases to carry on (or threatens to suspend or cease to carry on) all or a material part of its business, provided that the provisions of this clause will not apply to a Borrower that is voluntarily wound up and/or dissolved following the sale of the Ship owned by such Borrower pursuant to the provisions of clause 7.6 (Sale or Total Loss).

30.14	Expropriation

The authority or ability of any Obligor to conduct its business is limited or wholly or substantially curtailed by any seizure, expropriation, nationalisation, intervention, restriction or other action by or on behalf of any governmental, regulatory or other authority or other person in relation to any Obligor or any of its assets.

30.15	Repudiation and rescission of Finance Documents

An Obligor (or any other relevant party) repudiates or purports to repudiate a Finance Document or evidences an intention to rescind or purports to rescind a Finance Document.

30.16	Litigation

Any litigation, alternative dispute resolution, arbitration or administrative proceeding is taking place, or threatened against any Group Member or any of its assets, rights or revenues exceeding $10,000,000 which, if adversely determined, might have a Material Adverse Effect.

30.17	Material Adverse Effect

Any Environmental Incident or other event or circumstance or series of events (including any change of law) occurs which the Majority Lenders reasonably believe has, or is reasonably likely to have, a Material Adverse Effect.

30.18	Security enforceable

Any Security Interest (other than a Permitted Lien) in respect of Charged Property becomes enforceable.

30.19	Arrest of Ship

Any Mortgaged Ship is arrested, confiscated, seized, taken in execution, impounded, forfeited, detained in exercise or purported exercise of any possessory lien or other claim and the relevant Owner fails to procure the release of such Ship within a period of 28 days thereafter (or such longer period as may be approved) or, in the case of any seizure or detention of such Ship as a result of piracy, within a period of 365 days thereafter.

30.20	Outbreak of war

The Flag State of any Mortgaged Ship becomes involved in war (whether or not declared) or civil war or is occupied by another power by unconstitutional means and such event or circumstance, in the reasonable opinion of the Agent, materially prejudices any Security Interest.

30.21	Ship registration

Except with approval, the registration of any Mortgaged Ship under the laws and flag of its Flag State is cancelled or terminated or, where applicable, not renewed or, if such Ship is only provisionally registered on the date of its Mortgage, such Ship is not permanently registered under such laws within 90 days of such date.

30.22	Sanctions undertakings

An Obligor or member of the Group does not comply with any provision of clauses 19.8 (Sanctions information) or 21.13 (Sanctions).

30.23	Acceleration

On and at any time after the occurrence of an Event of Default which is continuing the Agent may, and shall if so directed by the Majority Lenders, by notice to the Borrowers:

(a)	cancel the Total Commitments at which time they shall immediately be cancelled; and/or

(b)

declare that all or part of the Loans, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable, at which time they shall become immediately due and payable; and/or

(c)	declare that all or part of the Loans be payable on demand, at which time it shall immediately become payable on demand by the Agent on the instructions of the Majority Lenders; and/or

(d)	declare that no withdrawals be made from the Earnings Account; and/or

(e)	exercise or direct the Security Agent and/or any other beneficiary of the Security Documents to exercise any or all of its rights, remedies, powers or discretions under the Finance Documents.

31	Position of Hedging Providers

31.1	Rights of Hedging Providers

(a)

Each Hedging Provider is a Finance Party and, as such, will be entitled to share in the Transaction Security in respect of any liabilities of the Borrowers under the Hedging Contracts in the manner and to the extent contemplated by the Finance Documents.

(b)	Unless all Lenders and the Borrower agree otherwise, each Hedging Provider must be a Lender or an Affiliate of a Lender.

31.2	No voting rights

No Hedging Provider shall be entitled to vote on any matter where a decision of the Lenders alone is required under this Agreement, whether before or after the termination or close out of the Hedging Contracts, provided that each Hedging Provider shall be entitled to vote on any matter where a decision of all the Finance Parties is expressly required.

31.3	Acceleration and enforcement of security

Neither the Agent nor the Security Agent nor any other beneficiary of the Security Documents shall be obliged, in connection with any action taken or proposed to be taken under or pursuant to clause 30 (Events of Default) or pursuant to the other Finance Documents, to have any regard to the requirements or interests of the Hedging Providers except to the extent that the relevant Hedging Provider is also a Lender.

31.4	Close out of Hedging Contracts

(a)

The Parties agree that at any time on and after any Event of Default the Agent (acting on the instructions of the Majority Lenders) shall be entitled, by notice in writing to a Hedging Provider, to instruct such Hedging Provider to terminate and close out any Hedging Transactions (or part thereof) with each Hedging Provider. Each Hedging Provider will (and shall be entitled to) terminate and close out the relevant Hedging Transactions (or parts thereof) and/or the relevant Hedging Contracts in accordance with such notice immediately upon receipt of such notice.

(b)	No Hedging Provider shall be entitled to terminate or close out any Hedging Contract or any Hedging Transaction under it prior to its stated maturity except:

(i)	in accordance with a notice served by the Agent under paragraph (a) above; or

(ii)

if the Borrowers have not paid amounts due under the Hedging Contract and such amounts remain unpaid for a period of 30 days after the due date for payment and the Agent (acting on the instructions of the Majority Lenders) consents to such termination or close out; or

(iii)	if the Agent takes any action under clause 30.23 (Acceleration); or

(iv)

if the undrawn Commitments have been cancelled, the Loans, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents (other than amounts outstanding under the Hedging Contracts) have been repaid by the Borrowers in full and the Facility has ceased to be available for further utilisation; or

(v)	if the Loans outstanding become subject to a refinancing; or

(vi)	if a no-fault termination event occurs under the section 8.6.4 of the 2021 ISDA Interest Rate Derivatives Definitions; or

(vii)

if the jurisdiction where the Office (as defined in the Hedging Contracts) through which the Borrowers are acting in respect of the Relevant Transaction(s) (as defined in the relevant Hedging Contracts) is located in a Non-Cooperative State (a Non-

Cooperative State Event), any change, which affects the Relevant Transaction(s), of the laws or regulations relating to Non-Cooperative States of the jurisdiction where the relevant Hedging Provider’s Office is located will be deemed to constitute an Additional Termination Event) (as defined in the relevant Hedging Contracts), and the Hedging Provider shall be deemed to be the sole Non-Affected Party for the purposes of the relevant Hedging Contract.

(viii)	upon the occurrence of a Tax Event, Tax Event Upon Merger, Illegality and Force Majeure (as such terms are defined in the relevant Hedging Contracts); or

(ix)

if the commitment of a Hedging Provider in its capacity as a Lender under this Agreement is cancelled or reduced to zero (excluding as a result of such commitment being voluntarily transferred by such Hedging Provider or utilised in full).

For the purpose of this clause 31.4:

Non-Cooperative State means any jurisdiction treated as a non-cooperative state or territory, or which tax regime triggers anti-abuse Tax measures, under the laws or regulations of the jurisdiction where the office through which the relevant Hedging Provider is acting in respect of this Transaction is located (which may result without limitation from any executive order, action, decision or guidance from the government or any administrative or taxation authority of such jurisdiction).

Tax means any present or future tax, levy, impost, duty, charge, assessment or fee of any nature (including interest, penalties and additions thereto) that is imposed by any government or other taxing authority other than a stamp, registration, documentation or similar tax.

(c)

If there is a net amount payable to any Borrower under a Hedging Transaction or a Hedging Contract upon its termination and close out, the relevant Hedging Provider shall forthwith pay that net amount (together with interest earned on such amount) to the Security Agent for application in accordance with clause 34.19 (Order of application).

No Hedging Provider (in any capacity) shall set-off any such net amount against or exercise any right of combination in respect of any other claim it has against a Borrower.

SECTION 9 - CHANGES TO PARTIES

32	Changes to the Lenders

32.1	Assignments and transfers by the Lenders

(a)

Subject to this clause 32, a Lender (the Existing Lender) may assign any of its rights to another bank or financial institution which is regularly engaged in or established for the purpose of, making, purchasing or investing in loans, securities or other financial assets (excluding a hedge fund), unless an Event of Default has occurred and is continuing, in which case the Existing Lender may assign its rights to any person (in each case, the new assignee being the New Lender).

(b)	No Lender may assign any of its rights to any Group Member or a holding company acting in concert with any Group Member.

32.2	Conditions of assignment

(a)	The consent of the Borrowers is required for an assignment by a Lender unless:

(i)	the assignment is to another Lender, an Affiliate of a Lender or to any of Nordea Bank Abp, filial i Norge, ABN AMRO Bank N.V. or BNP Paribas;

(ii)	an Event of Default is continuing; or

(iii)	a Change of Control has occurred without the consent of the Lenders.

The Agent will immediately advise the Borrowers of any assignment pursuant to this paragraph (a).

(b)

The Borrowers’ consent may not be unreasonably withheld or delayed and will be deemed to have been given fifteen Business Days after the Lender has requested consent unless consent is expressly refused within that time.

(c)	An assignment will only be effective:

(i)

on receipt by the Agent of written confirmation from the New Lender (in form and substance satisfactory to the Agent) that the New Lender will assume the same obligations to the Borrowers and the other Finance Parties as it would have been under if it was an Original Lender;

(ii)

on the New Lender entering into any documentation required for it to accede as a party to any Security Document to which the Original Lender is a party in its capacity as a Lender and, in relation to such Security Documents, completing any filing, registration or notice requirements;

(iii)

if an assignment takes effect after there has been the Utilisation, the assignment of an Existing Lender’s participation in the Utilisations (if any) under the Facility shall take effect in respect of the same fraction of each such Utilisation;

(iv)

on the performance by the Agent of all “know your customer” or other checks relating to any person that it is required to carry out in relation to such assignment to a New Lender, the completion of which the Agent shall promptly notify to the Lender and the New Lender;

(v)	if that Existing Lender assigns equal fractions of its Commitment and participation in a Loan and a Utilisation (if any) under a Facility;

(vi)	if a relevant assignment or transfer has been approved by the Agent; and

(vii)	if the Agent has received confirmation to its satisfaction that no Insolvency Event has occurred in relation to either the Existing Lender or the New Lender.

(d)

Each New Lender, by executing the relevant Transfer Certificate, confirms, for the avoidance of doubt, that the Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with the Finance Documents on or prior to the date on which the assignment becomes effective in accordance with the Finance Documents and that it is bound by that decision to the same extent as the Existing Lender would have been had it remained a Lender.

32.3	Fee

The New Lender shall, on the date upon which an assignment takes effect, pay to the Agent (for its own account) a fee of $5,000 per assignment.

32.4	No increased costs

(a)	If:

(i)	a Lender assigns or transfers any of its rights or obligations under the Finance Documents or changes its Facility Office; and

(ii)

as a result of circumstances existing at the date the assignment, transfer or change occurs, an Obligor would be obliged to make a payment to the New Lender or Lender acting through its new Facility Office under Clause 12 (Tax gross up and indemnities) or Clause 13 (Increased costs), then the New Lender or Lender acting through its new Facility Office is only entitled to receive payment under those clauses to the same extent as the Existing Lender or Lender acting through its previous Facility Office would have been if the assignment, transfer or change had not occurred.

32.5	Limitation of responsibility of Existing Lenders

(a)	Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:

(i)	the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents or any other documents;

(ii)	the financial condition of any Obligor;

(iii)	the performance and observance by any Obligor or any other person of its obligations under the Finance Documents or any other documents; or

(iv)	the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document or any other document,

and any representations or warranties implied by law are excluded.

(b)	Each New Lender confirms to the Existing Lender and the other Finance Parties that it:

(c)	has made (and shall continue to make) its own independent investigation and assessment of:

(i)	the financial condition and affairs of the Obligors and their related entities in connection with its participation in this Agreement; and

(ii)	the application of any Basel II Regulation or Basel III Regulation to the transactions contemplated by the Finance Documents;

(d)	and has not relied exclusively on any information provided to it by the Existing Lender or any other Finance Party in connection with any Finance Document;

(e)	will continue to make its own independent appraisal of the application of any Basel II Regulation or Basel III Regulation to the transactions contemplated by the Finance Documents; and

(f)

will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

(g)	Nothing in any Finance Document obliges an Existing Lender to:

(i)	accept a re-assignment from a New Lender of any of the rights assigned under this clause 32 (Changes to the Lenders); or

(ii)

support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by any Obligor of its obligations under the Finance Documents or by reason of the application of any Basel II Regulation or Basel III Regulation to the transactions contemplated by the Finance Documents or otherwise.

32.6	Procedure for transfer

(a)

Subject to the conditions set out in clause 32.2 (Conditions of assignment) an assignment may be effected in accordance with clause 32.6(c) below when (a) the Agent executes an otherwise duly completed Transfer Certificate and (b) the Agent executes any document required under clause 32.2(c) which it may be necessary for it to execute in each case delivered to it by the Existing Lender and the New Lender duly executed by them and, in the case of any such other document, any other relevant person. The Agent shall, as soon as reasonably practicable after receipt by it of a Transfer Certificate and any such other document each duly completed, appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Transfer Certificate and such other document.

(b)	The Obligors and the other Finance Parties irrevocably authorise the Agent to execute any Transfer Certificate on their behalf without any consultations with them.

(c)	On the Transfer Date:

(i)	to the extent that in the Transfer Certificate the Existing Lender seeks to be released from its obligations under the Finance Documents, the Existing Lender shall be released from further obligations towards the Obligors and the other Finance Parties under the Finance Documents and the rights of the Obligors and the other Finance Parties against the Existing Lender under the Finance Documents shall be cancelled (being the Discharged Rights and Obligations) (but the obligations owed by the Obligors under the Finance Documents shall not be released);

(ii)

the New Lender shall assume obligations towards each of the Obligors who are a Party and/or the Obligors and the other Finance Parties shall acquire rights against the New Lender which differ from the Discharged Rights and Obligations only insofar as the New Lender has assumed and/or the Obligors and the other Finance Parties have acquired the same in place of the Existing Lender;

(iii)

the other Finance Parties and the New Lender shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had the New Lender been an Original Lender with the rights and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Existing Lender and the other Finance Parties shall each be released from further obligations to each other under the Finance Documents; and

(iv)	the New Lender shall become a Party to the Finance Documents as a “Lender” for the purposes of all the Finance Documents.

32.7	Copy of Transfer Certificate or Increase Confirmation to Borrowers

The Agent shall, as soon as reasonably practicable after it has executed a Transfer Certificate or Increase Confirmation and any other document required under clause 32.2(c), send a copy of that Transfer Certificate or Increase Confirmation and such documents to the Borrowers.

32.8	Security over Lenders’ Rights

In addition to the other rights provided to Lenders under this clause 32, each Lender may without consulting with or obtaining consent from an Obligor, at any time charge, assign or otherwise create a Security Interest in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document to secure obligations of that Lender including, without limitation any charge, assignment or other Security Interest to secure obligations to a federal reserve or central bank except that no such charge, assignment or Security Interest shall:

(a)

release a Lender from any obligations under the Finance Documents or substitute the beneficiary of the relevant charge, assignment or Security Interest for the Lender as a party to any of the Finance Documents; or

(b)

require any payments to be made by an Obligor other than or in excess of, or grant to any person any more extensive rights than, those required to be made or granted to the relevant Lender under the Finance Documents.

33	Assignments and transfers by Obligors

No Obligor may assign any of its rights or transfer any of its rights or obligations under the Finance Documents without the prior written consent of the Agent (acting on the instructions of the Majority Lenders).

SECTION 10 - THE FINANCE PARTIES

34	Roles of Agent, Security Agent, Arrangers and Bookrunner

34.1	Appointment of the Agent

(a)	Each other Finance Party (other than the Security Agent) appoints the Agent to act as its agent and trustee under and in connection with the Finance Documents.

(b)	Each such other Finance Party authorises the Agent:

(i)

to perform the duties, obligations and responsibilities and exercise the rights, powers, authorities and discretions specifically given to the Agent under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions; and

(ii)	to execute each of the Security Documents, and all other documents that may be approved by the Majority Lenders for execution by it.

(c)

The Agent accepts its appointment under clause 34.1(a) as trustee of the Trust Property with effect from the date of this Agreement and declares that it holds the Trust Property on trust for itself and the other Finance Parties (for so long as they are Finance Parties) on and subject to the terms of this clause 34 and the Security Documents to which it is a party.

(d)

Each Finance Party (other than the Agent and the Security Agent) hereby exempts the Agent and the Security Agent from the restrictions pursuant to section 181 Alt. 2 Civil Code (Bürgerliches Gesetzbuch) and similar restrictions applicable to it pursuant to any other applicable law, in each case to the extent legally possible to such Finance Party. A Finance Party which cannot grant such exemption shall notify the Agent and the Security Agent accordingly.

34.2	Duties of the Agent

(a)	The Agent’s duties under the Finance Documents are solely mechanical and administrative in nature.

(b)	The Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Agent for that Party by any other Party.

(c)	Without prejudice to clause 32.7 (Copy of Transfer Certificate or Increase Confirmation to Borrowers), clause 34.2(a) shall not apply to any Transfer Certificate or Increase Confirmation.

(d)	Except where a Finance Document specifically provides otherwise, the Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

(e)

If the Agent receives notice from a Party referring to this Agreement, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the other Finance Parties.

(f)

If the Agent is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Finance Party (other than the Agent or an Arranger for their own account) under this Agreement it shall promptly notify the other Finance Parties.

(g)

Except as specifically provided in the Finance Documents, the Agent has no obligations of any kind to any other Party under or in connection with the Finance Documents. The Agent’s duties under the Finance Documents are solely mechanical and administrative in nature.

34.3	Role of the Arrangers, the Bookrunner and the Sustainability Coordinator

Except as specifically provided in the Finance Documents, none of the Arrangers, the Bookrunner or the Sustainability Coordinator shall have any obligations of any kind to any other Party under or in connection with any Finance Document or the transactions contemplated by the Finance Documents.

34.4	No fiduciary duties

(a)

Nothing in this Agreement constitutes an Arranger, the Bookrunner of the Sustainability Coordinator as a trustee or fiduciary of any other person except to the extent that the Agent holds the benefit of the Security Documents in trust for the other Finance Parties pursuant to clause 34.

(b)

Neither the Agent, the Sustainability Coordinator, the Bookrunner nor any Arranger shall be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account or have any obligations to the other Finance Parties beyond those expressly stated in the Finance Documents.

34.5	Business with the Group

Each of the Agent, the Bookrunner, the Sustainability Coordinator and any Arranger may accept deposits from, lend money to and generally engage in any kind of banking or other business with any Obligor or other Group Member or their Affiliates.

34.6	Rights and discretions of the Agent

(a)	The Agent may rely on:

(i)	any representation, notice or document believed by it to be genuine, correct and appropriately authorised; and

(ii)

any statement made by a director, authorised signatory or employee of any person regarding any matters which may reasonably be assumed to be within his or her knowledge or within his or her power to verify.

(b)	The Agent may assume (unless it has received notice to the contrary in its capacity as agent for the other Finance Parties) that:

(i)	no Default has occurred (unless it has actual knowledge of a Default arising under clause 30.1 (Non-payment));

(ii)	any right, power, authority or discretion vested in any Party or the Majority Lenders has not been exercised; and

(iii)	any notice or request made by the Borrowers (other than the Utilisation Request) is made on behalf of and with the consent and knowledge of all the Obligors.

(c)

The Agent, acting reasonably, may engage, pay for and rely on the advice or services of any lawyers, accountants, surveyors or other experts in the conduct of its obligations and responsibilities under the Finance Documents.

(d)	The Agent may act in relation to the Finance Documents through its personnel and agents.

(e)	The Agent may disclose to any other Party any information it reasonably believes it has received as agent under this Agreement.

(f)

Without prejudice to the generality of clause 34.6(e) above, the Agent may disclose the identity of a Defaulting Lender to the other Finance Parties and the Borrowers and shall disclose the same upon the written request of the Borrowers or the Majority Lenders.

(g)

Notwithstanding any other provision of any Finance Document to the contrary, none of the Agent, the Bookrunner or any Arranger is obliged to do or omit to do anything if it would or might in its reasonable opinion constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality. The Agent, the Bookrunner and any Arranger may do anything which in its opinion, is necessary or desirable to comply with any law or regulation of any jurisdiction.

34.7	Majority Lenders’ instructions

(a)	Unless a contrary indication appears in a Finance Document, the Agent shall:

(i)

exercise any right, power, authority or discretion vested in it as Agent in accordance with any instructions given to it by the Majority Lenders (or, if so instructed by the Majority Lenders, refrain from exercising any right, power, authority or discretion vested in it as Agent); and

(ii)	not be liable for any act (or omission) if it acts (or refrains from taking any action) in accordance with an instruction of the Majority Lenders.

(b)

Unless a contrary indication appears in a Finance Document, any instructions given by the Majority Lenders to the Agent (in relation to any right, power, authority or discretion vested in it as Agent) shall be binding on all the Finance Parties.

(c)

The Agent may refrain from acting in accordance with the instructions of the Majority Lenders (or, if appropriate, the Lenders) until it has received such security as it may require for any cost, loss or liability (together with any associated VAT) which it may incur in complying with the instructions.

(d)

In the absence of, or while awaiting, instructions from the Majority Lenders (or, if appropriate, the Lenders), the Agent may act (or refrain from taking action) as it considers to be in the best interest of the Finance Parties.

(e)

The Agent is not authorised to act on behalf of a Lender (without first obtaining that Lender’s consent) in any legal or arbitration proceedings relating to any Finance Document. This clause 34.7(e) shall not apply to any legal or arbitration proceeding relating to the perfection, preservation or protection of rights under the Security Documents or enforcement of the Security Documents.

(f)

Neither the Agent nor any Arranger shall be obliged to request any certificate, opinion or other information under clause 19 (Information undertakings) unless so required in writing by a Lender, in which case the Agent shall promptly make the appropriate request of the Borrowers if such request would be in accordance with the terms of this Agreement.

34.8	Responsibility for documentation and other matters

None of the Agent, the Bookrunner or any Arranger:

(a)

is responsible for the adequacy, accuracy and/or completeness of any information (whether oral or written) supplied by the Agent, any Arranger, the Bookrunner, an Obligor or any other person given in or in connection with any Finance Document or the transactions contemplated in the Finance Documents or of any representations in any Finance Document or of any copy of any document delivered under any Finance Document;

(b)

is responsible for the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or any Charter Document or any other agreement, arrangement or document entered into, made or executed in anticipation of or in connection with any Finance Document or any Charter Document;

(c)	is responsible for the application of any Basel II Regulation or Basel III Regulation to the transactions contemplated by the Finance Documents;

(d)

is responsible for any loss to the Trust Property arising in consequence of the failure, depreciation or loss of any Charged Property or any investments made or retained in good faith or by reason of any other matter or thing;

(e)	is obliged to account to any person for any sum or the profit element of any sum received by it for its own account;

(f)	is responsible for the failure of any Obligor or any other party to perform its obligations under any Finance Document or any Charter Document or the financial condition of any such person;

(g)	is responsible for ascertaining whether all deeds and documents which should have been deposited with it under or pursuant to any of the Security Documents have been so deposited;

(h)	is responsible for investigating or making any enquiry into the title of any Obligor to any of the Charged Property or any of its other property or assets;

(i)	is responsible for the failure to register any of the Security Documents with the Registrar of Companies or any other public office;

(j)	is responsible for the failure to register any of the Security Documents in accordance with the provisions of the documents of title of any Obligor to any of the Charged Property;

(k)

is responsible for the failure to take or require any Obligor to take any steps to render any of the Security Documents effective as regards property or assets outside England or Wales or to secure the creation of any ancillary charge under the laws of the jurisdiction concerned; or

(l)	is responsible (save as otherwise provided in this clause 34) for taking or omitting to take any other action under or in relation to the Security Documents;

(m)	is responsible on account of the failure of any other beneficiary of a Security Document to perform or discharge any of its duties or obligations under the Security Documents; or

(n)

is (unless it is the same entity as the Agent) responsible on account of the failure of the Agent and/or any other beneficiary of a Security Document to perform or discharge any of its duties or obligations under the Security Documents; or

(o)

for any determination as to whether any information provided or to be provided to any Finance Party is non-public information the use of which may be regulated or prohibited by any applicable law relating to insider dealing or otherwise.

34.9	Exclusion of liability

(a)

Without limiting clause 34.9(b) (and without prejudice to the provisions of clause 37.11 (Disruption to Payment Systems etc.), the Agent will not be liable for any action taken by it under or in connection with any Finance Document, unless directly caused by its gross negligence or wilful misconduct.

(b)

No Party (other than the Agent) may take any proceedings against any officer, employee or agent of the Agent in respect of any claim it might have against the Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document any officer, employee or agent of the Agent may rely on this clause subject to clause 1.3 and the provisions of the Third Parties Act.

(c)

The Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Agent if the Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Agent for that purpose.

(d)

Nothing in this Agreement shall oblige the Agent, the Bookrunner or any Arranger to carry out any “know your customer” or other checks in relation to any person on behalf of any Lender and each Lender confirms to the Agent, the Bookrunner and each Arranger that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Agent or any Arranger.

34.10	Lenders’ indemnity to the Agent

Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify the Agent, within three Business Days of demand, against:

(a)

any Losses for negligence or any other category of liability whatsoever incurred by such Lenders’ Representative in the circumstances contemplated pursuant to clause 37.11 (Disruption to payment systems etc) notwithstanding the Agent’s negligence, gross negligence, or any other category of liability whatsoever but not including any claim based on the fraud of the Agent); and

(b)

any other Losses (otherwise than by reason of the Agent’s gross negligence or wilful misconduct) including the costs of any person engaged in accordance with clause 34.6(c) (Rights and discretions of the Agent) and any Receiver in acting as its agent under the Finance Documents in each case incurred by the Agent in acting as such under the Finance Documents (unless the Agent has been reimbursed by an Obligor pursuant to a Finance Document or out of the Trust Property).

34.11	Resignation of the Agent

(a)	The Agent may resign and appoint one of its Affiliates as successor by giving notice to the Lenders and the Borrowers.

(b)

Alternatively the Agent may resign by giving notice to the other Finance Parties and the Borrowers, in which case the Majority Lenders (after consultation with the Borrowers) may appoint a successor Agent.

(c)

If the Majority Lenders have not appointed a successor Agent in accordance with clause 34.11(b) above within 30 days after notice of resignation was given, the Agent (after consultation with the Borrowers) may appoint a successor Agent.

(d)

The retiring Agent shall, either at the Lenders’ expense if it has been required to resign pursuant to clause 34.11(g) or otherwise at its own cost, make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as Agent under the Finance Documents.

(e)	The Agent’s resignation notice shall only take effect upon the appointment of a successor.

(f)

Upon the appointment of a successor, the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents but shall remain entitled to the benefit of this clause 34. Its successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

(g)

After consultation with the Borrowers, the Majority Lenders may, by notice to the Agent, require it to resign in accordance with clause 34.11(a). In this event, the Agent shall resign in accordance with clause 34.11(a).

(h)

At any time after the appointment of a successor, the retiring Agent shall execute all acts, deeds and documents reasonably required by its successor to transfer to it (or its nominee, as it may direct) any property, assets and rights previously vested in the retiring Agent pursuant to the Security Documents and which shall not have vested in its successor by operation of law. All such acts, deeds and documents shall be done or, as the case may be, executed at the cost of the retiring Agent (except where the Agent is retiring pursuant to clause 34.11(g) in which case such costs shall be borne by the Lenders (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero).

(i)

The Agent shall resign in accordance with clause 34.11(b) above (and, to the extent applicable, shall use reasonable endeavours to appoint a successor Agent pursuant to paragraph 34.11(c) above) if on or after the date which is three months before the earliest FATCA Application Date relating to any payment to the Agent under the Finance Documents, either:

(i)

the Agent fails to respond to a request under clause 12.8 (FATCA Information) and the Borrowers or a Lender reasonably believes that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;

(ii)

the information supplied by the Agent pursuant to clause 12.8 (FATCA Information) indicates that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date; or

(iii)	the Agent notifies the Borrowers and the Lenders that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;

and (in each case) the Borrowers or a Lender reasonably believes that a Party will be required to make a FATCA Deduction that would not be required if the Agent were a FATCA Exempt Party, and the Borrowers or that Lender, by notice to the Agent, requires it to resign.

34.12	Confidentiality

(a)

In acting as agent for the Finance Parties, the Agent shall be regarded as acting through its department, division or team directly responsible for the management of the Finance Documents which shall be treated as a separate entity from any other of its divisions, departments or teams.

(b)	If information is received by another division or department of the Agent, it may be treated as confidential to that division or department and the Agent shall not be deemed to have notice of it.

(c)

Notwithstanding any other provision of any Finance Document to the contrary, neither the Agent, nor any Arranger is obliged to disclose to any other person (i) any confidential information or (ii) any other information if the disclosure would or might in its reasonable opinion constitute a breach of any law or a breach of a fiduciary duty.

34.13	Relationship with the Lenders and Hedging Providers

(a)

The Agent may treat the person shown in its records as Lender or as Hedging Provider at the opening of business (in the place of its principal office as notified to the Finance Parties from time to time) as the Lender or (as the case may be) as the Hedging Provider acting through its Facility Office:

(i)	entitled to or liable for any payment due under any Finance Document on that day; and

(ii)	entitled to receive and act upon any notice, request, document or communication or make any decision or determination under any Finance Document made or delivered on that day,

unless it has received not less than five Business Days prior notice from that Lender or (as the case may be) that Hedging Provider (to the contrary in accordance with the terms of this Agreement.

(b)

Each Finance Party shall supply the Agent with any information that the Agent may reasonably specify as being necessary or desirable to enable the Agent to perform its functions as Agent, including, but not limited to, any information which the Agent may require to comply with “know your customer checks” or similar identification procedures.

34.14	Credit appraisal by the Lenders

Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Lender confirms to each other Finance Party that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to:

(a)	the financial condition, status and nature of each Obligor and other Group Member;

(b)

the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or any Charter Document and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or any Charter Document;

(c)	the application of any Basel II Regulation or Basel III Regulation to the transactions contemplated by the Finance Documents;

(d)

whether any Finance Party has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

(e)

the adequacy, accuracy and/or completeness of any information provided by the Agent, any Party or by any other person under or in connection with any Finance Document or, any Charter Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or any Charter Document; and

(f)

the right of title of any person to, or the value or sufficiency of, any part of the Charged Property, the priority of the Security Documents or the existence of any Security Interest affecting the Charged Property.

34.15	Deduction from amounts payable by the Agent

If any Party owes an amount to the Agent under the Finance Documents the Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Agent would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed. For the purposes of the Finance Documents that Party shall be regarded as having received any amount so deducted.

34.16	Security Agent

(a)

Each other Finance Party appoints the Security Agent to act as its agent and (to the extent permitted under any applicable law) trustee under and in connection with the Security Documents and confirms that the Security Agent shall have a lien on the Security Documents and the proceeds of the enforcement of those Security Documents for all moneys payable to the beneficiaries of those Security Documents.

(b)	Each other Finance Party authorises the Security Agent:

(i)

to perform the duties, obligations and responsibilities and to exercise the rights, powers, authorities and discretions specifically given to the Security Agent under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions; and

(ii)	to execute each of the Security Documents and all other documents that may be approved by the Agent and/or the Majority Lenders for execution by it.

(c)

The Security Agent accepts its appointment under this clause 34.16 (Security Agent) as trustee of the Trust Property with effect from the date of this Agreement and declares that it holds the Trust Property on trust for itself, the other Finance Parties (for so long as they are Finance Parties) on and subject to the terms set out in clauses 34.16 - 34.24 (inclusive) and the Security Documents to which it is a party.

34.17	Application of certain clauses to Security Agent

(a)

Clauses 34.6 (Rights and discretions of the Agent), 34.8 (Responsibility for documentation and other matters), 34.9 (Exclusion of liability), 34.10 (Lenders’ indemnity to the Agent), 34.11 (Resignation of the Agent), 34.13 (Relationship with the Lenders), 34.14 (Credit appraisal by the Lenders), 45 (Confidentiality) and 34.15 (Deduction from amounts payable by the Agent) shall each extend so as to apply to the Security Agent in its capacity as such and for that purpose each reference to the “Agent” in these clauses shall extend to include in addition a reference to the “Security Agent” in its capacity as such and, in clause 34.6 (Rights and discretions of the Agent), references to the Lenders and a group of Lenders shall refer to the Agent.

(b)	In addition, clause 34.11 (Resignation of the Agent) shall, for the purposes of its application to the Security Agent pursuant to clause 34.17(a), have the following additional sub-clause:

At any time after the appointment of a successor, the retiring Security Agent shall do and execute all acts, deeds and documents reasonably required by its successor to transfer to it (or its nominee, as it may direct) any property, assets and rights previously vested in the retiring Security Agent pursuant to the Security Documents and which shall not have vested in its successor by operation of law. All such acts, deeds and documents shall be done or, as the case may be, executed at the cost of the retiring Security Agent (except where the Security Agent is retiring under clause 34.11 (Resignation of the Agent) as extended to it by clause 34.17(a), in which case such costs shall be borne by the Lenders (in proportion (if no part of the Loans are then outstanding) to their shares of the Total Commitments or (at any other time) to their participations in the Loans).

34.18	Instructions to Security Agent

(a)	The Security Agent shall:

(i)

unless a contrary indication appears in a Finance Document, exercise or refrain from exercising any right, power, authority or discretion vested in it as Security Agent in accordance with any instructions given to it by the Agent; and

(ii)	not be liable for any act (or omission) if it acts (or refrains from acting) in accordance with paragraph (i) above.

(b)

The Security Agent shall be entitled to request instructions, or clarification of any instruction, from the Agent as to whether, and in what manner, it should exercise or refrain from exercising any right, power, authority or discretion and the Security Agent may refrain from acting unless and until it receives those instructions or that clarification.

(c)

Unless a contrary indication appears in a Finance Document, any instructions given to the Security Agent by the Agent shall override any conflicting instructions given by any other Parties and will be binding on all Finance Parties.

(d)

The Security Agent may refrain from acting in accordance with any instructions of the Agent until it has received any indemnification and/or security that it may in its discretion require (which may be greater in extent than that contained in the Finance Documents and which may include payment in advance) for any cost, loss or liability which it may incur in complying with those instructions.

(e)	In the absence of instructions, the Security Agent may act (or refrain from acting) as it considers to be in the best interest of the Lenders.

(f)

The Security Agent is not authorised to act on behalf of a Lender (without first obtaining that Lender’s) in any legal or arbitration proceedings relating to any Finance Document. This clause 34.18(f) shall not apply to any legal or arbitration proceeding relating to the perfection, preservation or protection of rights under the Security Documents or enforcement of the Security Documents.

34.19	Order of application

(a)

The Security Agent agrees to apply the Trust Property and each other beneficiary of the Security Documents agrees to apply all moneys received by it in the exercise of its rights under the Security Documents in accordance with the following respective claims:

(i)

first, as to a sum equivalent to the amounts payable to the Security Agent under the Finance Documents (excluding any amounts received by the Security Agent pursuant to clause 34.10 (Lenders’ indemnity to the Agent) as extended to the Security Agent pursuant to clause 34.17 (Application of certain clauses to Security Agent)), for the Security Agent absolutely;

(ii)

secondly, as to a sum equivalent to the aggregate amount then due and owing to the other Finance Parties under the Finance Documents, for those Finance Parties absolutely for application between them in accordance with clause 37.5 (Partial payments), and pro-rata to the amounts owing to them under the Finance Documents;

(iii)

thirdly, until such time as the Security Agent is satisfied that all obligations owed to the Finance Parties have been irrevocably and unconditionally discharged in full, any sums held by the Security Agent on a suspense account for payment of any further amounts owing to the Finance Parties under the Finance Documents and further application in accordance with this clause 34.19(a) as and when any such amounts later fall due;

(iv)	fourthly, to such other persons (if any) as are legally entitled thereto in priority to the Obligors; and

(v)	fifthly, as to the balance (if any), for the Obligors by or from whom or from whose assets the relevant amounts were paid, received or recovered or other person entitled to them.

(b)

The Security Agent and each other beneficiary of the Security Documents shall make each application as soon as is practicable after the relevant moneys are received by, or otherwise become available to, it save that (without prejudice to any other provision contained in any of the Security Documents) the Security Agent (acting on the instructions of the Agent), any other beneficiary of the Security Documents or any receiver or administrator may credit any moneys received by it to a suspense account for so long and in such manner as the Security Agent, such other beneficiary of the Security Documents or such receiver or administrator may from time to time determine with a view to preserving the rights of the Finance Parties or any of them to prove for the whole of their respective claims against the Borrowers or any other person liable.

(c)

The Security Agent and/or any other beneficiary of the Security Documents shall obtain a good discharge in respect of the amounts expressed to be due to the other Finance Parties as referred to in this clause 34.19 by distributing the same in accordance with clause 37 (Payment mechanics).

34.20	Powers and duties of the Security Agent as trustee of the security

In its capacity as trustee in relation to the Trust Property, the Agent:

(a)

shall, without prejudice to any of the powers, discretions and immunities conferred upon trustees by law (and to the extent not inconsistent with the provisions of this Agreement or any of the Security Documents), have all the same powers and discretions as a natural person acting as the beneficial owner of such property and/or as are conferred upon the Security Agent by this Agreement and/or any Security Document but so that the Security Agent may only exercise such powers and discretions to the extent that it is authorised to do so by the provisions of this Agreement;

(b)

shall (subject to clause 34.19 (Order of application)) be entitled (in its own name or in the names of nominees) to invest moneys from time to time forming part of the Trust Property or otherwise held by it as a consequence of any enforcement of the security constituted by any Finance Document which, in the reasonable opinion of the Security Agent, it would not be practicable to distribute immediately, by placing the same on deposit in the name or under the control of the Security Agent as the Security Agent may think fit without being under any duty to diversify the same and the Security Agent shall not be responsible for any loss due to interest rate or exchange rate fluctuations except for any loss arising from the Security Agent’s gross negligence or wilful misconduct;

(c)

may, in the conduct of its obligations under and in respect of the Security Documents (otherwise than in relation to its right to make any declaration, determination or decision), instead of acting personally, employ and pay any agent (whether being a lawyer or any other person) to transact or concur in transacting any business and to do or concur in doing any acts required to be done by the Security Agent (including the receipt and payment of money) and on the basis that (i) any such agent engaged in any profession or business shall be entitled to be paid all usual professional and other charges for business transacted and acts done by him or any partner or employee of his or her in connection with such employment and (ii) the Security Agent shall not be bound to supervise, or be responsible for any loss incurred by reason of any act or omission of, any such agent if the Security Agent shall have exercised reasonable care in the selection of such agent; and

(d)

may place all deeds and other documents relating to the Trust Property which are from time to time deposited with it pursuant to the Security Documents in any safe deposit, safe or receptacle selected by the Security Agent exercising reasonable care or with any firm of solicitors or company whose business includes undertaking the safe custody of documents selected by the Security Agent exercising reasonable care and may make any such arrangements as it thinks fit for allowing Obligors access to, or its solicitors or auditors possession of, such documents when necessary or convenient and the Security Agent shall not be responsible for any loss incurred in connection with any such deposit, access or possession if it has exercised reasonable care in the selection of a safe deposit, safe, receptacle or firm of solicitors or company (save that it shall take reasonable steps to pursue any person who may be liable to it in connection with such loss).

34.21	All enforcement action through the Security Agent

(a)

None of the other Finance Parties shall have any independent power to enforce any of those Security Documents which are executed in favour of the Security Agent only or to exercise any rights, discretions or powers or to grant any consents or releases under or pursuant to such Security Documents or otherwise have direct recourse to the security and/or guarantees constituted by such Security Documents except through the Security Agent.

(b)

None of the other Finance Parties shall have any independent power to enforce any of those Security Documents which are executed in their favour or to exercise any rights, discretions or powers or to grant any consents or releases under or pursuant to such Security Documents or otherwise have direct recourse to the security and/or guarantees constituted by such Security Documents except through the Security Agent. If any Finance Party (other than the Security Agent) is a party to any Security Document it shall promptly upon being requested by the Agent to do so grant a power of attorney or other sufficient authority to the Security Agent to enable the Security Agent to exercise any rights, discretions or powers or to grant any consents or releases under such Security Document.

34.22	Co-operation to achieve agreed priorities of application

The other Finance Parties shall co-operate with each other and with the Security Agent and any receiver or administrator under the Security Documents in realising the property and assets subject to the Security Documents and in ensuring that the net proceeds realised under the Security Documents after deduction of the expenses of realisation are applied in accordance with clause 34.19 (Order of application).

34.23	Indemnity from Trust Property

(a)

In respect of all liabilities, costs or expenses for which the Obligors are liable under this Agreement, the Security Agent and each Affiliate of the Security Agent and each officer or employee of the Agent or its Affiliate (each a Relevant Person) shall be entitled to be indemnified out of the Trust Property in respect of all liabilities, damages, costs, claims, charges or expenses whatsoever properly incurred or suffered by such Relevant Person:

(i)

in the execution or exercise or bona fide purported execution or exercise of the trusts, rights, powers, authorities, discretions and duties created or conferred by or pursuant to the Finance Documents;

(ii)	as a result of any breach by an Obligor of any of its obligations under any Finance Document;

(iii)	in respect of any Environmental Claim made or asserted against a Relevant Person which would not have arisen if the Finance Documents had not been executed; and

(iv)	in respect of any matter or thing done or omitted in any way in accordance with the terms of the Finance Documents relating to the Trust Property or the provisions of any of the Finance Documents.

(b)

The rights conferred by this clause 34.23 are without prejudice to any right to indemnity by law given to trustees generally and to any provision of the Finance Documents entitling the Security Agent or any other person to an indemnity in respect of, and/or reimbursement of, any liabilities, costs or expenses incurred or suffered by it in connection with any of the Finance Documents or the performance of any duties under any of the Finance Documents. Nothing contained in this clause 34.23 shall entitle the Security Agent or any other person to be indemnified in respect of any liabilities, damages, costs, claims, charges or expenses to the extent that the same arise from such person’s own gross negligence or wilful misconduct.

34.24	Finance Parties to provide information

The other Finance Parties shall provide the Security Agent with such written information as it may reasonably require for the purposes of carrying out its duties and obligations under the Security Documents and, in particular, with such necessary directions in writing so as to enable the Security Agent to make the calculations and applications contemplated by clause 34.19 (Order of application) above and to apply amounts received under, and the proceeds of realisation of, the Security Documents as contemplated by the Security Documents, clause 37.5 (Partial payments) and clause 34.19 (Order of application).

34.25	Release to facilitate enforcement and realisation

Each Finance Party acknowledges that pursuant to any enforcement action by the Security Agent (or a Receiver) carried out on the instructions of the Agent it may be desirable for the purpose of such enforcement and/or maximising the realisation of the Charged Property being enforced against, that any rights or claims of or by the Security Agent (for the benefit of the Finance Parties) and/or any Finance Parties against any Obligor and/or any Security Interest over any assets of any Obligor (in each case) as contained in or created by any Finance Document, other than such rights or claims or security being enforced, be released in order to facilitate such enforcement action and/or realisation and, notwithstanding any other provision of the Finance Documents, each Finance Party hereby irrevocably authorises the Security Agent (acting on the instructions of the Agent) to grant any such releases to the extent necessary to fully effect such enforcement action and realisation including, without limitation, to the extent necessary for such purposes to execute release documents in the name of and on behalf of the Finance Parties. Where the relevant enforcement is by way of disposal of membership interests in an Owner, the requisite release shall include releases of all claims (including under guarantees) of the Finance Parties and/or the Security Agent against such Owner and of all Security Interests over the assets of such Owner.

34.26	Undertaking to pay

Each Obligor which is a Party undertakes with the Security Agent on behalf of the Finance Parties that it will, on demand by the Security Agent, pay to the Security Agent all money from time to time owing, and discharge all other obligations from time to time incurred, by it under or in connection with the Finance Documents.

34.27	Additional trustees

The Security Agent shall have power by notice in writing to the other Finance Parties and the Borrowers to appoint any person approved by the Borrowers (such approval not to be unreasonably withheld or delayed) either to act as separate trustee or as co-trustee jointly with the Security Agent:

(a)	if the Security Agent reasonably considers such appointment to be in the best interests of the Finance Parties;

(b)	for the purpose of conforming with any legal requirement, restriction or condition in any jurisdiction in which any particular act is to be performed; or

(c)	for the purpose of obtaining a judgment in any jurisdiction or the enforcement in any jurisdiction against any person of a judgment already obtained,

and any person so appointed shall (subject to the provisions of this Agreement) have such rights (including as to reasonable remuneration), powers, duties and obligations as shall be conferred or imposed by the instrument of appointment. The Security Agent shall have power to remove any person so appointed. At the request of the Security Agent, the other parties to this Agreement shall forthwith execute all such documents and do all such things as may be required to perfect such appointment or removal and each such party irrevocably authorises the Security Agent in its name and on its behalf to do the same. Such a person shall accede to this Agreement as a Security Agent to the extent necessary to carry out their role on terms satisfactory to the Security Agent and (subject always to the provisions of this Agreement) have such trusts, powers, authorities, liabilities and discretions (not exceeding those conferred on the Security Agent by this Agreement and the other Finance Documents) and such duties and obligations as shall be conferred or imposed by the instrument of appointment (being no less onerous than would have applied to the Security Agent but for the appointment). The Security Agent shall not be bound to supervise, or be responsible for any loss incurred by reason of any act or omission of, any such person if the Security Agent shall have exercised reasonable care in the selection of such person.

34.28	Non-recognition of trust

It is agreed by all the parties to this Agreement that:

(a)

in relation to any jurisdiction the courts of which would not recognise or give effect to the trusts expressed to be constituted by this clause 34, the relationship of the Security Agent and the other Finance Parties shall be construed as one of principal and agent, but to the extent permissible under the laws of such jurisdiction, all the other provisions of this Agreement shall have full force and effect between the parties to this Agreement; and

(b)

the provisions of this clause 34 insofar as they relate to the Security Agent in its capacity as trustee for the Finance Parties and the relationship between themselves and the Security Agent as their trustee may be amended by agreement between the other Finance Parties and the Security Agent. The Security Agent may amend all documents necessary to effect the alteration of the relationship between the Security Agent and the other Finance Parties and each such other party irrevocably authorises the Security Agent in its name and on its behalf to execute all documents necessary to effect such amendments.

35	Conduct of business by the Finance Parties

35.1	Finance Parties tax affairs

No provision of this Agreement will:

(a)	interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

(b)	oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

(c)

oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax other than to the extent required under clause 12.8 (FATCA Information).

35.2	Finance Parties acting together

Notwithstanding clause 2.4 (Finance Parties’ rights and obligations), if the Agent makes a declaration under clause 30.23 (Acceleration) the Agent shall, in the names of all the Finance Parties, take such action on behalf of the Finance Parties and conduct such negotiations with the Borrowers and any Group Members and generally administer the Facilities in accordance with the wishes of the Majority Lenders. All the Finance Parties shall be bound by the provisions of this clause and no Finance Party shall be entitled to take action independently against any Obligor or any of its assets without the prior consent of the Majority Lenders.

This clause shall not override clause 34 (Roles of Agent, Security Agent and Arrangers) as it applies to the Security Agent.

35.3	Majority Lenders

(a)

Where any Finance Document provides for any matter to be determined by reference to the opinion of, or to be subject to the consent, approval or request of, the Majority Lenders or for any action to be taken on the instructions of the Majority Lenders (a majority decision), such majority decision shall (as between the Lenders) only be regarded as having been validly given or issued by the Majority Lenders if all the Lenders shall have received prior notice of the matter on which such majority decision is required and the relevant majority of Lenders shall have given or issued such majority decision. However (as between any Obligor and the Finance Parties) the relevant Obligor shall be entitled (and bound) to assume that such notice shall have been duly received by each Lender and that the relevant majority shall have been obtained to constitute Majority Lenders when notified to this effect by the Agent whether or not this is the case.

(b)

If, within fifteen Business Days of the Agent despatching to each Lender a notice requesting instructions (or confirmation of instructions) from the Lenders or the agreement of the Lenders to any amendment, modification, waiver, variation or excuse of performance for the purposes of, or in relation to, any of the Finance Documents, the Agent has not received a reply specifically giving or confirming or refusing to give or confirm the relevant instructions or, as the case may be, approving or refusing to approve the proposed amendment, modification, waiver, variation or excuse of performance, then (irrespective of whether such Lender responds at a later date) the Agent shall treat any Lender which has not so responded as having indicated a desire to be bound by the wishes of 60 per cent.

of those Lenders (measured in terms of the total Commitments of those Lenders) which have so responded.

(c)	For the purposes of clause 35.3(b), any Lender which notifies the Agent of a wish or intention to abstain on any particular issue shall be treated as if it had not responded.

(d)	Clauses 35.3(b) and 35.3(c) shall not apply in relation to those matters referred to in, or the subject of, clause 43.2 (Exceptions).

35.4	Conflicts

(a)

The Borrowers acknowledge that any Arranger and its parent undertaking, subsidiary undertakings and fellow subsidiary undertakings (together an Arranger Group) may be providing debt finance, equity capital or other services (including financial advisory services) to other persons with which the Borrowers may have conflicting interests in respect of the Facilities or otherwise.

(b)

No member of an Arranger Group shall use confidential information gained from any Obligor by virtue of the Facilities or its relationships with any Obligor in connection with their performance of services for other persons. This shall not, however, affect any obligations that any member of an Arranger Group has as Agent in respect of the Finance Documents. The Borrowers also acknowledge that no member of an Arranger Group has any obligation to use or furnish to any Obligor information obtained from other persons for their benefit.

(c)	The terms parent undertaking, subsidiary undertaking and fellow subsidiary undertaking when used in this clause have the meaning given to them in sections 1161 and 1162 of the Companies Act 2006.

36	Sharing among the Finance Parties

36.1	Payments to Finance Parties

If a Finance Party (a Recovering Finance Party) receives or recovers any amount from an Obligor other than in accordance with clause 37 (Payment mechanics) (a Recovered Amount) and applies that amount to a payment due under the Finance Documents then:

(a)	the Recovering Finance Party shall, within three Business Days, notify details of the receipt or recovery, to the Agent;

(b)

the Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received or made by the Agent and distributed in accordance with clause 37 (Payment mechanics), without taking account of any Tax which would be imposed on the Agent in relation to the receipt, recovery or distribution; and

(c)

the Recovering Finance Party shall, within three Business Days of demand by the Agent, pay to the Agent an amount (the Sharing Payment) equal to such receipt or recovery less any amount which the Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with clause 37.5 (Partial payments).

36.2	Redistribution of payments

The Agent shall treat the Sharing Payment as if it had been paid by the relevant Obligor and distribute it between the Finance Parties (other than the Recovering Finance Party) (the Sharing Finance Parties) in accordance with clause 37.5 (Partial payments) towards the obligations of that Obligor to the Sharing Finance Parties.

36.3	Recovering Finance Party’s rights

On a distribution by the Agent under clause 36.2 (Redistribution of payments) of a payment received by a Recovering Finance Party from an Obligor, as between the relevant Obligor and the Recovering Finance Party, an amount of the Recovered Amount equal to the Sharing Payment will be treated as not having been paid by that Obligor.

36.4	Reversal of redistribution

If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then:

(a)

each Sharing Finance Party shall, upon request of the Agent, pay to the Agent for the account of that Recovering Finance Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay) (the Redistributed Amount); and

(b)	as between the relevant Obligor and each relevant Sharing Finance Party, an amount equal to the relevant Redistributed Amount will be treated as not having been paid by that Obligor.

36.5	Exceptions

(a)

This clause 36 shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this clause, have a valid and enforceable claim against the relevant Obligor.

(b)

A Recovering Finance Party is not obliged to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings in accordance with the terms of this Agreement, if:

(i)	it notified that other Finance Party of the legal or arbitration proceedings; and

(ii)

that other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.

SECTION 11 - ADMINISTRATION

37	Payment mechanics

37.1	Payments to the Agent

(a)

On each date on which an Obligor or a Lender is required to make a payment under a Finance Document (other than a Hedging Contract), that Obligor or Lender shall make the same available to the Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

(b)	Payment shall be made to such account in the principal financial centre of the country of that currency with such bank as the Agent specifies.

37.2	Distributions by the Agent

Each payment received by the Agent under the Finance Documents for another Party shall, subject to clause 37.3 (Distributions to an Obligor) and clause 37.4 (Clawback) be made available by the Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the Agent by not less than five Business Days’ notice with a bank specified by that Party in the principal financial centre of the country of that currency.

37.3	Distributions to an Obligor

The Agent may (with the consent of the Obligor or in accordance with clause 38 (Set-off)) apply any amount received by it for that Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Obligor under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

37.4	Clawback

(a)

Where a sum is to be paid to the Agent under the Finance Documents for another Party, the Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.

(b)

If the Agent pays an amount to another Party and it proves to be the case that the Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Agent shall on demand refund the same to the Agent together with interest on that amount from the date of payment to the date of receipt by the Agent, calculated by the Agent to reflect its cost of funds.

37.5	Partial payments

(a)

If the Agent receives a payment for application against amounts due under the Finance Documents that is insufficient to discharge all the amounts then due and payable by an Obligor under those Finance Documents, the Agent shall apply that payment towards the obligations of that Obligor under those Finance Documents in the following order:

(i)

first, in or towards payment pro rata of any unpaid fees, costs and expenses (ignoring any fees payable under clause 10.3(b) (Fees)) of the Agent, the Security Agent, the Bookrunner or the Arrangers under those Finance Documents;

(ii)

secondly, pro rata in or towards payment to the Lenders pro rata of any amount owing to the Lenders under clause 34.10 (Lenders’ indemnity to the Agent) (including but not limited to any amount resulting from the indemnity to the Security Agent under clause 34.17 (Application of certain clauses to the Security Agent);

(iii)	thirdly, in or towards payment pro rata:

(A)	to the Lenders pro rata of all other amounts due to them but unpaid under the Finance Documents in the following order of:

(1)	first, any accrued interest, fee or commission due to them but unpaid under the Finance Documents;

(2)	secondly, any principal due to them but unpaid under this Agreement; and

(3)	thirdly, any other sum due to them but unpaid under the Finance Documents; and

(B)	to the Hedging Providers pro rata of any net amounts due to them but unpaid under the Hedging Contracts; and

(iv)	fourthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

(b)	The Agent shall, if so directed by all the Lenders and each Hedging Provider, vary the order set out in paragraphs (ii) to (iv) of clause 37.5(a).

(c)	Clauses 37.5(a) and 37.5(b) above will override any appropriation made by an Obligor.

37.6	No set-off by Obligors

All payments to be made by an Obligor under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

37.7	Business Days

(a)

Any payment which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

(b)	During any extension of the due date for payment of any principal or Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.

37.8	Payments on demand

For the purposes of clause 30.1 and subject to the Agent’s right to demand interest under clause 8.3, payments on demand shall be treated as paid when due if paid within three Business Days of demand.

37.9	Currency of account

(a)	Subject to clauses 37.9(b) to 37.9(c), dollars is the currency of account and payment for any sum due from an Obligor under any Finance Document.

(b)	A repayment of all or part of the Loans or an Unpaid Sum and each payment of interest shall be made in dollars on its due date.

(c)

Each payment in respect of the amount of any costs, expenses or Taxes or other losses shall be made in dollars and, if they were incurred in a currency other than dollars, the amount payable under the Finance Documents shall be the equivalent in dollars of the relevant amount in such other currency on the date on which it was incurred.

(d)

All moneys received or held by the Security Agent or by a Receiver under a Security Document in a currency other than dollars may be sold for dollars and the Obligor which executed that Security Document shall indemnify the Security Agent against the full cost in relation to the sale. Neither the Security Agent nor such Receiver will have any liability to that Obligor in respect of any loss resulting from any fluctuation in exchange rates after the sale.

37.10	Change of currency

(a)	Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:

(i)

any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Agent (after consultation with the Borrowers); and

(ii)

any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Agent (acting reasonably).

(b)

If a change in any currency of a country occurs, this Agreement will, to the extent the Agent (acting reasonably and after consultation with the Borrowers) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the Relevant Market and otherwise to reflect the change in currency.

37.11	Disruption to Payment Systems etc.

If either the Agent determines (in its discretion) that a Payment Disruption Event has occurred or the Agent is notified by the Borrowers that a Payment Disruption Event has occurred:

(a)

the Agent may, and shall if requested to do so by the Borrowers, consult with the Borrowers with a view to agreeing with the Borrowers such changes to the operation or administration of the Facilities as the Agent may deem necessary in the circumstances;

(b)

the Agent shall not be obliged to consult with the Borrowers in relation to any changes mentioned in paragraph (a) above if, in its opinion, it is not practicable to do so in the circumstances and, in any event, shall have no obligation to agree to such changes;

(c)

the Agent may consult with the Finance Parties in relation to any changes mentioned in paragraph (a) above but shall not be obliged to do so if, in its opinion, it is not practicable to do so in the circumstances;

(d)

any such changes agreed upon by the Agent and the Borrowers shall (whether or not it is finally determined that a Payment Disruption Event has occurred) be binding upon the Parties as an amendment to (or, as the case may be, waiver of) the terms of the Finance Documents notwithstanding the provisions of clause 43 (Amendments and grant of waivers);

(e)

the Agent shall not be liable for any damages, costs or losses whatsoever (including, without limitation for negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent) arising as a result of its taking, or failing to take, any actions pursuant to or in connection with this clause 37.11; and

(f)	the Agent shall notify the Finance Parties of all changes agreed pursuant to paragraph (d) above.

38	Set-off

A Finance Party may set off any matured obligation due from an Obligor under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to that Obligor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

39	Notices

39.1	Communications in writing

Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by fax or letter.

39.2	Addresses

The address, and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Obligor or Finance Party for any communication or document to be made or delivered under or in connection with the Finance Documents is:

(a)	in the case of any Obligor which is a Party, that identified with its name in Part 1 of Schedule 1 (The original parties);

(b)	in the case of any Obligor which is not a Party, that identified in any Finance Document to which it is a party;

(c)	in the case of the Agent, the Security Agent and any other original Finance Party that identified with its name in Part 1 of Schedule 1 (The original parties); and

(d)

in the case of each Lender or other Finance Party, that notified in writing to the Agent on or prior to the date on which it becomes a Party in the relevant capacity, or, in each case, any substitute address, fax number, or department or officer as an Obligor or Finance Party may notify to the Agent (or the Agent may notify to the other Parties, if a change is made by the Agent) by not less than five Business Days’ notice.

39.3	Delivery

(a)	Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective:

(i)	if by way of fax, when received in legible form; or

(ii)	if by way of letter, when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address;

and, if a particular department or officer is specified as part of its address details provided under clause 39.2 (Addresses), if addressed to that department or officer.

(b)

Any communication or document to be made or delivered to the Agent or the Security Agent will be effective only when actually received by the Agent or the Security Agent and then only if it is expressly marked for the attention of the department or officer identified in Part 1 of Schedule 1 (The original parties) (or any substitute department or officer as the Agent or the Security Agent shall specify for this purpose).

(c)	All notices from or to an Obligor shall be sent through the Agent.

(d)	Any communication or document made or delivered to the Borrowers in accordance with this clause will be deemed to have been made or delivered to each of the Obligors.

39.4	Notification of address and fax number

Promptly upon receipt of notification of an address and fax number or change of address or fax number pursuant to clause 39.2 (Addresses) or changing its own address or fax number, the Agent shall notify the other Parties.

39.5	Electronic communication

(a)

Any communication to be made between the Agent and a Lender or an Obligor under or in connection with the Finance Documents may be made by electronic mail or other electronic means (including by way of the Agent’s Debtdomain system), if the Agent and the relevant Lender or such Obligor:

(i)	agree that, unless and until notified to the contrary, this is to be an accepted form of communication;

(ii)	notify each other in writing of their electronic mail address and/or any other information required to enable the sending and receipt of information by that means; and

(iii)	notify each other of any change to their address or any other such information supplied by them.

(b)

Any electronic communication made between the Agent and a Lender or an Obligor will be effective only when actually received in readable form and in the case of any electronic communication made by a Lender or an Obligor to the Agent or the Security Agent only if it is addressed in such a manner as the Agent or the Security Agent shall specify for this purpose.

(c)	Any electronic communication which becomes effective, in accordance with clause 39.5(b) above, after 5:00 p.m. in the place of receipt shall be deemed only to become effective on the following day.

39.6	English language

(a)	Any notice given under or in connection with any Finance Document shall be in English.

(b)	All other documents provided under or in connection with any Finance Document shall be:

(i)	in English; or

(ii)

if not in English, and if so required by the Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

40	Calculations and certificates

40.1	Accounts

In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate.

40.2	Certificates and determinations

Any certification or determination by the Agent of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

40.3	Day count convention and interest calculation

(a)	Any interest, commission or fee accruing under a Finance Document will accrue from day to day and the amount of any such interest, commission or fee is calculated:

(i)

on the basis of the actual number of days elapsed and a year of 360 days or, in any case where the practice in the “Interbank Market “ or as the case may be, the Relevant Market differs, in accordance with that market practice; and

(ii)	subject to paragraph (b) below, without rounding.

(b)	The aggregate amount of any accrued interest, commission or fee which is, or becomes, payable by an Obligor under a Finance Document shall be rounded to 2 decimal places.

41	Partial invalidity

If, at any time, any provision of the Finance Documents is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

42	Remedies and waivers

No failure to exercise, nor any delay in exercising, on the part of any Finance Party, any right or remedy under a Finance Document shall operate as a waiver of any such right or remedy or constitute an election to affirm any of the Finance Documents. No election to affirm any of the Finance Documents on the part of any Finance Party shall be effective unless it is in writing. No single or partial exercise of any right or remedy shall prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in the Finance Documents are cumulative and not exclusive of any rights or remedies provided by law.

43	Amendments and grant of waivers

43.1	Required consents

(a)

Subject to clause 43.2 (Exceptions), any term of the Finance Documents may be amended or waived with the written consent of the Agent (acting on the instructions of the Majority Lenders and, if it affects the rights and obligations of the Agent or the Security Agent, the consent of the Agent or the Security Agent) and any such amendment or waiver agreed or given by the Agent will be binding on the other Finance Parties.

(b)	The Agent may (or in the case of the Security Documents, instruct the Security Agent to) effect, on behalf of any Finance Party, any amendment or waiver permitted by this clause.

43.2	Exceptions

(a)	An amendment, waiver or discharge or release that has the effect of changing or which relates to:

(i)	the definition of “Majority Lenders” in clause 1.1 (Definitions);

(ii)	the definitions of “Last Revolving Loan Availability Date” and “Last Term Loan Availability Date” in clause 1.1 (Definitions);

(iii)	the definition of “Flag State” in clause 1.1 (Definitions);

(iv)	the definitions of “Sanctions Country”, “Sanctioned Party”, “Sanctions”, “Sanctions Authority” and “Sanctions List” in clause 1.1 (Definitions);

(v)	an extension to the date of payment of any amount under the Finance Documents;

(vi)

a reduction in the Margin or a reduction in the amount of any payment of principal, interest, fees or commission payable or the rate at which they are calculated (any reduction in Margin by operation of the Sustainability Margin Adjustment shall not be caught by this provision);

(vii)	an increase in, or an extension of, any Commitment;

(viii)	a change to the Borrowers or any other Obligor;

(ix)	any provision which expressly requires the consent or approval of all the Lenders;

(x)

clause 2.4 (Finance Parties’ rights and obligations), clause 18.20 (Sanctions), clause 19.8 (Sanctions information), clause 21.13 (Sanctions), clause 30.22 (Sanctions undertakings), clause 32 (Changes to the Lenders), clause 36.1 (Payments to Finance Parties) or this clause 43;

(xi)	the order of distribution under clause 37.5 (Partial payments);

(xii)	the order of distribution under clause 34.19 (Order of application);

(xiii)	this clause 43.2(a);

(xiv)	the currency in which any amount is payable under any Finance Document;

(xv)	the nature or scope of the Charged Property or the manner in which the proceeds of enforcement of the Security Documents are distributed;

(xvi)	the nature or scope of the guarantee and indemnity granted under clause 17 (Guarantee and Indemnity); or

(xvii)	the circumstances in which the security constituted by the Security Documents are permitted or required to be released under any of the Finance Documents,

shall not be made without the prior consent of all the Lenders.

(b)

An amendment or waiver which relates to the rights or obligations of the Agent, the Security Agent, the Bookrunner, any Hedging Providers or the Arrangers in their respective capacities as such (and not just as a Lender) may not be effected without the consent of the Agent, the Security Agent, the Bookrunner, the relevant Hedging Provider or the Arrangers (as the case may be).

(c)	Amendments to or waivers in respect of the Hedging Contracts may only be agreed by the Hedging Providers.

(d)

Notwithstanding clauses 43.1 and 43.2(a) to 43.2(c) (inclusive), the Agent may make technical amendments to the Finance Documents arising out of manifest errors on the face of the Finance Documents, where such amendments would not prejudice or otherwise be adverse to the interests of any Finance Party without any reference or consent of the Finance Parties.

43.3 Changes to Reference Rates

(a)	Subject to clauses 43.2(b) and 43.2 (c) (Exceptions), if a Published Rate Replacement Event has occurred in relation to any Published Rate for dollars, any amendment or waiver which relates to:

(i)	providing for the use of a Replacement Reference Rate; and

(A)	aligning any provision of any Finance Document to the use of that Replacement Reference Rate;

(B)

enabling that Replacement Reference Rate to be used for the calculation of interest under this Agreement (including, without limitation, any consequential changes required to enable that Replacement Reference Rate to be used for the purposes of this Agreement);

(C)	implementing market conventions applicable to that Replacement Reference Rate;

(D)	providing for appropriate fallback (and market disruption) provisions for that Replacement Reference Rate; or

(E)

adjusting the pricing to reduce or eliminate, to the extent reasonably practicable, any transfer of economic value from one Party to another as a result of the application of that Replacement Reference Rate (and if any adjustment or method for calculating any adjustment has been formally designated, nominated or recommended by the Relevant Nominating Body, the adjustment shall be determined on the basis of that designation, nomination or recommendation), may be made with the consent of the Agent (acting on the instructions of the Majority Lenders) and the Borrowers.

(b)

If any Lender fails to respond to a request for an amendment or waiver described in, or for any other vote of Lenders in relation to, paragraph (a) above within ten Business Days (or such longer time period in relation to any request which the Borrowers and the Agent may agree) of that request being made:

(i)

its Commitment or its participation in the Loans (as the case may be) shall not be included for the purpose of calculating the Total Commitments or the amount of the Loans (as applicable) when ascertaining whether any relevant percentage of Total Commitments or the aggregate of participations in the Loans (as applicable) has been obtained to approve that request; and

(ii)	its status as a Lender shall be disregarded for the purpose of ascertaining whether the agreement of any specified group of Lenders has been obtained to approve that request.

(c)	In this clause 43.3:

Published Rate means:

(a)	Term SOFR.

Published Rate Replacement Event means, in relation to a Published Rate:

(a)	the methodology, formula or other means of determining that Published Rate has, in the opinion of the Majority Lenders and the Borrowers, materially changed;

(b)

(i)

(A)	the administrator of that Published Rate or its supervisor publicly announces that such administrator is insolvent; or

(B)

information is published in any order, decree, notice, petition or filing, however described, of or filed with a court, tribunal, exchange, regulatory authority or similar administrative, regulatory or judicial body which reasonably confirms that the administrator of that Published Rate is insolvent,

(C)	provided that, in each case, at that time, there is no successor administrator to continue to provide that Published Rate;

(D)

the administrator of that Published Rate publicly announces that it has ceased or will cease, to provide that Published Rate permanently or indefinitely and, at that time, there is no successor administrator to continue to provide that Published Rate;

(E)	the supervisor of the administrator of that Published Rate publicly announces that such Published Rate has been or will be permanently or indefinitely discontinued; or

(F)	the administrator of that Published Rate or its supervisor announces that that Published Rate may no longer be used;

(c)

the administrator of that Published Rate (or the administrator of an interest rate which is a constituent element of that Published Rate) determines that that Published Rate should be calculated in accordance with its reduced submissions or other contingency or fallback policies or arrangements and either:

(i)	the circumstance(s) or event(s) leading to such determination are not (in the opinion of the Majority Lenders and the Borrower) temporary; or

(ii)

that Published Rate is calculated in accordance with any such policy or arrangement for a period no less than the period specified as the “Published Rate Contingency Period” in the Compounded Rate Terms relating to that Published Rate; or

(d)	in the opinion of the Majority Lenders and the Borrowers, that Published Rate is otherwise no longer appropriate for the purposes of calculating interest under this Agreement.

Relevant Nominating Body means any applicable central bank, regulator or other supervisory authority or a group of them, or any working group or committee sponsored or chaired by, or constituted at the request of, any of them or the Financial Stability Board.

Replacement Reference Rate means a reference rate which is:

(a)	formally designated, nominated or recommended as the replacement for a Published Rate by:

(i)	the administrator of that Published Rate; or

(ii)	any Relevant Nominating Body,

and if replacements have, at the relevant time, been formally designated, nominated or recommended under both paragraphs, the “Replacement Reference Rate” will be the replacement under paragraph (ii) above;

(b)	in the opinion of the Majority Lenders and the Borrowers, generally accepted in the international or any relevant domestic syndicated loan markets as the appropriate successor to a Published Rate; or

(c)	in the opinion of the Majority Lenders and the Borrowers, an appropriate successor to a Published Rate.

43.4	Sustainability amendments

(a)

The Parent shall, as soon as reasonably practicable after a Sustainability Amendment Event, provide details to the Sustainability Coordinator of the effect such event could reasonably be expected to have on any Fleet Sustainability Score, Trajectory Value, Vessel AER and/or the Sustainability Information and, if relevant, propose amendments to the Fleet Sustainability Score, Trajectory Value, Vessel AER and/or to any related term of this Agreement, to eliminate, accommodate or otherwise take into account the effect of the relevant Sustainability Amendment Event on the terms of this Agreement.

(b)

If a Sustainability Amendment Event has occurred, the Parent and the Agent shall enter into negotiations in good faith with a view to agreeing such amendments to the, Fleet Sustainability Score and/or any related terms of this Agreement, as are necessary for the purposes of eliminating, accommodating or otherwise taking into account the effect of the relevant Sustainability Amendment Event on the terms of this Agreement.

(c)	Any amendment to this Agreement referred to in paragraph (b) above may be made with the consent of the Agent acting on the instructions of all the Lenders and the Parent.

43.5	Releases

Except with the approval of all of the Lenders or as is expressly permitted or required by the Finance Documents, the Agent shall not have authority to authorise the Security Agent to release:

(a)	any Charged Property from the security constituted by any Security Document; or

(b)	any Obligor from any of its guarantee or other obligations under any Finance Document.

43.6	Disenfranchisement of Defaulting Lenders

(a)

For so long as a Defaulting Lender has any undrawn Commitments, in ascertaining the Majority Lenders or whether any given percentage (including, for the avoidance of doubt, unanimity) of the Total Commitments has been obtained to approve any request for a consent, waiver, amendment or other vote under the Finance Documents, that Defaulting Lender’s Commitments will be reduced by the amount of its undrawn Commitments.

(b)	For the purposes of this clause 43.6, the Agent may assume that the following Lenders are Defaulting Lenders:

(c)	any Lender which has notified the Agent that it has become a Defaulting Lender; and

(d)	any Lender in relation to which it is aware that any of the events or circumstances referred to in paragraphs (a), (b) or (c) of the definition of Defaulting Lender has occurred,

unless it has received notice to the contrary from the Lender concerned (together with any supporting evidence reasonably requested by the Agent) or the Agent is otherwise aware that the Lender has ceased to be a Defaulting Lender.

43.7	Replacement of a Defaulting Lender

(a)

The Borrowers may, at any time a Lender has become and continues to be a Defaulting Lender, by giving 20 Business Days’ prior written notice to the Agent and such Lender replace such Lender by requiring such Lender to (and to the extent permitted by law such Lender shall) assign pursuant to clause 32 (Changes to the Lenders) all (and not part only) of its rights and obligations under this Agreement to a Lender or other bank, financial institution, trust, fund or other entity (a Replacement Lender) selected by the Borrowers, and which is acceptable to the Agent (acting reasonably) and which confirms its willingness to assume and does assume all the obligations or all the relevant obligations of the transferring Lender (including the assumption of the transferring Lender’s participations or unfunded participations (as the case may be) on the same basis as the transferring Lender) for a purchase price in cash payable at the time of transfer equal to the outstanding principal amount of such Lender’s participation in the outstanding Loan and all accrued interest, Break Costs and other amounts payable in relation thereto under the Finance Documents.

(b)	Any assignment by a Defaulting Lender pursuant to this clause shall be subject to the following conditions:

(i)	the Borrowers shall have no right to replace the Agent;

(ii)	neither the Agent nor the Defaulting Lender shall have any obligation to the Borrowers to find a Replacement Lender;

(iii)	the transfer must take place no later than 14 days after the notice referred to in clause 43.7(a) above; and

(iv)	in no event shall the Defaulting Lender be required to pay or surrender to the Replacement Lender any of the fees received by the Defaulting Lender pursuant to the Finance Documents.

44	Counterparts

Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

45	Confidentiality

45.1	Confidential Information

Each Finance Party agrees to keep all Confidential Information confidential and not to disclose it to anyone, save to the extent permitted by clause 45.2 (Disclosure of Confidential Information), and to ensure that all Confidential Information is protected with security measures and a degree of care that would apply to its own confidential information.

45.2	Disclosure of Confidential Information

Any Finance Party may disclose:

(a)

to any of its Affiliates and any of its or their officers, directors, employees, professional advisers, auditors, insurers, insurance advisors, insurance brokers, partners and Representatives such Confidential Information as that Finance Party shall consider appropriate if any person to whom the Confidential Information is to be given pursuant to this clause 45.2(a) is informed in writing of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to the Confidential Information;

(b)	to any person:

(i)

to (or through) whom it assigns or transfers (or may potentially assign or transfer) all or any of its rights and/or obligations under one or more Finance Documents or which succeeds (or which may potentially succeed) it as Agent or Security Agent, and, in each case, to any of that person’s Affiliates, Representatives and professional advisers;

(ii)

with (or through) whom it enters into (or may potentially enter into), whether directly or indirectly, any sub-participation in relation to, or any other transaction under which payments are to be made or may be made by reference to, one or more Finance Documents and/or one or more Obligors and to any of that person’s Affiliates, Representatives and professional advisers;

(iii)

appointed by any Finance Party or by a person to whom clause 45.2(b)(i) or 45.2(b)(ii) applies to receive communications, notices, information or documents delivered pursuant to the Finance Documents on its behalf (including, without limitation, any person appointed under clause 34.13 (Relationship with the Lenders));

(iv)	who invests in or otherwise finances (or may potentially invest in or otherwise finance), directly or indirectly, any transaction referred to in clause 45.2(b)(i) or 45.2(b)(ii);

(v)

to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation;

(vi)	to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes;

(vii)	to whom or for whose benefit that Finance Party charges, assigns or otherwise creates security (or may do so) pursuant to clause 32.8 (Security over Lenders’ rights);

(viii)

which is a classification society or other appropriate entity which a Lender has engaged to make the calculations necessary to enable that Lender to comply with its reporting obligations under the Poseidon Principles;

(ix)	who is a Party; or

(x)	with the consent of the Borrowers,

in each case, such Confidential Information as that Finance Party shall consider appropriate; and

(c)

to any person appointed by that Finance Party or by a person to whom clauses 45.2(b)(i) or 45.2(b)(ii) applies to provide administration or settlement services in respect of one or more of the Finance Documents including without limitation, in relation to the trading of participations in respect of the Finance Documents, such Confidential Information as may be required to be disclosed to enable such service provider to provide any of the services referred to in this clause 45.2(c) if the service provider to whom the Confidential Information is to be given has entered into a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Borrowers and the relevant Finance Party;

45.3	Entire agreement

This clause 45 (Confidentiality) constitutes the entire agreement between the Parties in relation to the obligations of the Finance Parties under the Finance Documents regarding Confidential Information and supersedes any previous agreement, whether express or implied, regarding Confidential Information.

45.4	Inside information

Each of the Finance Parties acknowledges that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and each of the Finance Parties undertakes not to use any Confidential Information for any unlawful purpose.

45.5	Disclosure by the Borrowers and the Guarantors

The Borrowers and the Guarantors shall not issue any press release, public communication or otherwise disclose publicly (save as required by any regulatory authority) any information in relation to the Sustainability Margin Adjustment under this Agreement without the prior written consent of the Sustainability Co-ordinator and, as the case may be, all Lenders who are to be identified in such release, communication or disclosure.

45.6	Notification of disclosure

Each of the Finance Parties agrees (to the extent permitted by applicable law) to inform the Borrowers:

(a)

of the circumstances of any disclosure of Confidential Information made pursuant to clause 45.2 (Disclosure of Confidential Information) except where such disclosure is made to any of the persons referred to in that clause during the ordinary course of its supervisory or regulatory function; and

(b)	upon becoming aware that Confidential Information has been disclosed in breach of this clause 45 (Confidentiality).

45.7	Continuing obligations

The obligations in this clause 45 (Confidentiality) are continuing and, in particular, shall survive and remain binding on each Finance Party for a period of twelve months from the earlier of:

(a)	the date on which all amounts payable by the Obligors under or in connection with this Agreement have been paid in full and all Commitments have been cancelled or otherwise cease to be available; and

(b)	the date on which such Finance Party otherwise ceases to be a Finance Party.

SECTION 12 - GOVERNING LAW AND ENFORCEMENT

46	Governing law

This Agreement and any non-contractual obligations connected with it are governed by English law.

47	Enforcement

47.1	Jurisdiction of English courts

(a)

The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement or any non-contractual obligations connected with it (including a dispute regarding the existence, validity or termination of this Agreement) (a Dispute).

(b)	The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

(c)

This clause 47.1 is for the benefit of the Finance Parties only. As a result, no Finance Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Finance Parties may take concurrent proceedings in any number of jurisdictions.

47.2	Service of process

Without prejudice to any other mode of service allowed under any relevant law, each Obligor which is a Party:

(a)

irrevocably appoints the person named in Part 1 of Schedule 1 (The original parties) as that Obligor’s English process agent as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document;

(b)	agrees that failure by a process agent to notify the relevant Obligor of the process will not invalidate the proceedings concerned; and

(c)

if any person appointed as process agent for an Obligor is unable for any reason to act as agent for service of process, that Obligor must immediately (and in any event within ten days of such event taking place) appoint another agent on terms acceptable to the Agent. Failing this, the Agent may appoint another agent for this purpose.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

Schedule 1

The parties

Part 1 – The original parties

Borrowers

Name:	Navigator Auora L.L.C.

Jurisdiction of formation	Republic of the Marshall Islands

Registration number (or equivalent, if any)	9726322

English process agent	NGT Services (UK) Limited

Registered office	Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands

Address for service of notices	C/O NGT Services Limited The Verde 10 Bressenden Place London SW1E 5DH Attention: John Reay

Name:	Navigator Atlas L.L.C.

Jurisdiction of formation	Republic of the Marshall Islands

Registration number (or equivalent, if any)	962342

English process agent	NGT Services (UK) Limited

Registered office	Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands

Address for service of notices	C/O NGT Services Limited The Verde 10 Bressenden Place London SW1E 5DH Attention: John Reay

Name:	Navigator Europa L.L.C.

Jurisdiction of formation	Republic of the Marshall Islands

Registration number (or equivalent, if any)	962341

English process agent	NGT Services (UK) Limited

Registered office	Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands

Address for service of notices	C/O NGT Services Limited The Verde 10 Bressenden Place London SW1E 5DH Attention: John Reay

Name:	Navigator Oberon L.L.C.

Jurisdiction of formation	Republic of the Marshall Islands

Registration number (or equivalent, if any)	962339

English process agent	NGT Services (UK) Limited

Registered office	Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands

Address for service of notices	C/O NGT Services Limited The Verde 10 Bressenden Place London SW1E 5DH Attention: John Reay

Name:	Navigator Triton L.L.C.

Jurisdiction of formation	Republic of the Marshall Islands

Registration number (or equivalent, if any)	962340

English process agent	NGT Services (UK) Limited

Registered office	Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands

Address for service of notices	C/O NGT Services Limited The Verde 10 Bressenden Place London SW1E 5DH Attention: John Reay

The Guarantors

Name of Parent and Guarantor	Navigator Gas L.L.C.

Jurisdiction of incorporation	Republic of the Marshall Islands

Registration number (or equivalent, if any)	961263

English process agent	NGT Services (UK) Limited

Registered office	Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands

Address for service of notices	C/O NGT Services Limited 10 Bressenden Place London SW1E 5DH England Attention: John Reay

Name of Ultimate Parent and Guarantor	Navigator Holdings Ltd.

Jurisdiction of incorporation	Republic of the Marshall Islands

Registration number (or equivalent, if any)	29140

English process agent	NGT Services (UK) Limited

Registered office	Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands

Address for service of notices	C/O NGT Services Limited 10 Bressenden Place London SW1E 5DH England Attention: John Reay

The Original Lenders and their Commitments

Name	Address and fax number	Term Loan Ship Commitment ($)	Revolving Loan Ship Commitment ($)
Crédit Agricole Corporate and Investment Bank

12 Place des États-Unis

CS 70052

92457 Montrouge Cedex

France

For credit matter (front office):

Address: Broadwalk House, 5 Appold

Street, London EC2A 2DA, UK

Attention:

Daniel Quirk – daniel.quirk@ca-cib.com

Justin Lande – justin.lande@ca-cib.com

Maxime Stocker - maxime.stocker@ca-cib.com

Lisette Holm - lisette.holm@ca-cib.com

For loan administration/operational matters:

Clementine Costil - clementine.costil@ca-cib.com

Rosine Serra-Joannides - rosine.serra-joannides@ca-cib.com

Damien Ferkoune damien.ferkoune@ca-cib.com

Anja Rakotoarimanana anja.rakotoarimanana@ca-cib.com

		Navigator Aurora: 7,955,373.78	Navigator Aurora: 7,617,542.88
		Navigator Atlas: 5,167,716.33	Navigator Atlas: 3,121,867.01
		Navigator Europa: 5,058,970.37	Navigator Europa: 3,326,446.29
		Navigator Oberon: 4,959,023.62	Navigator Oberon: 3,378,476.38
		Navigator Triton: 5,067,603.23	Navigator Triton: 3,533,438.44
		Total: 28,208,687.33	Total: 20,977,771.00
ING Bank, a branch of ING-DiBa AG

Hamburger Allee 1

60486 Frankfurt am Main

Germany

For credit matters (front office):

Address: 8-10 Moorgate, London, EC2R 6DA

Attention:

Paul Thom – paul.thom@ing.com

Pauline Liadi – Pauline.liaidi@ing.com

		Navigator Aurora: 7,955,373.78	Navigator Aurora: 7,617,542.88
		Navigator Atlas: 5,167,716.33	Navigator Atlas: 3,121,867.01
		Navigator Europa: 5,058,970.37	Navigator Europa: 3,326,446.29

Name	Address and fax number	Term Loan Ship Commitment ($)	Revolving Loan Ship Commitment ($)
	For loan administration/operational matters: execution.lending.ffm.team@ing.de	Navigator Oberon: 4,959,023.62	Navigator Oberon: 3,378,476.38
		Navigator Triton: 5,067,603.23	Navigator Triton: 3,533,438.44
		Total: 28,208,687.33	Total: 20,977,771.00
Skandinaviska Enskilda Banken AB (publ)

Address: Kungsträdgårdsgatan 8, 106

40 Stockholm, Sweden

Attention:

For credit matters:

Malcolm Stonehouse - malcolm.stonehouse@seb.co.uk

Copy to:

Ina Kuliese - ina.kuliese@seb.co.uk

For operational matters:

SEB Structured Loan Services - sls@seb.se

		Navigator Aurora: 7,955,373.79	Navigator Aurora: 7,617,542.88
		Navigator Atlas: 5,167,716.33	Navigator Atlas: 3,121,867.01
		Navigator Europa: 5,058,970.37	Navigator Europa: 3,326,446.29
		Navigator Oberon: 4,959,023.62	Navigator Oberon: 3,378,476.38
		Navigator Triton: 5,067,603.23	Navigator Triton: 3,533,438.44
		Total: 28,208,687.34	Total: 20,977,771.00
		Totals: 84,626,062.00	Totals: 62,933,313.00

The Hedging Providers

Name of Hedging Provider	Address and fax number
Crédit Agricole Corporate and Investment Bank

12 Place des États-Unis

CS 70052

92457 Montrouge Cedex

France

For credit matter (front office):

Address: Broadwalk House, 5 Appold Street, London EC2A 2DA, UK

Attention:

Daniel Quirk –daniel.quirk@ca-cib.com

Justin Lande –justin.lande@ca-cib.com

Lisette Holm - lisette.holm@ca-cib.com

For loan administration/operational matters:

Clementine Costil - clementine.costil@ca-cib.com

Rosine Serra-Joannides - rosine.serra-joannides@ca-cib.com

Damien Ferkoune - damien.ferkoune@ca-cib.com

Anja Rakotoarimanana - anja.rakotoarimanana@ca-cib.com

ING Bank N.V.

Address:

Foppingadreef 7

P.O. Box 1800

NL-1000 BV Amsterdam

The Netherlands

Attn: Operations/ Derivatives / TRC 00.13

Email: Trade. Processing. Derivatives.AMS@ING Bank.com

(for all purposes with the exception of Confirmations / notifications to specific branches)

Skandinaviska Enskilden Banken AB (publ)	Address : Kungsträdgårdsgatan 8 106 40 Stockholm Sweden For credit matters (financial reports, press releases, etc): Malcolm Stonehouse - malcolm.stonehouse@seb.co.uk Copy to:

Ina Kuliese - ina.kuliese@seb.co.uk For operational matters (drawdown requests, fees, etc.): SEB Structured Loan Services - sls@seb.se

The Agent

Name	Crédit Agricole Corporate and Investment Bank
Facility Office, address, fax number and attention details for notices and account details for payments

Address:   12 Place des États-Unis

       CS 70052

       92457 Montrouge Cedex

       France

Attention: Clémentine Costil / Rosine Serra-Joannides / Damien Ferkoune / Anja Rakotoarimanana

Clementine Costil - clementine.costil@ca-cib.com

Rosine Serra-Joannides - rosine.serra-joannides@ca-cib.com

Damien Ferkoune - damien.ferkoune@ca-cib.com

Anja Rakotoarimanana - anja.rakotoarimanana@ca-cib.com

Account details for payments:

Pay to:   JP Morgan Chase Bank New York

Swift No: CHASUS33

Account:   786419036

For Account of: Credit Agricole CIB

Swift No: BSUIFRPP

Account:   00.117.313.255

The Security Agent

Name	Crédit Agricole Corporate and Investment Bank
Facility Office, address, fax number and attention details for notices and account details for payments

Address:   12 Place des États-Unis

       CS 70052

       92457 Montrouge Cedex

       France

Attention: Clémentine Costil / Rosine Serra-Joannides / Damien Ferkoune / Anja Rakotoarimanana

Clementine Costil - clementine.costil@ca-cib.com

Rosine Serra-Joannides - rosine.serra-joannides@ca-cib.com

Damien Ferkoune - damien.ferkoune@ca-cib.com

Anja Rakotoarimanana - anja.rakotoarimanana@ca-cib.com

Account details for payments:

Pay to:   JP Morgan Chase Bank New York

Swift No: CHASUS33

Account:   786419036

For Account of: Credit Agricole CIB

Swift No: BSUIFRPP

Account:   00.117.313.255

The Bookrunner

Name	Crédit Agricole Corporate and Investment Bank
Facility Office, address, fax number and attention details for notices and account details for payments

Address:   12 Place des États-Unis

       CS 70052

       92457 Montrouge Cedex

       France

Attention: Clémentine Costil / Rosine Serra-Joannides / Damien Ferkoune / Anja Rakotoarimanana

Clementine Costil - clementine.costil@ca-cib.com

Rosine Serra-Joannides - rosine.serra-joannides@ca-cib.com

Damien Ferkoune - damien.ferkoune@ca-cib.com

Anja Rakotoarimanana - anja.rakotoarimanana@ca-cib.com

Account details for payments:

Pay to:   JP Morgan Chase Bank New York

Swift No: CHASUS33

Account:   786419036

For Account of: Credit Agricole CIB

Swift No: BSUIFRPP

Account:   00.117.313.255

The Sustainability Coordinator

Name	ING Bank N.V., London Branch
Facility Office, address, fax number and attention details for notices	Address: 8-10 Moorgate, London, EC2R 6DA Attention: London Agency Team Loans.Agency@uk.ing.com

Schedule 2

Ship information

Name	Navigator Aurora

Official Number	17409

Owner:	Navigator Aurora L.L.C.

Flag State:	Liberia

Classification:	100 A5 IW ERS BWM(D1) BWN(D2) NLS Liquefied Gas Carrier Type-2G MC AUT RI CM-PS

Classification Society:	DNV-GL

Major Casualty Amount	$2,000,000

Name	Navigator Atlas

Official Number	16396

Owner:	Navigator Atlas L.L.C.

Flag State:	Liberia

Classification:	100 A5 IW ERS BWM(D1) NLS Liquefied Gas Carrier Type-2G MC AUT RI CM-PS

Classification Society:	DNV-GL

Major Casualty Amount	$2,000,000

Name	Navigator Europa

Official Number	16397

Owner:	Navigator Europa L.L.C.

Flag State:	Liberia

Classification:	100 A5 IW ERS BWM(D1) NLS Liquefied Gas Carrier Type-2G MC AUT RI CM-PS

Classification Society:	DNV-GL

Major Casualty Amount	$2,000,000

Name	Navigator Oberon

Official Number	16398

Owner:	Navigator Oberon L.L.C.

Flag State:	Liberia

Classification:	100 A5 IW ERS BWM(D1) NLS Liquefied Gas Carrier Type-2G MC AUT RI CM-PS

Classification Society:	DNV-GL

Major Casualty Amount	$2,000,000

Name	Navigator Triton

Official Number	16399

Owner:	Navigator Triton L.L.C.

Flag State:	Liberia

Classification:	100 A5 IW ERS BWM(D1) NLS Liquefied Gas Carrier Type-2G MC AUT RI CM-PS

Classification Society:	DNV-GL

Major Casualty Amount	$2,000,000

Schedule 3

Conditions precedent

Part 1

Conditions precedent to the first Utilisation Request

1	Obligors’ corporate documents

(a)	A copy of the Constitutional Documents of each Obligor.

(b)

A copy of a resolution of the sole member of each Obligor (or in the case of the Ultimate Parent, the board of directors or any committee of such board empowered to approve and authorise the following matters):

(i)	approving the terms of, and the transactions contemplated by, the Finance Documents or any Charter (Relevant Documents) to which it is a party and resolving that it execute the Relevant Documents;

(ii)	authorising a specified person or persons to execute the Relevant Documents on its behalf; and

(iii)

authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices (including, if relevant, any Utilisation Request) to be signed and/or despatched by it under or in connection with the Relevant Documents to which it is a party.

(c)	If applicable, a copy of a resolution of the board of directors of the relevant company, establishing any committee referred to in paragraph (b) above and conferring authority on that committee.

(d)	If required, a copy of the passport of each person authorised by the resolution referred to in paragraph (b) above.

(e)

A certificate of the Ultimate Parent (signed by a director) confirming that borrowing or guaranteeing or securing, as appropriate, the Total Commitments would not cause any borrowing, guaranteeing or similar limit binding on any Obligor to be exceeded.

(f)	A copy of any power of attorney under which any person is to execute any of the Relevant Documents on behalf of any Obligor.

(g)

A certificate of an authorised signatory of the Ultimate Parent certifying that each copy document relating to it specified in this Part of this Schedule is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement and that any such resolutions or power of attorney have not been revoked.

(h)	For each Obligor, a certificate of goodstanding from the registrar of corporations in the jurisdiction of its incorporation or organisation.

2	Legal opinions

(a)

A legal opinion of Norton Rose Fulbright LLP, London addressed to the Agent on matters of English law, substantially in the form approved by the Agent (acting on the instructions of the Lenders) prior to signing this Agreement.

(b)

A legal opinion of the legal advisers to the Agent in each jurisdiction in which an Obligor is incorporated or, as the case may be, formed and/or which is or is to be the Flag State of a Mortgaged Ship, each substantially in the form approved by the Agent (acting on the instructions of the Lenders).

3	Other documents and evidence

(a)

Evidence that any process agent referred to in clause 47.2 (Service of process) or any equivalent provision of any other Finance Document entered into on or before the first Utilisation Date has accepted its appointment.

(b)

A copy of any other authorisation or other document, opinion or assurance which the Agent considers to be necessary or desirable (if it has notified the Borrowers accordingly) in connection with the entry into and performance of the transactions contemplated by any Finance Document or for the validity and enforceability of any Finance Document.

(c)	The Original Financial Statements.

(d)

Evidence that the fees, commissions, costs and expenses then due to any Finance Party from the Borrowers pursuant to clause 10.3(b) (Fees) and clause 16 (Costs and expenses) have been paid or will be paid by the first Utilisation Date.

4	“Know your customer” information

Such documentation and information as any Finance Party may reasonably request through the Agent to comply with “know your customer” or similar identification procedures under all laws and regulations applicable to that Finance Party.

5	Structure of the Borrowers

Evidence in form and substance satisfactory to the Agent of the Borrower’s ownership and financial structure.

6	Material Adverse Effect

Confirmation in a form and substance satisfactory to the Agent that:

(a)	since 30 June 2024 nothing has occurred in relation to any Obligor which had, or could reasonably be expected to have, a Material Adverse Effect; and

(b)	there is no litigation pending or threatened against any Obligor which has, or could reasonably be expected to have, a Material Adverse Effect.

7	No Conflict

Confirmation, in a form and substance satisfactory to the Agent that this Agreement and the transactions contemplated in connection with it do not and will not cause any conflict with, or any default under, any material agreement to which the Obligors are party to.

8	Consents and Approvals

(a)

A certificate from an officer of the Borrowers that no consents, authorisations, licences or approvals are necessary for the Borrowers to authorise or are required by the Borrowers in connection with the borrowing by the Borrowers of the Loans pursuant to this Agreement or the execution, delivery and performance of the Borrowers’ Security Documents; and

(b)

a certificate from an officer of each Obligor (other than the Borrowers) that no consents, authorisations, licences or approvals are necessary for such Obligor to guarantee and/or grant security for the borrowing by the Borrowers of the Commitment pursuant to this Agreement and execute, deliver and perform the Security Documents insofar as such Obligor is a party thereto.

Part 2

Existing Ship and security conditions precedent

1	Corporate documents

(a)

A certificate of an authorised signatory of the relevant Owner certifying that each copy document relating to it specified in Part 1 of this Schedule remains correct, complete and in full force and effect as at a date no earlier than a date approved for this purpose and that any resolutions or power of attorney referred to in Part 1 of this Schedule in relation to it have not been revoked or amended.

(b)

A certificate of an authorised signatory of each other Obligor which is party to any of the Security Documents required to be executed at or before the Utilisation certifying that each copy document relating to it specified in Part 1 of this Schedule remains correct, complete and in full force and effect as at a date no earlier than a date approved for this purpose and that any resolutions or power of attorney referred to in Part 1 of this Schedule in relation to it have not been revoked or amended.

(c)	For the Borrowers, a certificate of goodstanding from:

(i)

(if, at the time of Utilisation, the certificates provided pursuant to Schedule 3, Part 1 paragraph (h) are more than 14 days old) the registrar of corporations in the jurisdiction of its incorporation or organisation; and

(ii)

the Ministry of Foreign Affairs in the Republic of Liberia certifying the Borrower as a Liberian Foreign Maritime Entity or such equivalent certification (to extent available) from the appropriate government entity of the Flag State of the relevant Ship.

2	Existing Loan Agreement

Evidence that at the time of the relevant Utilisation, the existing indebtedness incurred pursuant to the Existing Loan Agreement by the Borrowers in respect of the purchase of the Ships will be repaid in full and the security granted in respect of the Ships will be discharged, release and/or reassigned (as applicable).

3	Accounts

(a)	Evidence that the Earnings Account has been opened and established.

(b)

Evidence that the Account Security in respect of the Earnings Account has been executed and delivered by the Account Holder in favour of the Security Agent and that any notice required to be given to the Account Bank under the Account Security has been given to it in each case (and without prejudice to (b) above) and acknowledged by it in the manner required by the Account Security.

4	Delivery and registration of each Existing Ship

(a)	Evidence that each Existing Ship:

(i)

is legally and beneficially owned by the relevant Owner and permanently registered in the name of the relevant Owner through the relevant Registry as a ship under the laws and flag of the relevant Flag State;

(ii)	is operationally seaworthy and in every way fit for service;

(iii)	is classed with the relevant Classification free of all requirements and recommendations of the relevant Classification Society;

(iv)	is insured in the manner required by the Finance Documents;

(v)	has been delivered, and accepted for service, under its Charter (if any);

(vi)	is free of any other charter commitment which would require approval under the Finance Documents; and

(vii)	is free from registered liens and encumbrances other than the relevant Mortgage.

5	Mortgage registration

Evidence that the Mortgage in respect of the relevant Existing Ship has been registered with first preferred status against the relevant Existing Ship through the relevant Registry under the laws and flag of the relevant Flag State.

6	Insurance

In relation to the relevant Existing Ship’s Insurances:

(a)	an opinion from insurance consultants appointed by the Agent on such Insurances in a form and substance satisfactory to the Agent;

(b)	evidence that such Insurances have been placed in accordance with clause 24 (Insurance); and

(c)	evidence that approved brokers, insurers and/or associations have issued or will issue letters of undertaking in favour of the Security Agent in an approved form in relation to the Insurances.

7	Survey report

A survey report in a form and substance satisfactory to the Agent on the seaworthiness and/or safe operation of the Ship, from approved surveyors or inspectors.

8	ISM and ISPS Code

Copies of:

(a)	the document of compliance issued in accordance with the ISM Code to the person who is the operator of the relevant Existing Ship for the purposes of that code;

(b)	the safety management certificate in respect of such Existing Ship issued in accordance with the ISM Code;

(c)	the international ship security certificate in respect of such Existing Ship issued under the ISPS Code; and

(d)	if so requested by the Agent, any other certificates issued under any applicable code required to be observed by such Existing Ship or in relation to its operation under any applicable law.

9	Charter

(a)	A copy, certified by an approved person to be a true and complete copy, of any Charter in relation to the relevant Existing Ship.

(b)

If a Charter Assignment is then required in relation to the relevant Existing Ship pursuant to the Finance Documents the Borrowers shall procure (using reasonable commercial efforts) such evidence as the Agent may require as to the due incorporation of the relevant Charterer and any other party to the Charter Documents (other than an Obligor).

10	Fees and expenses

Evidence that the fees, commissions, costs and expenses that are due from the Borrowers pursuant to clause 10.3(b) (Fees) and clause 16 (Costs and expenses) have been paid or will be paid by the relevant Utilisation Date.

11	Inventory of Hazardous Materials

An inventory of hazardous materials on each Existing Ship or equivalent document acceptable to the Agent, acting reasonably

12	Environmental matters

If it is intended that a Existing Ship is to trade to the United States, evidence of each Exiting Ship’s certificate of financial responsibility and vessel response plan required under United States law and evidence of their approval by the appropriate United States government entity and (if requested by the Agent) an environmental report in respect of the relevant Existing Ship from an approved person.

13	Management Agreement

Where any Managers (other than any internal Manager) have been approved for an Existing Ship in accordance with clause 22.3 (Manager), a copy, certified by an approved person to be a true and complete copy, of the agreement between the relevant Owner and the relevant Manager relating to the appointment of the Manager.

14	Value of Security

Two valuations (dated not more than 21 days before the Utilisation Date) of all the Existing Ships, one prepared by Fearnleys or Poten & Partners and one prepared by another Approved Valuer, made on the basis of, and in accordance with clause 25 (Minimum security value), in each case made at the cost and expense of the Borrowers showing the Borrowers are in compliance with clause 25.12.

15	Security

(a)

The Share Security in respect of the Borrowers (other than Navigator Aurora L.L.C) duly executed by the Parent together with all letters, transfers, certificates and other documents required to be delivered under the Share Security.

(b)	If relevant, the Subordination Agreement duly executed by the relevant Group Members.

(c)	The Mortgage and the General Assignment in respect of each Existing Ship.

(d)	Any Charter Assignment then required in respect of the relevant Existing Ship pursuant to the Finance Documents duly executed by the relevant Owner.

(e)	Manager’s Undertakings in respect of each Existing Ship duly executed by the relevant manager.

(f)	Duly executed notices of assignment and acknowledgements of those notices as required by any of the above Security Documents.

16	Legal Opinions

(a)

To the extent not previously provided pursuant to Schedule 3, Part 1, a legal opinion of Norton Rose Fulbright LLP, London addressed to the Agent on matters of English law, substantially in the form approved by the Agent (acting on the instructions of the Lenders) prior to signing this Agreement.

(b)

To the extent not previously provided pursuant to Schedule 3, Part 1, a legal opinion of the legal advisers to the Agent in each jurisdiction in which an Obligor is incorporated or formed and/or which is or is to be the Flag State of a Mortgaged Ship, each substantially in the form approved by the Agent (acting on the instructions of the Lenders).

Part 3

Navigator Aurora and security conditions precedent

1	Corporate documents

(a)

A certificate of an authorised signatory of the Borrowers certifying that each copy document relating to it specified in Part 1 of this Schedule remains correct, complete and in full force and effect as at a date no earlier than a date approved for this purpose and that any resolutions or power of attorney referred to in Part 1 of this Schedule in relation to it have not been revoked or amended.

(b)	For Navigator Aurora L.L.C., a certificate of goodstanding from:

(i)

(if, at the time of Utilisation, the certificates provided pursuant to Schedule 3, Part 1 paragraph (h) are more than 14 days old) the registrar of corporations in the jurisdiction of its incorporation or organisation; and

(ii)

the Ministry of Foreign Affairs in the Republic of Liberia certifying the Borrower as a Liberian Foreign Maritime Entity or such equivalent certification (to extent available) from the appropriate government entity of the Flag State of the relevant Ship.

2	Delivery and registration of the Ship Navigator Aurora

(a)	Evidence that the Ship Navigator Aurora:

(i)

is legally and beneficially owned by Navigator Aurora L.L.C. and permanently registered in the name of Navigator Aurora L.L.C. through the relevant Registry as a ship under the laws and flag of the relevant Flag State;

(ii)	is operationally seaworthy and in every way fit for service;

(iii)	is classed with the relevant Classification free of all requirements and recommendations of the relevant Classification Society;

(iv)	is insured in the manner required by the Finance Documents;

(v)	has been delivered, and accepted for service, under its Charter (if any);

(vi)	is free of any other charter commitment which would require approval under the Finance Documents; and

(vii)	is free from registered liens and encumbrances other than the relevant Mortgage.

3	Existing Navigator Aurora Debt

Evidence that at the time of the relevant Utilisation, the Existing Navigator Aurora Debt will be repaid in full and the security granted in respect of the Ship Navigator Aurora to secure the Existing Navigator Aurora Debt will be discharged, released and/or reassigned (as applicable).

4	Mortgage registration

(a)

Evidence that the Mortgage in respect of the Ship Navigator Aurora has been registered with first preferred status against the Ship Navigator Aurora through the relevant Registry under the laws and flag of the relevant Flag State.

(b)

If applicable and in accordance with the requirements of clause 29.9(d) (Hedging Master Agreements and Hedging Contract Security), evidence that an amendment to each Mortgage in respect of the Existing Ships has been executed and registered against each Existing Ship through the relevant Registry under the laws and flag of the relevant Flag State to ensure that the Mortgages secure the liabilities owed to the Hedging Providers under all the Hedging Transactions.

5	Share Security

The Share Security in respect of Navigator Aurora L.L.C. duly executed by the Parent together with all letters, transfers, certificates and other documents required to be delivered under the Share Security

6	Inventory of Hazardous Materials

An inventory of hazardous materials on the Ship Navigator Aurora or equivalent document acceptable to the Agent, acting reasonably.

7	Insurance

In relation to the Ship Navigator Aurora’s Insurances:

(a)	an opinion from insurance consultants appointed by the Agent on such Insurances in a form and substance satisfactory to the Agent;

(b)	evidence that such Insurances have been placed in accordance with clause 24 (Insurance); and

(c)	evidence that approved brokers, insurers and/or associations have issued or will issue letters of undertaking in favour of the Security Agent in an approved form in relation to the Insurances.

8	Survey report

A survey report in a form and substance satisfactory to the Agent on the seaworthiness and/or safe operation of the Ship Navigator Aurora, from approved surveyors or inspectors.

9	ISM and ISPS Code

Copies of:

(a)	the document of compliance issued in accordance with the ISM Code to the person who is the operator of the Ship Navigator Aurora for the purposes of that code;

(b)	the safety management certificate in respect of the Ship Navigator Aurora issued in accordance with the ISM Code;

(c)	the international ship security certificate in respect of the Ship Navigator Aurora issued under the ISPS Code; and

(d)	if so requested by the Agent, any other certificates issued under any applicable code required to be observed by the Ship Navigator Aurora or in relation to its operation under any applicable law.

10	Charter

(a)	A copy, certified by an approved person to be a true and complete copy, of any Charter in relation to the Ship Navigator Aurora.

(b)

If a Charter Assignment is then required in relation to the Ship Navigator Aurora pursuant to the Finance Documents the Borrowers shall procure (using reasonable commercial efforts) such evidence as the Agent may require as to the due incorporation of the relevant Charterer and any other party to the Charter Documents (other than an Obligor).

11	Fees and expenses

Evidence that the fees, commissions, costs and expenses that are due from the Borrowers pursuant to clause 10.3(b) (Fees) and clause 16 (Costs and expenses) have been paid or will be paid by the relevant Utilisation Date.

12	Environmental matters

If it is intended that the Ship Navigator Aurora is to trade to the United States, evidence of the Ship Navigator Aurora’s certificate of financial responsibility and vessel response plan required under United States law and evidence of their approval by the appropriate United States government entity and (if requested by the Agent) an environmental report in respect of the Navigator Aurora from an approved person.

13	Management Agreement

Where any Managers (other than any internal Manager) have been approved for the Ship Navigator Aurora in accordance with clause 22.3 (Manager), a copy, certified by an approved person to be a true and complete copy, of the agreement between Navigator Aurora L.L.C. and the relevant Manager relating to the appointment of the Manager.

14	Value of Security

Two valuations (dated not more than 21 days before the Utilisation Date) of the Ship Navigator Aurora, one prepared by Fearnleys or Poten & Partners and one prepared by another Approved Valuer, made on the basis of, and in accordance with clause 25 (Minimum security value), in each case made at the cost and expense of the Borrowers showing the Borrowers are in compliance with clause 25.12.

15	Security

(a)	The Mortgage and the General Assignment in respect of the Ship Navigator Aurora.

(b)	If applicable, Mortgage amendments in respect of the Existing Ships.

(c)	Any Charter Assignment then required in respect of the Ship Navigator Aurora pursuant to the Finance Documents duly executed by Navigator Aurora L.L.C.

(d)	Manager’s Undertakings in respect of the Ship Navigator Aurora duly executed by the relevant manager.

(e)	Duly executed notices of assignment and acknowledgements of those notices as required by any of the above Security Documents.

16	Hedging Master Agreement and Hedging Contract Security

If applicable, evidence that:

(a)	the Hedging Master Agreement has been executed by the Borrowers and each Hedging Provider;

(b)	the Borrowers have executed the Hedging Contract Security; and

(c)	any notice required to be given to a Hedging Provider under the Hedging Contract Security has been given to it and acknowledged by it in the manner required by the Hedging Contract Security.

17	Legal Opinions

(a)

To the extent not previously provided pursuant to Schedule 3, Part 1, a legal opinion of Norton Rose Fulbright LLP, London addressed to the Agent on matters of English law, substantially in the form approved by the Agent (acting on the instructions of the Lenders) prior to signing this Agreement.

(b)

To the extent not previously provided pursuant to Schedule 3, Part 1, a legal opinion of the legal advisers to the Agent in each jurisdiction in which an Obligor is incorporated or formed and/or which is or is to be the Flag State of a Mortgaged Ship, each substantially in the form approved by the Agent (acting on the instructions of the Lenders).

Schedule 4

Utilisation Request

From:	[Borrowers]

To:	[name of Agent] as Agent (for and on behalf of the Finance Parties)

Dated:	[●]

Dear Sirs

$[147,559,375]

Facilities Agreement dated [●] 2024 (the Agreement)

1

We refer to the Agreement. This is the Utilisation Request. Terms defined in the Agreement have the same meaning in this Utilisation Request unless given a different meaning in this Utilisation Request.

2	We wish to borrow a [Term]/[Revolving] Loan on the following terms:

Proposed Utilisation Date:	[●] (or, if that is not a Business Day, the next Business Day)

Amount:	$ [●]

Relevant Ship(s):	[●]

3	We confirm that each condition specified in clause 4.4 (Further conditions precedent) is satisfied on the date of this Utilisation Request.

4

The purpose of this Loan is to [refinance the amounts outstanding as at [●2024 under the Existing Loan Agreement in relation to the Ships Navigator Atlas, Navigator Europa, Navigator Oberon and Navigator Triton], [refinance the Ship Navigator Aurora] and for general corporate and working capital purposes and should be credited to [●] [specify account].

5	This Utilisation Request is irrevocable.

6	All of the representations and warranties set out in clause 18 (Representations) are correct at the date of this Utilisation Request.

Yours faithfully

authorised signatory for

[BORROWERS]

Schedule 5

Form of Transfer Certificate

To:	[●] as Agent (for and on behalf of the Finance Parties)

From:

[single Existing Lender: [The Existing Lender] (the Existing Lender)] [multiple Existing Lenders: [Existing Lender] [and/,] [Existing Lender] [and [Existing Lender]] (together, the Existing Lenders)] and [The New Lender] (the New Lender)

Dated:

$[147,559,375]Facilities Agreement dated [●] 2024 (the Agreement)

1

We refer to the Agreement. This is a Transfer Certificate. Terms defined in the Agreement have the same meaning in this Transfer Certificate unless given a different meaning in this Transfer Certificate.

2	We refer to clause 32.6 (Procedure for transfer):

(a)

[multiple Existing Lenders: Each of the] [single Existing Lender: The] Existing Lender[multiple Existing Lenders: s] and the New Lender agree to the Existing Lender[multiple Existing Lenders: s] assigning to the New Lender all or part of the Existing [single Existing Lender: Lender’s] [multiple Existing Lenders: Lenders’ respective] Commitment rights and assuming the Existing [single Existing Lender: Lender’s] [multiple Existing Lenders: Lenders’ respective] obligations referred to in the Schedule in accordance with clause 32.6 (Procedure for transfer) and [multiple Existing Lenders: each of the] [single Existing Lender: the] Existing Lender[multiple Existing Lenders: s] assigns and agrees to assign such rights to the New Lender with effect from the Transfer Date.

(b)	The proposed Transfer Date is [●].

(c)	The Facility Office and address, fax number and attention details for notices of the New Lender for the purposes of clause 39.2 (Addresses) are set out in the Schedule.

3

The New Lender expressly acknowledges the limitations on [multiple Existing Lenders: each of] the Existing [single Existing Lender: Lender’s] [multiple Existing Lenders: Lenders’ respective] obligations set out in clause 32.5(c).

4	This Transfer Certificate may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Transfer Certificate.

5	This Transfer Certificate and any non-contractual obligations connected with it are governed by English law.

The Schedule

Commitment/rights to be assigned and obligations to be assumed

[insert relevant details for each Existing Lender, in particular (having regard to clause 32.2(c))]

Facility Office address, fax number

and attention details for notices and account details for payments

[insert relevant details]

[Existing Lender]	[[Existing Lender]	[[Existing Lender]	[New Lender]

By:	By:]	By:]	By:

This Transfer Certificate is accepted by the Agent and the Transfer Date is confirmed to be as stated above.

[Agent]

By:

Schedule 6

Form of Compliance Certificate

To:	[●] as Agent (for and on behalf of the Finance Parties)

From:	Navigator Holdings Ltd.

Dated:	[●]

Dear Sirs

$[147,559,375] Facilities Agreement dated [●] 2024 (the Agreement)

1

[I/We] refer to the Agreement. This is a Compliance Certificate. Terms defined in the Agreement have the same meaning when used in this Compliance Certificate unless given a different meaning in this Compliance Certificate.

2	[I/We] confirm that with respect to the latest financial quarter of the Group ending on [●]:

(a)	the Cash Threshold was [●]

(b)	Cash and Cash Equivalents were $[●] and was at all times equal to or greater than the Cash Threshold; and

(c)	the ratio of Total Stockholders’ Equity to Total Assets was [●] which is not less than 30%.

3

[I/We] confirm that Security Value (calculated pursuant to valuations dated [●] and such date not being older than 30 days from the date of this Compliance Certificate) is $[●] which is higher than the Minimum Value of $ [●].]

4	[I/We confirm that no Default is continuing.] [If this statement cannot be made, the certificate should identify any Default that is continuing and the steps, if any, being taken to remedy it.]

5	All the representations and warranties set out in clause 18 (Representations) are correct at the date of this Certificate.

Signed by:

[Chief Financial Officer][Director][Officer] of Navigator Holdings Ltd.

Schedule 7

Form of Increase Confirmation

To:	[name of Agent] as Agent (for and on behalf of the Finance Parties)

and

Navigator Gas L.L.C.

From:	[the Increase Lender] (the Increase Lender)

Dated:	[●]

$[147,559,375]

Facilities Agreement dated [●] 2024 (the Agreement)

1

We refer to the Agreement. This is an Increase Confirmation. Terms defined in the Agreement have the same meaning in this Increase Confirmation unless given a different meaning in this Increase Confirmation.

2	We refer to clause 2.3 (Increase).

3

The Increase Lender agrees to assume and will assume all of the obligations corresponding to the Commitment specified in the Schedule (the Relevant Commitment) as if it was an Original Lender under the Agreement.

4	The proposed date on which the increase in relation to the Increase Lender and the Relevant Commitment is to take effect (the Increase Date) is [●].

5	On the Increase Date, the Increase Lender becomes party to the Finance Documents as a Lender.

6	The Facility Office and address, fax number and attention details for notices to the Increase Lender for the purposes of clause 39.2 (Addresses) are set out in the Schedule.

7	The Increase Lender expressly acknowledges the limitations on the Lenders’ obligations referred to in clause 2.3(g).

8	This Increase Confirmation may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Increase Confirmation.

9	This Increase Confirmation and any non-contractual obligations arising out of or in connection with it are governed by English law.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

The Schedule

Relevant Commitment/rights and obligations to be assumed by the Increase Lender

[insert relevant details]

[Facility office address, fax number and attention details for notices and account details for payments]

[Increase Lender]

By:

This Increase Confirmation is accepted as an Increase Confirmation for the purposes of the Agreement by the Agent and the Increase Date is confirmed as [●].

Agent (on behalf of itself and the other Finance Parties)

By:

Navigator Gas L.L.C.

By:

Navigator Holdings Ltd.

By:

Schedule 8

Repayment schedule

	Navigator Atlas - 21,000 cbm LPG carriers				Navigator Europa - 21,000 cbm LPG carriers				Navigator Oberon - 21,000 cbm LPG carriers				Navigator Triton -21,000 cbm LPG carriers				Navigator Aurora - 37,300 cbm LPG carrier				TOTAL
	Repaym.	Term Loan	RCF	Total Loan	Repaym.	Term Loan	RCF	Total Loan	Repaym.	Term Loan	RCF	Total Loan	Repaym.	Term Loan	RCF	Total Loan	Repaym.	Term Loan	RCF	Total Loan	FACILITY
0		15,503,149	9,365,601	24,868,750		15,176,911	9,979,339	25,156,250		14,877,071	10,135,429	25,012,500		15,202,810	10,600,315	25,803,125					100,840,625
1	645,965	14,857,184	9,365,601	24,222,785	632,371	14,544,540	9,979,339	24,523,879	619,878	14,257,193	10,135,429	24,392,622	633,450	14,569,359	10,600,315	25,169,675		23,866,121	22,852,629	46,718,750	145,027,711
2	645,965	14,211,220	9,365,601	23,576,821	632,371	13,912,169	9,979,339	23,891,507	619,878	13,637,315	10,135,429	23,772,744	633,450	13,935,909	10,600,315	24,536,224	994,422	22,871,700	22,852,629	45,724,328	141,501,625
3	645,965	13,565,255	9,365,601	22,930,856	632,371	13,279,797	9,979,339	23,259,136	619,878	13,017,437	10,135,429	23,152,866	633,450	13,302,459	10,600,315	23,902,774	994,422	21,877,278	22,852,629	44,729,907	137,975,539
4	645,965	12,919,291	9,365,601	22,284,892	632,371	12,647,426	9,979,339	22,626,765	619,878	12,397,559	10,135,429	22,532,988	633,450	12,669,008	10,600,315	23,269,323	994,422	20,882,856	22,852,629	43,735,485	134,449,453
5	645,965	12,273,326	9,365,601	21,638,927	632,371	12,015,055	9,979,339	21,994,394	619,878	11,777,681	10,135,429	21,913,110	633,450	12,035,558	10,600,315	22,635,873	994,422	19,888,435	22,852,629	42,741,063	130,923,367
6	645,965	11,627,362	9,365,601	20,992,963	632,371	11,382,683	9,979,339	21,362,022	619,878	11,157,803	10,135,429	21,293,232	633,450	11,402,107	10,600,315	22,002,423	994,422	18,894,013	22,852,629	41,746,641	127,397,281
7	645,965	10,981,397	9,365,601	20,346,998	632,371	10,750,312	9,979,339	20,729,651	619,878	10,537,925	10,135,429	20,673,354	633,450	10,768,657	10,600,315	21,368,972	994,422	17,899,591	22,852,629	40,752,220	123,871,195
8	645,965	10,335,433	9,365,601	19,701,034	632,371	10,117,941	9,979,339	20,097,280	619,878	9,918,047	10,135,429	20,053,476	633,450	10,135,206	10,600,315	20,735,522	994,422	16,905,169	22,852,629	39,757,798	120,345,109
9	645,965	9,689,468	9,365,601	19,055,069	632,371	9,485,569	9,979,339	19,464,908	619,878	9,298,169	10,135,429	19,433,598	633,450	9,501,756	10,600,315	20,102,071	994,422	15,910,748	22,852,629	38,763,376	116,819,023
10	645,965	9,043,504	9,365,601	18,409,105	632,371	8,853,198	9,979,339	18,832,537	619,878	8,678,291	10,135,429	18,813,720	633,450	8,868,306	10,600,315	19,468,621	994,422	14,916,326	22,852,629	37,768,954	113,292,937
11	645,965	8,397,539	9,365,601	17,763,140	632,371	8,220,827	9,979,339	18,200,166	619,878	8,058,413	10,135,429	18,193,843	633,450	8,234,855	10,600,315	18,835,171	994,422	13,921,904	22,852,629	36,774,533	109,766,852
12	645,965	7,751,575	9,365,601	17,117,175	632,371	7,588,456	9,979,339	17,567,794	619,878	7,438,535	10,135,429	17,573,965	633,450	7,601,405	10,600,315	18,201,720	994,422	12,927,482	22,852,629	35,780,111	106,240,766
13	645,965	7,105,610	9,365,601	16,471,211	632,371	6,956,084	9,979,339	16,935,423	619,878	6,818,657	10,135,429	16,954,087	633,450	6,967,954	10,600,315	17,568,270	994,422	11,933,061	22,852,629	34,785,689	102,714,680
14	645,965	6,459,645	9,365,601	15,825,246	632,371	6,323,713	9,979,339	16,303,052	619,878	6,198,780	10,135,429	16,334,209	633,450	6,334,504	10,600,315	16,934,819	994,422	10,938,639	22,852,629	33,791,268	99,188,594
15	645,965	5,813,681	9,365,601	15,179,282	632,371	5,691,342	9,979,339	15,670,681	619,878	5,578,902	10,135,429	15,714,331	633,450	5,701,054	10,600,315	16,301,369	994,422	9,944,217	22,852,629	32,796,846	95,662,508
16	645,965	5,167,716	9,365,601	14,533,317	632,371	5,058,970	9,979,339	15,038,309	619,878	4,959,024	10,135,429	15,094,453	633,450	5,067,603	10,600,315	15,667,919	994,422	8,949,796	22,852,629	31,802,424	92,136,422
17	645,965	4,521,752	9,365,601	13,887,353	632,371	4,426,599	9,979,339	14,405,938	619,878	4,339,146	10,135,429	14,474,575	633,450	4,434,153	10,600,315	15,034,468	994,422	7,955,374	22,852,629	30,808,002	88,610,336
18	645,965	3,875,787	9,365,601	13,241,388	632,371	3,794,228	9,979,339	13,773,567	619,878	3,719,268	10,135,429	13,854,697	633,450	3,800,702	10,600,315	14,401,018	994,422	6,960,952	22,852,629	29,813,581	85,084,250
19	645,965	3,229,823	9,365,601	12,595,424	632,371	3,161,856	9,979,339	13,141,195	619,878	3,099,390	10,135,429	13,234,819	633,450	3,167,252	10,600,315	13,767,567	994,422	5,966,530	22,852,629	28,819,159	81,558,164
20	645,965	2,583,858	9,365,601	11,949,459	632,371	2,529,485	9,979,339	12,508,824	619,878	2,479,512	10,135,429	12,614,941	633,450	2,533,802	10,600,315	13,134,117	994,422	4,972,109	22,852,629	27,824,737	78,032,078
21	645,965	1,937,894	9,365,601	11,303,495	632,371	1,897,114	9,979,339	11,876,453	619,878	1,859,634	10,135,429	11,995,063	633,450	1,900,351	10,600,315	12,500,666	994,422	3,977,687	22,852,629	26,830,315	74,505,992
22	645,965	1,291,929	9,365,601	10,657,530	632,371	1,264,743	9,979,339	11,244,081	619,878	1,239,756	10,135,429	11,375,185	633,450	1,266,901	10,600,315	11,867,216	994,422	2,983,265	22,852,629	25,835,894	70,979,906
23	645,965	645,965	9,365,601	10,011,566	632,371	632,371	9,979,339	10,611,710	619,878	619,878	10,135,429	10,755,307	633,450	633,450	10,600,315	11,233,766	994,422	1,988,843	22,852,629	24,841,472	67,453,820
24	645,965	0	9,365,601	9,365,601	632,371	0	9,979,339	9,979,339	619,878	0	10,135,429	10,135,429	633,450	0	10,600,315	10,600,315	994,422	994,422	22,852,629	23,847,050	63,927,735

Schedule 9

Form of Sustainability Performance Certificate

To: [name of Agent] as Agent (for and on behalf of the Finance Parties) From: Navigator Gas L.L.C.

Date: [•]

Dear Sir or Madam

$[147,559,375]

Facilities Agreement dated [•] 2024 (the Agreement)

1.

We refer to the Agreement. This is a Sustainability Performance Certificate. Terms defined in the Agreement have the same meaning when used in this Sustainability Performance Certificate unless given a different meaning in this Sustainability Performance Certificate.

2.

We confirm that as at [insert relevant testing date] the Fleet Sustainability Score was [•], resulting in a Margin [reduction/increase] of [•]% per annum to [•] % per annum from the relevant Sustainability Effective Date until the next Sustainability Effective Date.

3.

Enclosed are supporting calculations including for each Fleet Vessel (a) the relevant ship fuel oil consumption data certificate as provided to the Recognised Organisation and (b) the relevant Statement of Compliance by a Recognised Organisation.

4.	We confirm that no Default is continuing.

Navigator Gas L.L.C.

By:

SIGNATURES

THE BORROWERS

SIGNED by for and on behalf of NAVIGATOR AURORA L.L.C. pursuant to a power of attorney dated	) ) ) ) )
Authorised signatory
SIGNED by for and on behalf of NAVIGATOR ATLAS L.L.C. pursuant to a power of attorney dated	) ) ) ) )
Authorised signatory
SIGNED by for and on behalf of NAVIGATOR EUROPA L.L.C. pursuant to a power of attorney dated	) ) ) ) )
Authorised signatory
SIGNED by for and on behalf of NAVIGATOR OBERON L.L.C. pursuant to a power of attorney dated	) ) ) ) )
Authorised signatory
SIGNED by for and on behalf of NAVIGATOR TRITON L.L.C. pursuant to a power of attorney dated	) ) ) ) )
Authorised signatory

THE GUARANTORS

SIGNED by for and on behalf of NAVIGATOR GAS L.L.C. pursuant to a power of attorney dated	) ) ) ) )
Authorised signatory

SIGNED by for and on behalf of NAVIGATOR HOLDINGS LTD. pursuant to a power of attorney dated	) ) ) ) )
Authorised signatory

THE MANDATED LEAD ARRANGERS

SIGNED by for and on behalf of CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK	) ) ) )	Jedidiah Xayaraj Attorney-in-fact /s/ Jedidiah Xayaraj

SIGNED by for and on behalf of ING BANK, A BRANCH OF ING-DIBA AG	) ) )	Jedidiah Xayaraj Attorney-in-fact /s/ Jedidiah Xayaraj

SIGNED by for and on behalf of SKANDINAVISKA ENSKILDA BANKEN AB (PUBL)	) ) )	Jedidiah Xayaraj Attorney-in-fact /s/ Jedidiah Xayaraj

THE BOOKRUNNER SIGNED by for and on behalf of CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK	) ) ) )	Jedidiah Xayaraj Attorney-in-fact /s/ Jedidiah Xayaraj

THE LENDERS SIGNED by for and on behalf of CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK	) ) ) )	Jedidiah Xayaraj Attorney-in-fact /s/ Jedidiah Xayaraj

SIGNED by for and on behalf of ING BANK, A BRANCH OF ING-DIBA AG	) ) )	Jedidiah Xayaraj Attorney-in-fact /s/ Jedidiah Xayaraj

SIGNED by for and on behalf of SKANDINAVISKA ENSKILDA BANKEN AB (PUBL)	) ) )	Jedidiah Xayaraj Attorney-in-fact /s/ Jedidiah Xayaraj

THE HEDGING PROVIDERS

SIGNED by for and on behalf of CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK	) ) ) )	Jedidiah Xayaraj Attorney-in-fact /s/ Jedidiah Xayaraj

SIGNED by for and on behalf of ING Bank N.V.	) ) )	Jedidiah Xayaraj Attorney-in-fact /s/ Jedidiah Xayaraj

SIGNED by for and on behalf of SKANDINAVISKA ENSKILDA BANKEN AB (PUBL)	) ) )	Jedidiah Xayaraj Attorney-in-fact /s/ Jedidiah Xayaraj

THE AGENT SIGNED by for and on behalf of CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK	) ) ) )	Jedidiah Xayaraj Attorney-in-fact /s/ Jedidiah Xayaraj

THE SECURITY AGENT SIGNED by for and on behalf of CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK	) ) ) )	Jedidiah Xayaraj Attorney-in-fact /s/ Jedidiah Xayaraj

THE SUSTAINABILITY COORDINATOR SIGNED by for and on behalf of ING BANK N.V., LONDON BRANCH	) ) )	Jedidiah Xayaraj Attorney-in-fact /s/ Jedidiah Xayaraj